   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 2003

                                                      Registration No. 333-45774
================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      (Post-Effective Amendment Number 3)

                                  Hunapu Inc.
                 (Name of small business issuer in its charter)

            Nevada                              6799                       88-0462762
  (State or jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)       Classification Code Number)       Identification No.)

      1700 West Horizon Ridge Parkway - Suite 202, Henderson, Nevada 89012
             Telephone: (702) 614-1750; Telecopier: (702) 614-1790
         (Address and telephone number of principal executive offices)

                    John C. Francis, Chief Executive Officer
                                  Hunapu Inc.
                  1700 West Horizon Ridge Parkway - Suite 202
                            Henderson, Nevada 89012
                           Telephone: (702) 614-1750
                           Telecopier: (702) 614-1790
           (Name, address and telephone number of agent for service)

                                   Copies to:
                            Elliot H. Lutzker, Esq.
                            Snow Becker Krauss P.C.
                                605 Third Avenue
                         New York, New York 10158-0125
                           Telephone: (212) 687-3860
                           Telecopier: (212) 949-7052

                             ----------------------

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

================================================================================

                                             February __, 2003


TO THE STOCKHOLDERS OF HUNAPU INC.
AND THE STOCKHOLDERS OF INFORMEDIX ACQUISITION CORP:

The boards of directors of Hunapu Inc. and InforMedix Acquisition Corp. have approved a Merger Agreement and Plan of Reorganization, dated as of February 7, 2003. The merger agreement contemplates the merger of InforMedix with and into Hunapu. Under the terms of the merger agreement, it is expected that the InforMedix stockholders at the effective time of the merger will receive an aggregate of approximately 14,902,400 shares of Hunapu Inc. common stock and the holders of certain Hunapu common stock and warrants will surrender such securities for cancellation. Accordingly, after giving effect to the merger, it is expected that InforMedix stockholders will own approximately 81.4% of Hunapu common stock.

The merger will not be completed unless Hunapu shareholders approve the agreement. The board of directors of Hunapu has called a special meeting of Hunapu stockholders to be held on _________, 2003 to vote on these matters. Hunapu stockholders that own shares of Hunapu common stock as of the close of business on the record date, which is ___________, 2003, may vote at the Hunapu special meeting or by proxy. InforMedix stockholders will vote on the merger agreement by written consent.

THE BOARDS OF DIRECTORS OF HUNAPU AND INFORMEDIX ARE FURNISHING THIS DOCUMENT TO YOU TO PROVIDE YOU WITH IMPORTANT INFORMATION ABOUT THE MERGER AGREEMENT, MERGER AND OTHER MATTERS. IN ADDITION TO FURNISHING THE INFORMEDIX STOCKHOLDERS WITH THIS IMPORTANT INFORMATION, THIS DOCUMENT ALSO CONSTITUTES NOTICE TO THE STOCKHOLDERS OF INFORMEDIX OF RIGHTS TO DISSENT IN ACCORDANCE WITH DELAWARE GENERAL CORPORATION LAW. Holders of InforMedix shares who are not in favor of the merger agreement and who wish to assert appraisal rights must comply with respect to the merger agreement, with the relevant procedures detailed under Delaware law. Hunapu stockholders are not entitled to appraisal rights under the Delaware General Corporation Law.

THE PROPOSED MERGER IS A COMPLEX TRANSACTION. HUNAPU AND INFORMEDIX STRONGLY URGE YOU TO READ AND CONSIDER THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 16.


     /s/ John Francis                       /s/ Dr. Bruce A. Kehr
     President and Chairman of the          Chairman and Chief Executive Officer
     Board of Hunapu Inc.                   of InforMedix Acquisition Corp.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION - February 11, 2003
                   PROXY STATEMENT/RECONFIRMATION PROSPECTUS
                                  Hunapu Inc.
                                 600,000 Units
                                 consisting of

2,400,000 Shares of Common Stock and 200,000 Class A Redeemable Common Stock Purchase Warrants

This prospectus also relates to the reconfirmation offering required by Rule 419 of Regulation C promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933.

The reconfirmation offering concerns the 600,000 units which we sold in our initial public offering which was completed in February 2002. Each of the IPO units, as adjusted, consists of four shares of our common stock and one-third (1/3) of a Class A Redeemable Common Stock Purchase Warrant. Each full Class A Warrant currently entitles its holder to purchase four shares of our common stock at an exercise price of $5.00 per warrant.

We entered into a Merger Agreement and Plan of Reorganization with InforMedix Acquisition Corp. in February 2003. Under the merger agreement, InforMedix is to merge with and into Hunapu, subject to specified conditions and terms set forth in the agreement. InforMedix Acquisition Corp.'s sole material asset is its 100% ownership interest in InforMedix, Inc. The consideration to be paid by us in acquiring InforMedix will consist of:

o our issuance of 14,677,400 shares of our common stock to the stockholders of InforMedix Acquisition Corp. in exchange for their shares of InforMedix common stock;

o our issuance of 225,000 shares of our common stock to the three holders of currently outstanding convertible notes of InforMedix in connection with the automatic conversion of such notes exclusive of accrued interest on such notes; and

o our issuance of warrants to purchase up to a maximum of 1,080,000 shares of our common stock to the holders of currently outstanding warrants to purchase InforMedix common stock.

It is expected that our stockholders at the effective time of our acquisition of InforMedix Acquisition Corp. will collectively own approximately 18.6% of our outstanding common stock immediately following the effective time of such acquisition, assuming that all of the investors in our IPO reconfirm their investment, and further assuming that an aggregate of $225,000 due under the convertible notes of InforMedix will be converted into our common stock as of the effective time of the acquisition. The investors in our IPO would own 13.1% of such post-acquisition outstanding common stock, based upon such assumptions and without giving effect to the warrants to purchase shares of our common stock that will be outstanding following completion of the merger.

This reconfirmation prospectus is being furnished to the investors in the IPO, so that they may consider whether or not to reconfirm their investment as a result of our entering into the merger agreement. The proceeds from our IPO have been placed into escrow and may only be released to us if investors who purchased at least 80% of the IPO units reconfirm their investment in their respective IPO units. This reconfirmation prospectus also will serve as a proxy statement to all of our shareholders in connection with our Board of Directors' solicitation of proxies for use at the special meeting of our stockholders where our shareholders will consider and act on the merger agreement and the other matters set forth in the accompanying notice of Special Meeting.

Prior to the IPO, and as of the date of this reconfirmation offering, there has been no public market for our units, our common stock, nor the Class A Warrants, and we cannot assure you that an active trading market will exist after the proposed acquisition is completed or otherwise.


The reconfirmation offering involves a high degree of risk and an immediate substantial dilution in your investment. Only those persons who can afford the loss of their entire investment should reconfirm their investment in the units purchased in the IPO. See "Risk Factors" commencing on page 16.


Throughout this prospectus, the terms "we," "our" and "our company" refers to Hunapu Inc. and, unless the context indicates otherwise, InforMedix Acquisition Corp. and InforMedix, Inc. on a consolidated basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is ________ __, 2003

                               TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS.........................................................................i

RECONFIRMATION PROSPECTUS SUMMARY.................................................................................10
         Our Company..............................................................................................10
         Corporate Information....................................................................................10
         Our Initial Public Offering and Rule 419.................................................................10
         Our Proposed Acquisition.................................................................................10
         The Reconfirmation Offering..............................................................................11
         InforMedix Acquisition Corp..............................................................................11
         InforMedix, Inc..........................................................................................11
         Outstanding Securities...................................................................................11
         Execution of the Merger Agreement........................................................................12
         Accounting Treatment.....................................................................................13
         Certain Income Tax Consequences..........................................................................13
         Selected Financial Information...........................................................................13

RISK FACTORS......................................................................................................16
         Risks Relating to Our Financial Condition Following the Acquisition......................................16
         Risks Relating to the Proposed Acquisition...............................................................17
         Risks Involving Our Securities...........................................................................19

FORWARD-LOOKING STATEMENTS........................................................................................20

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER SEC RULE 419.........................................................21

RECONFIRMATION LETTER.............................................................................................22

DILUTION AND OTHER COMPARATIVE PER SHARE DATA.....................................................................22

DIVIDEND POLICY...................................................................................................24

CAPITALIZATION....................................................................................................24

USE OF PROCEEDS...................................................................................................25

THE MERGER AGREEMENT..............................................................................................26

THE HUNAPU SPECIAL MEETING........................................................................................29

PROPOSAL 1 APPROVAL OF INFORMEDIX MERGER AGREEMENT................................................................30

PROPOSAL 2 ADOPTION OF HUNAPU INC 2003 STOCK INCENTIVE PLAN.......................................................37

INFORMEDIX SOLICITATION OF WRITTEN CONSENTS ......................................................................44

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                                                                                                               Page
                                                                                                               ----
APPRAISAL RIGHTS.................................................................................................45

BUSINESS OF INFORMEDIX...........................................................................................49
         Company Overview........................................................................................49
         Product Overview........................................................................................49
         Product Value Propositions..............................................................................50
         The Four Phases of Clinical Drug Trials.................................................................53
         Marketing and Sales Strategy............................................................................54
         Competition.............................................................................................55
         Government Regulation...................................................................................56
         Environmental Matters...................................................................................57
         Risk Factors Affecting InforMedix's Business Operations.................................................57
         Risks Relating to our Acquisition Strategy..............................................................58
         Legal Proceedings.......................................................................................62
         Seasonality.............................................................................................62
         Employees...............................................................................................62
         Properties..............................................................................................62
         InforMedix Management's Discussion and Analysis of Financial Condition and Results of Operations........62


HUNAPU MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND PLAN OF OPERATION..............................................................71

MANAGEMENT.......................................................................................................72
         Executive Officers and Directors........................................................................72
         Other Blank Check Offerings.............................................................................76
         Executive Compensation..................................................................................76
         Certain Relationships and Related Transactions..........................................................77
         Limitation on Liability and Indemnification Matters.....................................................79
         Conflict of Interest Policy.............................................................................80

PRINCIPAL STOCKHOLDERS...........................................................................................81

DESCRIPTION OF SECURITIES........................................................................................83
         General.................................................................................................83
         Units...................................................................................................83
         Common Stock............................................................................................83
         Class A Redeemable Warrants.............................................................................83
         State Blue Sky Information..............................................................................84
         Transfer and Warrant Agent..............................................................................85

PLAN OF DISTRIBUTION.............................................................................................85

CERTAIN MARKET INFORMATION.......................................................................................86

SHARES ELIGIBLE FOR FUTURE SALE..................................................................................86

                                                                                                               Page
                                                                                                               ----
ADDITIONAL INFORMATION...........................................................................................87

LEGAL MATTERS....................................................................................................88

EXPERTS..........................................................................................................88

OTHER BUSINESS...................................................................................................88

INDEX TO FINANCIAL STATEMENTS....................................................................................90

APPENDIX A: MERGER AGREEMENT AND PLAN OF REORGANIZATION.........................................................A-1

APPENDIX B: STOCK INCENTIVE PLAN................................................................................B-1


                             ----------------------

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is intended to offer no securities other than the common stock and the warrants constituting the units and the common stock underlying the warrants. This prospectus may be used only where it is legal to offer and sell these securities. The information in this prospectus may be accurate on the date of this document only.

                             ----------------------

                                  HUNAPU INC.
                   1700 West Horizon Ridge Parkway, Ste. 202
                              Henderson, NV 89012
                                 (702) 614-1750

                   Notice of Special Meeting of Stockholders
                                   to be held
                                __________, 2003

To the Stockholders of Hunapu Inc.:

         NOTICE is hereby given that a Special Meeting of the Stockholders (the "Special Meeting") of Hunapu Inc. ("Hunapu"),will be held at our attorneys' offices, Snow Becker Krauss P.C., located at 605 Third Avenue, New York, N.Y. at 10:00 a.m., local time, on _____________, 2003, to consider and act upon the following matters:


         (1) To approve the Merger Agreement and Plan of Reorganization, dated as of February 7, 2003 (the "Merger Agreement"), by and between Hunapu and InforMedix Acquisition Corp., a Delaware corporation, pursuant to which InforMedix will merge with and into Hunapu, which shall be the surviving corporation and will change its name to InforMedix Holdings, Inc. A copy of the Merger Agreement is attached to the accompanying Proxy Statement/Reconfirmation Prospectus as Appendix A.


         (2) To approve and adopt the Hunapu Inc. 2003 Stock Incentive Plan, a copy of which is attached to the accompanying Proxy Statement/ Reconfirmation Prospectus as Appendix B.

         (3) To transact such other business as may properly come before the special meeting or any adjournments thereof.

         The foregoing proposals are more fully disclosed in the accompanying Proxy Statement/Reconfirmation Prospectus. The Hunapu Board of Directors recommends that you vote in favor of the proposals listed above.

         Only stockholders at the close of business on _________, 2003, will be entitled to notice of, and to vote at, the special meeting or any adjournment thereof.


Dated:   Henderson, Nevada
         __________, 2003

                                        By order of the Board of Directors,
                                        Elliot H. Lutzker, Secretary

         Whether or not you expect to attend the special meeting in person, please complete, date and sign the accompanying proxy card and return it without delay in the enclosed postage prepaid envelope. Your proxy will not be used if you are present and prefer to vote in person or if you revoke the proxy.

                                  HUNAPU INC.

                        1700 WEST HORIZON RIDGE PARKWAY
                              HENDERSON, NV 89012

                                PROXY STATEMENT

                    For the Special Meeting of Shareholders
                  to be held on _________, ____________, 2003

         This Proxy Statement and the accompanying proxy are furnished to the shareholders of Hunapu Inc. in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting. The Special Meeting will be held on ________, _______________, 2003, beginning at 10:00 a.m. at Hunapu's attorneys' offices, located at Snow Becker Krauss P.C., 605 Third Avenue, 25th Floor, New York, NY 10158, and at any postponements or adjournments of the Special Meeting. The reconfirmation prospectus of Hunapu, the Notice of Special Meeting, this Proxy Statement and the enclosed proxy we expect to be mailed to the shareholders beginning on or about ___________, 2003. The enclosed proxy is being solicited by the Board of Directors of Hunapu.

         Hunapu is paying all costs of preparing, assembling and mailing this Proxy Statement. Hunapu has made arrangements to forward copies of proxy materials to brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy soliciting material to the beneficial owners of the common stock of Hunapu at Hunapu's expense. In addition to the solicitation of proxies by mail, some of the officers, directors and regular employees of Hunapu may without additional compensation solicit proxies by telephone or personal interview. Hunapu will bear the costs of these solicitations.

Voting and Revocability of Proxies

         Shareholders are encouraged to complete the enclosed proxy and return it to Hunapu as soon as possible. Any person who completes the enclosed proxy may revoke it at any time prior to its exercise by delivering to the Secretary of Hunapu either a signed statement revoking the proxy or a properly executed proxy bearing a later date. A shareholder may also revoke a proxy by attending the Special Meeting and voting his or her shares personally. Proxies that have been properly dated, signed and returned will be voted in accordance with the instructions given by the shareholder. If a proxy is signed and returned but no voting instructions are given, each valid proxy will be voted For the adoption of the merger agreement and For the approval of the adoption of the Hunapu Inc. 2003 Stock Incentive Plan. Should any other business properly come before the Special Meeting, the person or persons named as the proxy shall be allowed to vote on such matter as that person or those persons determine in his, her or their sole discretion.

         Abstentions will be counted as shares present or represented and entitled to vote for the purposes of determining whether a quorum exists at the Special Meeting.

         Shareholders of record as of the close of business on ____________, 2003 are entitled to notice of the Special Meeting and to vote in person or by proxy. The Common Stock of Hunapu (the "Common Stock") is the only class of outstanding securities entitled to vote at the Special Meeting. As of the close of business on _____________, 2003, there were 14,500,000 shares of common stock outstanding and entitled to vote. The presence of a majority of the outstanding shares of common stock, either in person or by proxy, will constitute a quorum at the Special Meeting.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.       WHEN IS IT EXPECTED THAT THE MERGER WILL BE COMPLETED?

A: Hunapu and InforMedix are working toward completing the merger as quickly as possible, and hope to complete the merger immediately following the Hunapu Special Meeting to be held on _________________, 2003. In order to complete the merger, the shareholders of both Hunapu and InforMedix must approve the merger. Following approval by the Hunapu and InforMedix shareholders, the merger will be complete when all of the other conditions to completion of the merger are satisfied or waived. The merger will become effective when the certificate of merger is filed with the Secretary of State of Nevada.

Q.       AS AN INFORMEDIX SHAREHOLDER, WHAT WILL I RECEIVE IN THE MERGER?

A: Based on the number of securities of InforMedix that are expected to be outstanding at the closing of the merger, you will receive one share of Hunapu common stock for each share of InforMedix stock that you own.

Q.       WHAT WILL HAPPEN TO INFORMEDIX'S OUTSTANDING WARRANTS?

A: In accordance with the terms of the merger agreement, each warrant outstanding as of the date of the completion of the merger will be assumed by Hunapu, which is changing its name to InforMedix Holdings, Inc., upon shareholder approval, and automatically will become warrants to purchase shares of InforMedix Holdings, Inc. common stock on the same terms and conditions as the currently outstanding InforMedix warrants.

Q. AS A HUNAPU SHAREHOLDER, WILL I RECEIVE ADDITIONAL SHARES OF HUNAPU COMMON STOCK IN THE MERGER?

A: No, you will continue to hold the same number of shares of Hunapu common stock after the merger. Shares of Hunapu common stock will be issued only to InforMedix shareholders in the merger. The merger will result in Hunapu shareholders holding a smaller percentage of the combined company's stock than the percentage of Hunapu stock they currently hold. Assuming 100% of the investors in Hunapu's IPO reconfirm their investment, after the merger, it is expected that pre-merger Hunapu shareholders will own approximately 18.6% of the outstanding shares of Hunapu common stock on a fully diluted basis.

Q. HAS SOMEONE DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF THE HUNAPU AND INFORMEDIX SHAREHOLDERS?

A: Yes, the boards of directors of Hunapu and InforMedix have determined that the merger is in the best interests of their respective shareholders. The board of directors of each of Hunapu and InforMedix has approved the merger and the merger agreement, and the board of directors of Hunapu has approved the issuance of Hunapu common stock in the merger.

Q.       WILL HUNAPU SHAREHOLDERS VOTE ON THE MERGER AGREEMENT?

A: Yes, Hunapu shareholders will vote on the merger agreement at Hunapu's special meeting of shareholders.

Q.       ARE INFORMEDIX SHAREHOLDERS ENTITLED TO APPROVE THE MERGER AGREEMENT?

A: Yes, InforMedix shareholders will have the opportunity to approve the merger agreement by written consent. The merger agreement requires the approval of a majority of the issued and outstanding shares of InforMedix's common stock.

Q.       WHAT DO HUNAPU SHAREHOLDERS NEED TO DO NOW?

A: Hunapu shareholders should promptly mail their signed proxy card in the enclosed postage-paid envelope so that their shares will be represented at the Hunapu special meeting.

Q. CAN HUNAPU SHAREHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE DELIVERED THEIR PROXIES?

A: Yes, Hunapu shareholders can change their votes by delivering a written notice of revocation with Hunapu's secretary, sending in later-dated signed proxy cards to Hunapu's secretary, or attending the Hunapu special meeting and voting in person.

Q. CAN INFORMEDIX SHAREHOLDERS CHANGE THEIR VOTES AFTER THEY HAVE MAILED IN THEIR WRITTEN CONSENTS?

A: An InforMedix shareholder can only revoke or change an action by written consent prior to the time that InforMedix has received the requisite number of consents to approve the merger agreement. This will be a short period of time, as InforMedix expects to receive sufficient consents to approve the merger agreement promptly.

Q.       SHOULD INFORMEDIX SHAREHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A: No. After the merger is complete, Hunapu will send InforMedix shareholders a letter of transmittal and written instructions for exchanging their stock certificates. InforMedix shareholders should not surrender their InforMedix stock certificates until after the merger and until they receive the letter of transmittal.

Q.       WHO CAN ANSWER QUESTIONS REGARDING THE MERGER?

A: If you would like additional copies of this proxy statement/reconfirmation prospectus, or if you have questions about the merger or the other matters discussed in this document, you should contact:

         For Hunapu:                                 For InforMedix:
         Hunapu Inc.                                 InforMedix Holdings, Inc.
         Suite 202                                   5880 Hubbard Drive
         1700 West Horizon Ridge Parkway             Rockville, Maryland 20852-4821
         Henderson, NV 89012                         Attn: Dr. Bruce Kehr, Chief Executive Officer
         Attn: John C. Francis, President

                       RECONFIRMATION PROSPECTUS SUMMARY

This is a summary of the information contained in this reconfirmation prospectus. You should carefully read the entire prospectus, including the "Risk Factors" section, to fully understand our company's proposed business operations, the reconfirmation offering being made under this prospectus and the risks associated with an investment in our securities.

Our Company

We were organized as a Nevada corporation on January 19, 2000 as a "blank check" company for the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, acquire one or more interests in business opportunities presented to us by persons or firms who or which desire to employ our funding in their businesses or to seek the perceived advantages of a publicly-held corporation.

Corporate Information

Our offices are currently located at 1700 West Horizon Ridge Parkway - Suite 202, Henderson, Nevada 89012. Our telephone number is (702) 614-1750.

Our Initial Public Offering and Rule 419

We completed our initial public offering in February 2002. We sold a total of 600,000 units in our IPO, at a price of $0.03 per unit. Each unit sold in the IPO, as adjusted, consists of four shares of our common stock and one-third (1/3) of one Class A Redeemable Common Stock Purchase Warrant. Each full Class A Warrant entitles its holder to purchase four shares of our common stock. All of the IPO units were sold for our benefit and there were no selling stockholders in the IPO.

All of the proceeds of the IPO, totaling $18,000, were placed into escrow in accordance with Rule 419 promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933. Rule 419 requires us, as a "blank check" company, to have the proceeds from our IPO held in escrow pending the earlier of the (a) expiration of an eighteen month period commencing on the date on which the registration statement for our IPO was originally declared effective or (b) reconfirmation by a sufficient number of investors in our IPO of their respective purchases in the IPO following receipt by these investors of a prospectus containing required information and disclosures concerning, among other matters, the results of the IPO and our proposed acquisition of one or more businesses or assets that will constitute our business and for which the fair value of the business(es) or net assets to be acquired represents at least 80% of the maximum proceeds to be received from the IPO, including any proceeds received upon exercise of the Class A Warrants included in the units sold in our IPO. The date of expiration of such eighteen month period is May 8, 2003. We filed a post-effective amendment on July 19, 2002, for a proposed acquisition of Critical Home Care, Incorporated. We withdrew that amendment on September 20, 2002, when we and Critical Home Care mutually terminated the proposed acquisition.

Our Proposed Acquisition

We entered into a Merger Agreement and Plan of Reorganization with InforMedix Acquisition Corp. in February 2003. Under the merger agreement, we have the right to acquire InforMedix, subject to specified conditions and terms set forth in the agreement. InforMedix Acquisition Corp.'s sole material asset is its 100% ownership interest in InforMedix, Inc. Our acquisition of InforMedix Acquisition

Corp. will be structured as a merger of InforMedix with and into Hunapu. The consideration to be paid by us in acquiring InforMedix will consist of our issuance of approximately 14,902,400 shares of our common stock, exclusive of up to 1,080,000 shares issuable upon exercise of warrants to be issued to the warrant holders of InforMedix, and exclusive of 11,090,000 shares which will be surrendered for cancellation by our chief executive officer as a condition to consummating the acquisition.


The Reconfirmation Offering

This prospectus is to serve as the means by which we are soliciting the investors in our IPO to reconfirm their respective purchases of units in the IPO. Rule 419 requires us to give each IPO purchaser no fewer than twenty and no greater than 45 business days from the effective date of the post-effective amendment, to which this reconfirmation prospectus forms a part, to notify us that the purchaser elects to remain an investor. The effective date of the post-effective amendment is the date of this reconfirmation prospectus and we have chosen to give each IPO purchaser the minimum 20 business days to reconfirm the purchaser's investment. Accordingly, we must receive by no later than _____________, 2003 written confirmations from investors who had purchased an aggregate of at least 80% of the total number of units sold in our IPO in order for the reconfirmation offering to be deemed consummated. This percentage equates to 480,000 units. However, we only require a majority of the outstanding shares to approve the merger with InforMedix under Nevada corporation law. The IPO proceeds will be promptly released to us upon receipt of these written reconfirmations. The IPO proceeds, together with accrued interest, will be promptly returned by the escrow agent, Southwest Escrow Company, to those IPO investors who do not provide us with written confirmation within the confirmation period, if the reconfirmation offer is accepted by a sufficient number of other IPO investors. The IPO proceeds, together with accrued interest, also will be returned by the escrow agent to all of the IPO investors if, on or before May 8, 2003, we do not receive written reconfirmations from a sufficient number of IPO investors within 20 days of our delivery to the investors of another reconfirmation prospectus concerning an alternative acquisition by us.

InforMedix Acquisition Corp.

InforMedix Acquisition Corp., formed on June 26, 2002, is the parent corporation of InforMedix, Inc. formed on January 27, 1997. InforMedix Acquisition Corp.'s sole material asset is its equity interest in InforMedix, Inc.

InforMedix, Inc.

InforMedix, Inc., founded in 1997, has developed and integrated a portable, patient-interactive monitoring device, hardware, software and network communication system to enable pharmaceutical and biotechnology companies, medical researchers and physicians to efficiently monitor and manage patients' medication compliance and clinical response. The Med-eMonitor System(TM) leverages the company's strong intellectual property with 15 patents issued and 10 patents pending.

Outstanding Securities

We set forth below a summary of our equity ownership both before the IPO and as giving effect to the completion of our proposed acquisition of InforMedix, as well as other information concerning the securities sold in our IPO and our other securities to be outstanding following the consummation of the acquisition. We have assumed, for the purposes of this summary, that all of the investors in the IPO will reconfirm their respective purchases of units in the IPO and that the aggregate amount due under the outstanding convertible promissory notes that will convert into shares of InforMedix Acquisition Corp. common stock at the effective time of the acquisition will be $225,000. The amount due, including accrued interest, if any, under those notes will automatically convert into shares of our common stock upon completion of our acquisition of InforMedix leaving a balance of $350,000 principal amount of outstanding lender notes.


Shares of common stock outstanding immediately prior to the IPO(1)..............       12,000,000
Shares of common stock sold in the IPO(1).......................................        2,400,000
Shares of common stock issued after the IPO(2)..................................          100,000
Shares held by our chief executive officer to be canceled in connection with
   our acquisition of InforMedix................................................      (11,090,000)
Shares to be issued in connection with our acquisition of InforMedix............       14,902,400
                                                                                      -----------
Shares to be outstanding after our acquisition of InforMedix....................       18,312,400

Shares underlying Class A Warrant sold in the IPO(3)......    800,000
Class A Warrant exercise price............................    $5.00 per warrant
Class A Warrant expiration date...........................    November 8, 2005
Redemption of Class A Warrants............................    We may redeem the outstanding Class A
                                                              Warrants at a redemption price of $.001 per
                                                              warrant, upon not less than 30 days' prior
                                                              written notice. We may appoint standby
                                                              purchasers to exercise any or all of the
                                                              warrants which are not exercised at the end
                                                              of the redemption notice period.

Use of proceeds from our IPO..............................    Reimbursement of the expenses of our IPO
                                                              which have been paid by our chief executive
                                                              officer.


Unless the context indicates to the contrary, all reference in this prospectus to shares of our common stock do not include shares issuable upon exercise of any outstanding options or warrants, but do give effect to our three-for-one stock dividend made effective on April 15, 2002.

Execution of the Merger Agreement

Our board of directors, based on its evaluation of InforMedix, recommends that the IPO investors elect to accept the reconfirmation offering and all shareholders approve the merger agreement.

----------
(1) The number of outstanding shares of our common stock was increased through the declaration of a 300% stock dividend made effective as of April 15, 2002. The numbers of shares presented in this table give retroactive effect to this stock dividend.

(2) We issued these shares to our legal counsel in April 2002 in consideration for legal services rendered which we valued at $3,000.

(3) Does not include 1 million warrants to purchase 4 million shares of our common stock held by our chief executive officer and our counsel which will be canceled as a condition to consummating the acquisition transaction.

The merger agreement was approved by our directors in February 2003. The merger agreement will be approved by the directors and shareholders of InforMedix by consent.


Accounting Treatment

The proposed acquisition will be treated, for accounting purposes, as a purchase business acquisition of Hunapu by InforMedix in a reverse acquisition and a recapitalization of InforMedix. InforMedix Acquisition Corp. will be treated as the acquirer for accounting purposes because the former shareholders of InforMedix Acquisition Corp. will receive the larger portion of the common stockholder interests and voting rights than those retained by our stockholders immediately prior to completion of the acquisition.

Certain Income Tax Consequences

The acquisition is intended to qualify as a "tax-free reorganization" for purposes of the United States federal income tax laws. As such, our stockholders, as well as the stockholders of InforMedix Acquisition Corp., who are subject to United States income tax will not recognize gain or loss upon the closing of the acquisition transaction. The acquisition also is not intended to result in the recognition of gain or loss to either us, InforMedix Acquisition Corp. or InforMedix, Inc. in the respective jurisdictions where we and they are subject to taxation. NO OPINION OF COUNSEL, NOR ANY RULING FROM THE INTERNAL REVENUE SERVICE, HAS BEEN OBTAINED IN CONNECTION WITH THE PUBLICATION OF THE FOREGOING INCOME TAX CONSEQUENCES. THIS INFORMATION IS FOR GENERAL INFORMATION ONLY AND YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTANTS AND TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION TRANSACTION TO YOU.

Selected Financial Information

The selected financial information set forth below is derived from the more detailed audited and unaudited financial statements of Hunapu Inc. and InforMedix appearing elsewhere in this reconfirmation prospectus. This information should be read in conjunction with such financial statements, including the notes to such financial statements, and the "Use of Proceeds" and "Plan of Operation" sections of this reconfirmation prospectus.

                                  HUNAPU INC.


Statement of Operations Data:

                                                                                                                     During the
                                                                                           January 19, 2000      Development Stage
                                  Nine Months Ended September 30,                         (Date of Inception)    (January 31, 2000
                                ----------------------------------       Year Ended               to                    to
                                    2002                  2001        December 31, 2001    December 31, 2000    September 30, 2002)
                                ------------          ------------    -----------------   -------------------   -------------------
Revenues ....................   $          0          $          0       $          0         $          0          $          0
Operating expenses ..........   $     22,445          $      7,540       $      9,970         $      9,593          $     42,008
                                ------------          ------------       ------------         ------------          ------------
Net loss ....................   $     22,445          $      7,540       $     (9,970)        $     (9,593)         $     42,008
                                ============          ============       ============         ============          ============
Net loss per share - basic ..   $      (0.00)         $      (0.00)      $      (0.00)        $      (0.00)         $      (0.00)
                                ============          ============       ============         ============          ============
Weighted average share
   outstanding ..............     12,011,013            12,000,000         12,000,000           12,000,000            12,017.480
                                ============          ============       ============         ============          ============

Balance Sheet Data:

                                                        December 31,
                                 September 30,    -----------------------
                                     2002           2001           2000
                                 -------------    --------       --------
Total assets ................      $ 19,360       $  2,572       $  1,057
Total liabilities ...........        43,968         19,135          7,650
Stockholders' deficit .......       (24,608)       (16,563)        (6,593)



                                 INFORMEDIX (1)


Statement of Operations Data:


                                               Nine Months Ended September 30,      Year Ended        Year Ended        Cumulative
                                               -------------------------------     December 31,      December 31,          Since
                                                   2002              2001              2001              2000            Inception
                                               ------------      ------------      ------------      ------------      ------------
Net sales ................................     $     22,759      $     37,320      $     44,221      $     51,130      $    140,445
Cost of goods sold .......................     $        759      $     60,854      $    106,528      $      5,554      $    245,428
                                               ------------      ------------      ------------      ------------      ------------
Gross profit (loss) ......................           21,982           (23,534)          (62,307)           45,576          (104,983)
Operating expenses .......................          671,726         1,099,946         1,794,334         5,091,517        10,927,345
                                               ------------      ------------      ------------      ------------      ------------
loss before other income (expense) .......         (649,744)        1,123,480         1,856,643         5,045,941        11,032,328
Other income (expense) ...................          798,693            23,832           (27,997)           (1,356)          705,433
                                               ------------      ------------      ------------      ------------      ------------
Net Income (loss) before provision
   for income taxes ......................          148,949         1,147,312        (1,884,640)       (5,047,297)       10,326,895
Provision for income taxes ...............             --                --                --                --                --
                                               ------------      ------------      ------------      ------------      ------------
Net income (loss) ........................          148,949      $ (1,147,372)     $ (1,884,640)     $ (5,047,297)     $(10,326,895)
                                               ============      ============      ============      ============      ============

Net Income (loss) per basic
   and diluted shares ....................     $     .02598      $   (1.18648)     $   (1.92903)     $   (5.27441)             --

Weighted average number of
   common shares outstanding .............        5,734,293           966,989           976,989           956,441              --


----------
(1) On August 14, 2002, InforMedix, Inc. merged with and into a newly formed wholly-owned subsidiary of InforMedix Acquisition Corp. ("IAC") in a share exchange agreement and InforMedix, Inc. became the only operating segment of IAC. The consolidated financial statements of IAC include the accounts of InforMedix, Inc. for the nine months ended September 30, 2002. The financial statements included in this reconfirmation prospectus/proxy statement for the year ended December 31, 2001 and 2000 and the nine months ended September 30, 2001 represent InforMedix, Inc only prior to the acquisition by IAC.

Balance Sheet Data:


                                           September 30,                 December 31,
                                    --------------------------    --------------------------
                                        2002           2001           2001           2000
                                    -----------    -----------    -----------    -----------
Current assets .................    $   155,793    $    41,874    $    16,873    $   247,470
Total assets ...................        209,439        157,911        122,865        382,245
Current liabilities ............        687,937      1,244,355      1,301,730        864,136
Long-term debt .................        177,533        359,908        535,520        146,637
Total liabilities ..............        865,470      1,604,263      1,837,250      1,010,773
Stockholders' equity (deficit)..       (656,031)    (1,446,352)    (1,714,385)      (628,528)
Working capital (deficit) ......       (532,144)    (1,202,481)    (1,284,907)      (616,666)

                                  RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks include those set forth below and elsewhere in this prospectus. You should not reconfirm your investment in the units you purchased in our initial public offering unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks Relating to Our Financial Condition Following the Acquisition

         If InforMedix does not obtain additional financing, it may be forced out of business and you could thereby lose your entire investment.

         InforMedix will require additional financing in order to fully implement its business plan. Such additional financing may be in the form of debt or equity financing by InforMedix. We can give no assurance that InforMedix will be able to obtain such financing, that such financing will be available on terms beneficial to us, InforMedix or our stockholders, that the funds so obtained will be sufficient to fully implement InforMedix's business plan, or that a full implementation of such business plan will result in our profitability. We intend to pursue various possible financing options to raise such additional financing. These options include one or more public offerings or private placements of debt or equity securities. If we are unable to obtain additional financing following our acquisition of InforMedix, we may have to curtail or suspend InforMedix's operations, and you could lose your entire investment in our company.

         If InforMedix continues to incur negative cash flow from its operations, you could lose your entire investment in our company.


         InforMedix has not generated net positive cash flow from its operations since its inception in 1997. InforMedix had a net loss of approximately $1,884,640 on net sales of $44,221 for the year ended December 31, 2001, net income of $148,941 on net sales of $22,759 for the nine months ended September 30, 2002 and a cumulative loss from inception through September 30, 2002 of $10,326,895.

         InforMedix has funded its operating activities primarily through sales of equity securities to its founders, individual accredited investors, corporate investors, private investment lenders and equity issued for services in the amount of approximately $7,080,000 as of December 31, 2001 and $9,670,000 at September 30, 2002. In addition, the Company borrowed $695,000 from its Chief Executive Officer, directors and private investors. InforMedix anticipates negative cash flow from operations to continue for the foreseeable future. We do not anticipate that this form of shareholder and executive officer funding will continue after we acquire InforMedix. Accordingly, we can give no assurance that InforMedix will be able to operate profitably or be able to produce positive cash flow from operations in the future. InforMedix's efforts to operate profitably and obtain positive cash flow from operations will depend on, among other things:


         o developing the InforMedix brand, marketing and other promotional activities of the Med-e Monitor system;
         o expanding its product offerings, including the number of products available for sale;
         o developing marketing and distribution relationships with strategic business partners;
         o expanding general and administrative functions to support any growth that may occur; and

         o establishing and developing relationships in the healthcare industry, particularly with pharmaceutical manufacturers, contract research organization (C.R.O.'s), academic research centers, and disease management companies.


         Qualified financial statements based on operating losses and a capital deficit question InforMedix's ability to continue in business.

         InforMedix incurred substantial net losses and negative cash flow from operations in 2000 and 2001 as stated in the Financial Statements included in this reconfirmation prospectus. InforMedix's accountants issued a qualified report on its financial statements as at and for the nine months ended September 30, 2002. The report states that InforMedix is currently in the development stage and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and expand sales. This raises substantial doubt about InforMedix's ability to continue as a going concern. See "Accountants' Review Report" and "Note 12 of Notes to InforMedix Consolidated Financial Statements."


Risks Relating to the Proposed Acquisition

         If we do not complete the acquisition of InforMedix, we and our stockholders will face uncertainty over the future of our company.

         The proposed acquisition transaction is subject to a number of conditions, including, but not limited to, the reconfirmation of their respective purchases by investors who purchased, at a minimum, an aggregate of 480,000 units in our IPO, shareholder approval of the merger and the merger agreement, satisfactory due diligence review, no material adverse change in InforMedix's business, and any government and regulatory approvals. We are required by SEC Rule 419 to promptly return to the IPO investors the funds that they paid for their units in the IPO which are being held in escrow if we do not complete the proposed transaction and, on or before May 8, 2003, we do not receive a sufficient number of the IPO investors' reconfirmations of their respective purchases following delivery to them of another reconfirmation prospectus containing required information and disclosures concerning another proposed business transaction. In this event, the IPO investors would achieve no return on their initial purchases in the IPO other than the interest earned on their investment funds while such funds were held in escrow.

         If we fail to establish the Med-e Monitor System brand or to attract repeat customers, InforMedix may not be able to increase its revenues sufficiently to fund its operations.

         Following our acquisition of InforMedix, we must develop, establish and strengthen the InforMedix brand for the Med-e Monitor System, particularly because of the early stage of InforMedix's development and the highly competitive nature of its business. If we fail to establish the Med-e Monitor System brand quickly, InforMedix will be at a competitive disadvantage and may lose the opportunity to obtain, and thereafter maintain, a sufficient number of customers. The development of the Med-e Monitor System brand will depend largely on the success of InforMedix's marketing efforts and its ability to provide consistent, high quality customer experiences. We cannot be certain that the Med-e Monitor System brand promotion activities will be successful, or will result in increased revenues. If we achieve increased InforMedix revenues, there can be no assurance that these revenues will be sufficient to offset the expenditures incurred in building the Med-e Monitor System brand.

         InforMedix is obligated to comply with extensive government regulation and its failure to do so could result in significant liability.

         The technology used in the monitoring of clinical drug trial protocols is regulated by the Food and Drug Administration. Although InforMedix believes that its Med-eMonitor System will be in compliance with these regulations when fully commercially implemented, we can give no assurance:

         o that the process to comply with such regulations will not require significant effort and expense, or
         o that InforMedix will have sufficient funds to document the regulatory compliance of its Med-eMonitor System.

         If InforMedix fails to document regulatory compliance, because of a lack of funds, or otherwise, we may be required to curtail or suspend InforMedix's operations.

         We will lack business diversification.

         As a result of our limited resources, we expect to have limited proceeds to expand our business beyond that currently conducted by InforMedix. Accordingly, the prospects for our success initially will be entirely dependent upon the future performance of a single product and a single business. Unlike certain entities that have the resources to consummate several business combinations or entities operating in multiple industries or multiple segments of a single industry, we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses.

         We have a limited ability to evaluate management of a target business.

         We expect our present management to play no managerial role in the company following a business combination, including our proposed acquisition of InforMedix. Although we have negotiated with the management of InforMedix in connection with our evaluation of a business combination with such company, our assessment of management may be incorrect.

         In evaluating a prospective target business, we have considered several factors, including the following:

         o experience and skill of management and availability of additional personnel of the target business;
         o        costs associated with effecting the business combination;
         o equity interest retained by our stockholders in the merged entity;
         o        growth potential of the target business;
         o        capital requirements of the target business;
         o        capital available to the target business;
         o        competitive position of the target business;
         o        stage of development of the target business;
         o degree of current or potential market acceptance of the target business, products or services;
         o proprietary features and degree of intellectual property or other protection of the target business;
         o        the financial statements of the target business; and
         o the regulatory environment in which the target business operates.

         There may be adverse tax consequences as a result of the merger.

         As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We have evaluated the possible tax consequences of any prospective business combination and endeavored to structure the acquisition transaction so as to achieve the most favorable tax treatment to our company, the target business and our stockholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to our tax treatment of a particular consummated business combination. To the extent the IRS or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to our company, the target business, and our stockholders.

         Both InforMedix and our company were recently organized and have no or limited operating history upon which you can base an investment decision.

         We were organized on January 19, 2000 and, through September 30, 2002, our efforts were limited primarily to organizational activities, preparing our registration statement and identifying and negotiating potential acquisition partners. We do not have any operating history or experience upon which you can make an investment decision. InforMedix was incorporated on January 27, 1997 and has a limited operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to all of the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new and unproven business.

         There was no independent valuation of InforMedix upon which you can base an investment decision.

         The number of shares of our common stock to be issued pursuant to the merger agreement was determined by negotiation between InforMedix and us. This consideration does not necessarily bear any relationship to InforMedix's asset value, net worth or other established criteria of value and should not be considered indicative of the actual value of InforMedix or us. Furthermore, neither InforMedix nor we has obtained either an appraisal of any entity or their respective securities or an opinion that the merger is fair from a financial perspective.

Risks Involving Our Securities

         If we redeem the warrants, the value of your investment may be reduced.

         We may redeem our Class A Warrants at a price of $.001 per warrant at any time during the warrant exercise period. If you do not exercise your warrants prior to their expiration or redemption, you will not be able to purchase the shares of common stock underlying your warrants. If we call for redemption of any of the warrants, you will have to (a) exercise the warrants (and pay the exercise price at a time when it may be disadvantageous for you to do so), (b) sell the warrants at the current market price when you might otherwise wish to hold the warrants for possible additional appreciation, or (c) accept the redemption price, which may be substantially less than the market value of the warrants at the time of redemption.

         If we do not keep this registration statement current, you will not be able to exercise your warrants.

         We must keep a registration statement effective with the SEC in order for you to exercise your warrants. We may not be able to maintain a registration statement in effect throughout the period during which the warrants remain exercisable. Maintaining an effective registration statement requires substantial continuing expenses for legal and accounting fees and we cannot guarantee our ability to keep the registration statement effective. We will instruct our warrant agent to suspend the exercise of warrants if this or any future registration statement with respect to the shares underlying the warrants is no longer effective.

         If we do not qualify our securities in states other than New York, your resale of any securities you acquire under this reconfirmation prospectus may be limited and you may not be able to exercise your warrants.

         We offered and sold the IPO units only in the State of New York. We believe that the common stock and warrants comprising the units will be eligible for sale on a secondary market basis in other states based upon applicable exemptions from that state's registration requirements, subject, in each case, to the exercise of the broad discretion and powers of the securities commission or other administrative bodies having jurisdiction in each state and any changes in statutes and regulations which may occur after the date of this prospectus. However, the lack of registration in most states and the requirement of a seller to comply with the requirements of state blue sky laws in order for the seller to qualify for an applicable secondary market sale exemption, may cause an adverse effect on the resale price of our securities, as well as the delay or inability of a holder of our securities to dispose of such securities.

         In addition, the warrants and underlying securities will be exercisable only in New York. We may decide not to seek, or may not be able to obtain, registration for the issuance of the underlying securities in the state where you live during the period when the warrants are exercisable. We cannot issue securities to you upon exercise of your warrants unless either (a) the securities issuable upon exercise of the warrants are registered in your state or (b) an exemption from registration is available. We may not be able to qualify the warrants, in which case the warrants would become unexercisable and deprived of value.

                           FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus include "forward-looking statements" within the meaning of such term under the Securities Act of 1933 and Securities Exchange Act of 1934. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based on our best estimates of future results, performances or achievements, based upon current conditions and assumptions. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "can," "could," "project," "expect," "believe," "plan," "predict," "estimate," "anticipate," "intend," "continue," "potential," "will," "would," "should," "aim," "opportunity" or similar terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions. These risks and uncertainties include, but are not limited to:

o        general economic conditions in both foreign and domestic markets,
o cyclical factors affecting the clinical drug trial and/or healthcare industry,

o        lack of growth in the clinical drug trial and/or healthcare industry,
o        our ability to comply with government regulations,
o changes to the way in which home healthcare providers are reimbursed by the government and private insurers,
o        our and InforMedix's limited operating histories,
o        a failure to manage our business effectively and profitably, and
o our ability to sell both new and existing services and products at a profitable yet competitive price.

You should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

           YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER SEC RULE 419

Rule 419, promulgated by the SEC under the Securities Act, required that the proceeds of our IPO, after deducting underwriting commissions, underwriting expenses and dealer allowances, if any, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. The $18,000 of proceeds from our IPO, as well as the common stock and Class A Warrants constituting the units sold in our IPO, were placed into escrow with Southwest Escrow Company in accordance with Rule 419. Also placed into escrow were the 12 million shares of our common stock and 3 million warrants that were outstanding when we commenced the IPO.

Under Rule 419, the IPO funds will promptly be released to us and the IPO securities will promptly be released to the IPO investors, as well as the pre-IPO securities being released to our other security holders, only after we have met the following three basic conditions:

o First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any. We have entered into such an agreement to acquire InforMedix.

o Second, we must file a post-effective amendment to the registration statement that includes the results of the IPO including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount and use of funds disbursed to us to date, including payments to officers, directors, controlling stockholders or affiliates, specifying the amounts and purposes of these payments. We must also disclose the terms of the reconfirmation offer with the conditions prescribed by the rules, including, but not limited to, the fact that each IPO investor shall have no fewer than twenty business days and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the IPO investor elects to remain an investor. If we have not received such written notification by the 20th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow account shall be sent by first class mail or other equally prompt means to the IPO investor within five business days. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements. This proxy statement/reconfirmation prospectus is part of a post-effective amendment we filed to comply with this requirement.

o Third, we must mail a copy of the reconfirmation prospectus to each IPO investor within five business days of the effective date of the post-effective amendment. This prospectus is the reconfirmation prospectus which we believe conforms to the requirements of Rule 419. After we submit a letter to the escrow agent stating that the requirements of Rule 419 have been met and after the proposed merger is completed, the escrow agent will promptly release the funds and securities.

We entered into an escrow agreement with Southwest Escrow Company, which provides that Southwest Escrow will hold the IPO proceeds and the stock certificates of the IPO investors, as well as the certificates evidencing our securities that were outstanding at the commencement of the IPO, in escrow pursuant to Rule 419. If we have not completed a business combination on or before May 8, 2003, then all of the IPO proceeds will be promptly returned to the IPO investors, the certificates evidencing the securities comprising the units purchased in our IPO will be canceled and the certificates evidencing our securities that were outstanding as of the commencement of our IPO will promptly be returned to the record owners of such securities. Under the terms of the escrow agreement, the funds may only be released upon written notice from us to Southwest Escrow that we have met the three conditions described above.

We will not be able to complete the merger if we fail to obtain: (i) at least 80% in interest of the IPO investors to reconfirm the offering; and (ii) at least a majority in interest of the outstanding shares of our common stock to approve the merger. If the merger does not close, none of the securities held in escrow will be released and your funds will be promptly returned to you with interest if another transaction is not completed by May 8, 2003.

All $18,000 of gross proceeds from our IPO have been placed into escrow despite the fact that Rule 419 permits us to retain up to 10% of the funds to pay for the IPO expenses. The funds and any dividends or interest earned, are being held for the sole benefit of the IPO investors and can only be invested in bank deposits, money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

                             RECONFIRMATION LETTER


If you, an investor in our IPO, decide to accept the reconfirmation offer being made under this reconfirmation prospectus, you should complete and sign a reconfirmation letter in the form that accompanies this reconfirmation prospectus and return it to us using the pre-addressed, postage-paid envelope that also accompanies this prospectus. We will forward a copy of each reconfirmation letter to the escrow agent. You, an IPO investor, will have 20 business days from the date of this prospectus to reconfirm your purchase of units in our IPO. Any IPO investor who fails to complete, sign and return a reconfirmation form so that it is received by us within 20 business days from the date of this prospectus will be deemed to have rejected the reconfirmation offer. Rejecting IPO investors will automatically be sent a check representing the investor's funds that are being held in the escrow account, plus interest on such funds.


The acceptance of the reconfirmation offer by completing, signing, and returning the reconfirmation letter is irrevocable.

DILUTION AND OTHER COMPARATIVE PER SHARE DATA

The following table summarizes, as of the date of this reconfirmation prospectus and assuming that we complete the proposed acquisition of InforMedix Acquisition Corp., and thereby InforMedix:

o        the number of shares of our common stock issued by us;
o the number of shares issued as a percentage of our total outstanding shares;

o        the aggregate cash and non-cash consideration paid for such shares;
o the aggregate consideration paid as a percentage of total consideration paid; and
o the average consideration per share paid for such shares by the IPO investors, our pre-IPO stockholders, our post-IPO stockholders, the InforMedix Acquisition Corp. stockholders and note holders.


For purposes of this summary, (a) we have valued InforMedix, whose outstanding securities we will acquire in the proposed merger, at $9,670,864 (par value and additional paid-in-capital at September 30, 2002), (b) we assume that we will issue a total of 14,902,400 shares of our common stock upon consummation of the proposed merger and (c) we give effect to the cancellation of 11,090,000 shares of our common stock presently owned by our chief executive officer, which cancellation is a condition to consummating the proposed merger.

                                 Shares of     Percentage                       Percentage          Average
                               Common Stock     of Total        Aggregate        of Total        Consideration
                                 Purchased       Shares       Consideration    Consideration       Per Share
                               ------------    ----------     -------------    -------------     -------------
IPO investors .........          2,400,000        13.1%         $   18,000           0.2%           $0.0075
Pre-IPO stockholders ..            910,000         5.0                 910           *               0.0010
Post-IPO stockholders .            100,000         0.5               3,000           *               0.0300
InforMedix stockholders         14,677,400        80.2           9,670,864          97.5             0.66
InforMedix noteholders             225,000         1.2             225,000           2.3             1.0000
                                ----------       -----          ----------         -----
Totals ................         18,312,400       100.0%         $9,917,774         100.0%
                                ==========       =====          ==========         =====

----------
*        Less than 0.1%.

Investors in the IPO units, and subject to the reconfirmation offering being made under this prospectus, experienced immediate and substantial dilution as a result of the IPO. In addition, the proposed acquisition transaction will result in our issuing an aggregate of 14,902,400 shares of our common stock, exclusive of (a) up to 1,080,000 shares of common stock issuable upon exercise of warrants issued in exchange for warrants of InforMedix , and (b) the shares to be surrendered by our chief executive officer as a condition to consummating the acquisition. Accordingly, the IPO investors will experience further immediate and substantial dilution upon completion of our acquisition of InforMedix from the IPO price in the net tangible book value per share of the common stock included in their units.

For purposes of this discussion only, "dilution" is the difference between the IPO price of the common stock and either (a) the net tangible book value per share immediately after the IPO and (b) the pro forma net tangible book value per share immediately after completion of the proposed acquisition. Also for the purposes of this discussion only, "net tangible book value" is the amount that results from subtracting our total liabilities and intangible assets from our total assets and "pro forma net tangible book value" is the amount that results from subtracting our pro forma total liabilities and intangible assets from our pro forma total assets giving effect to the proposed merger. As of August 31, 2002, prior to our IPO we had a net tangible book value deficiency of $11,063, or approximately $(.0009) per share.


After the IPO sale of 600,000 units and after deducting IPO expenses of approximately $15,000, the pro forma net tangible book value deficiency of our company at August 31, 2001 would be $8,063, or approximately $.0006 per share. This represents an immediate increase in the net tangible book value of $.0003 per share to existing stockholders and an immediate dilution of $.0069 per share to the investors in our IPO. After the issuance of up to 14,902,400 shares in connection with the completion of the proposed acquisition, the cancellation of 11,090,000 shares presently held by our current chief executive officer as a condition to consummating the proposed acquisition, deducting estimated acquisition expenses of $65,000, and giving effect to our operations and those of InforMedix through September 30, 2002, the pro forma, as adjusted net tangible book value of our company at September 30, 2002 and the conversion of $225,000 of outstanding promissory notes of InforMedix into 225,000 shares of common stock, would be $(504,094), or approximately $.0279 per share. This represents an immediate decease in the net tangible book value of $496,031 to existing stockholders and an immediate decrease of $.0354 per share to the investors in our IPO.

The following table illustrates the dilution effects described above:

IPO price per share ..............................................................                       $ .0075
     Net tangible book value per share before the IPO ............................      $(.0009)
     Increase in net tangible book value per share attributable to amount
         invested by the IPO investors............................................        .0003
                                                                                        -------
Pro forma net tangible book value per share after the IPO ........................                        (.0006)
                                                                                                         -------
Dilution to IPO investors resulting from the IPO only ............................                       $ .0069
                                                                                                         =======

IPO price per share ..............................................................                       $ .0075
     Net tangible book value per share before the IPO ............................      $(.0009)
     Decrease in net tangible book value per share attributable to amount
         invested by the IPO investors and acquisition of InforMedix .............       (.027)
                                                                                        -------
Pro forma, as adjusted net tangible book value per share after the IPO and
     acquisition of InforMedix ...................................................                        (.0279)
                                                                                                         -------
Decrease to IPO investors resulting from the IPO and acquisition of InforMedix ...                       $ .0354
                                                                                                         =======

                                DIVIDEND POLICY

We have never declared or paid any dividends to the holders of our common stock and we do not expect to pay cash dividends in the foreseeable future. We currently intend to retain all earnings for use in connection with the development of our business and for general corporate purposes. Our board of directors will have the sole discretion in determining whether to declare and pay dividends in the future. The declaration of dividends will depend on our profitability, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors. In addition, our ability to pay cash dividends in the future could be limited or prohibited by the terms of financing agreements that we may enter into or by the terms of any preferred stock that we may authorize and issue. Accordingly, you will have to look to appreciation in the value of your securities to obtain a return on your investment.

                                 CAPITALIZATION

In February 2003, we entered into a Merger Agreement and Plan of Reorganization with InforMedix Acquisition Corp. In accordance with the merger agreement, InforMedix Acquisition Corp. will merge with and into Hunapu Inc., which will be the surviving corporation. We will issue 14,677,400 shares of our common stock to acquire all of the common stock of InforMedix, and up to an additional 225,000 shares of our common stock (exclusive of shares issuable upon conversion of accrued interest) will be issued in exchange for the outstanding amount due under these convertible promissory notes of InforMedix. The acquisition transaction will be accounted for as a reverse acquisition.

The following table sets forth our capitalization as of  September 30, 2002:


         o        on an actual basis, and
         o on a pro forma basis giving effect to our acquisition of InforMedix, pursuant to which:
         o we will issue 14,677,400 shares of our common stock to the stockholders of InforMedix Acquisition Corp.,
         o we will issue 225,000 shares of our common stock to the holders of four convertible promissory notes of InforMedix exclusive of accrued interest thereon; and
         o our chief executive officer will surrender for cancellation 11,090,000 shares of our common stock as a condition to consummation of the acquisition.


                                                                                       September  30, 2002
                                                                                 -------------------------------
                                                                                    Actual           Pro Forma
                                                                                 ------------       ------------
Long-term debt ..............................................................    $       --         $       --
   Stockholders' (deficit) equity:
   Preferred stock, par value $.001 per share; 8,000,000 shares authorized,
      no shares issued and outstanding ......................................            --                 --
   Common stock, par value $.001 per share; 40,000,000 shares authorized,
   14,500,000(actual) and 18,312,400 pro rata shares issued and outstanding..          14,500             18,312
   Additional paid-in capital ...............................................           2,900          9,672,296
   (Accumulated deficit) retained earnings ..................................         (42,008)       (10,368,903)
   Total stockholders' deficit ..............................................         (24,608)          (680,639)
                                                                                 ------------       ------------
       Total capitalization .................................................    $    (24,608)      $   (680,639)
                                                                                 ============       ============

                                USE OF PROCEEDS

We sold an aggregate of 600,000 units in our initial public offering, at $.03 per unit. The gross proceeds from our IPO were $18,000, all of which has been and remains in an escrow account maintained by Southwest Escrow Company in accordance with our escrow agreement with Southwest and SEC Rule 419. The expenses of our IPO totaled $18,000, composed of the following items:

         Type of Expense                                       Amount of Expense
         ---------------                                       -----------------
         SEC registration filing fee.......................     $    1,605.00
         Legal fees........................................          6,350.57
         Accounting fees...................................          3,750.00
         Printing costs....................................          3,823.00
         Escrow agent fee..................................            500.00
         Miscellaneous fees and expenses                             1,971.43
                                                                -------------
              Total expenses                                    $   18,000.00
                                                                =============

None of such expenses were incurred to, nor were payments of such expenses made to, directly or indirectly, any (a) of our directors, officers or their affiliates, (b) persons owning 10% or more of any class of our equity securities, or (c) of our other affiliates. However, as we borrowed funds from our chief executive officer in order to pay certain of such expenses, we will repay our indebtedness to this officer from the IPO proceeds upon release to us, if ever, from escrow in accordance with SEC Rule 419. If we do not complete the proposed acquisition of InforMedix and do not otherwise complete an acquisition transaction with another company and comply with Rule 419, the escrow funds will be returned to the IPO investors in accordance with Rule 419 promptly after May 8, 2003.

We anticipate that any proceeds received from the exercise of the Class A warrants included in the units sold in the IPO will be used for acquisitions, general and administrative expenses and working capital purposes in connection with our business operations following our acquisition of InforMedix. The actual allocation will be determined based upon the amount and timing of receipt of such proceeds and the then current operating needs of InforMedix.

The above listed use of proceeds represents our best estimate of the allocation of the net proceeds from the sale of the units sold in our IPO based upon the status of our current plans and current economic conditions. Future events, including, the problems, delays, expenses and complications frequently encountered by development stage companies, as well as changes in laws and regulations governing companies such as InforMedix and competitive activities affecting our business operations, may make shifts in allocation of funds necessary or desirable.

The expenses we anticipate incurring in connection with the reconfirmation offering made under this prospectus are estimated to total $65,000. Set forth below are the types and amounts of expenses we anticipate incurring in the reconfirmation offering:

         Type of Expense                           Amount of Anticipated Expense
         ---------------                           -----------------------------
         Legal fees..................................      $   50,000.00
         Accounting fees.............................          10,000.00
         Printing costs..............................           1,000.00
         Transfer agent fee..........................           2,000.00
         Miscellaneous fees and expenses.............           2,000.00
                                                           -------------
              Total expenses                               $   65,000.00
                                                           =============

We are subject to the reporting requirements of the Exchange Act and, in accordance with these requirements, we are obligated to file reports, proxy statements and other documentation with the SEC. We also intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we deem appropriate or as may be required by law. These reports, proxy statements and other documentation will contain information concerning the actual usage of the proceeds of our IPO and any changes in our anticipated allocations of the proceeds from those set forth above.

                              THE MERGER AGREEMENT

We entered into a Merger Agreement and Plan of Reorganization with InforMedix Acquisition Corp., as of February 7, 2003. Pursuant to the terms of the merger agreement, we intend to acquire InforMedix Acquisition Corp., the corporate parent of InforMedix, Inc. in a reverse merger. This will be accomplished through the merger of InforMedix Acquisition Corp. with and into Hunapu, which shall be the surviving corporation. In connection with the merger:

o we will issue to the then current stockholders of InforMedix Acquisition Corp. an aggregate of 14,677,400 shares of our common stock as the merger consideration for the outstanding stock of InforMedix Acquisition Corp.;
o we will exchange 225,000 shares of our common stock for the outstanding principal amount (exclusive of accrued interest) due under convertible promissory notes of InforMedix;
o John C. Francis, our current chief executive officer and principal stockholder, will surrender for cancellation 11,090,000 of the 11,840,000 shares of our common stock he currently owns and all of his warrants to purchase 3,946,666 shares of our common stock;
o our legal counsel will surrender for cancellation all of its warrants to purchase 53,333 shares of our common stock;

o the aggregate percentage ownership of Hunapu by its existing shareholders will be reduced to approximately 18.6%;
o        our name will be changed to InforMedix Holdings, Inc.
o the merger is intended to be tax-free to all parties involved under the Internal Revenue Code Section 368(a)(1)(A); and
o our shareholders will approve and adopt the Hunapu Inc. 2003 Stock Incentive Plan.

InforMedix will become our wholly-owned subsidiary and our sole operating business as a result of the merger.

The completion of the acquisition is contingent upon, among other things:

o our effective post-effective amendment to this registration statement in compliance with SEC Rule 419;
o at least 80% of our IPO investors reconfirming their purchases of units in our IPO;
o satisfactory results of due diligence reviews by all parties to the acquisition transaction;
o        any and all government and regulatory approvals;
o        Board of Director approval of both companies; and
o        customary closing conditions.

Investors deciding to accept the reconfirmation offer are directed to sign a reconfirmation letter and return it to Hunapu Inc., Attention: John C. Francis, who will forward each reconfirmation letter to our escrow agent. Any investor who fails to return his or her form so that it is received by John C. Francis within 20 business days from the date of the reconfirmation prospectus will be deemed to have rejected the reconfirmation offer and will automatically be sent a check within five business days representing his or her pro rata share of the funds in the escrow account for the benefit of the investors.

A copy of the merger agreement is attached as Appendix A to this reconfirmation prospectus. You, and the other stockholders of our company, are being asked to approve the merger and the other matters stated below.

Accounting Treatment

Although we are the legal surviving corporation, for accounting purposes, the value of our net assets after the public shell merger is the same as their historical book value. Subsequent to the merger, assuming all of our shareholders reconfirm their investment, our shareholders will retain 18.6% of the outstanding shares of our capital stock on a fully-diluted basis.

Hunapu Special Meeting

The Hunapu Special Meeting of Shareholders will be held at our attorneys' offices, Snow Becker Krauss P.C. located at 605 Third Avenue, 25th Floor, New York, NY 10158 on _________________, 2003 at 10:00 a.m., local time. At the
Hunapu special meeting, holders of Hunapu common stock will be asked to consider and vote upon:

         - The merger agreement, pursuant to which of shares of Hunapu common stock will be issued in the merger, and our name will be changed to InforMedix Holdings, Inc.

         -        Adoption of the Hunapu Inc. 2003 Stock Incentive Plan.

         - Any other business that may properly come before the Hunapu special meeting or any postponement or adjournment.

Hunapu shareholders are entitled to vote at the Hunapu meeting if they owned shares of Hunapu as of ___________, 2003, Hunapu's record date. On that date, there were 14,500,000 shares of Hunapu common stock outstanding and entitled to vote at the Hunapu meeting.

InforMedix Written Consents

InforMedix shareholders will have an opportunity to approve the merger agreement by written consent. Holders of shares of InforMedix common stock at the close of business on the date the first written consent is given are entitled to submit written consents. As of ___________, 2003 there were ____________ shares of InforMedix common stock issued and outstanding. Approval of the merger and merger agreement requires the approval of the holders of a majority of the outstanding shares of InforMedix common stock.

InforMedix Warrant Holders

Each outstanding warrant to acquire shares of InforMedix common stock shall be assumed by Hunapu. As a result of the merger, each InforMedix warrant shall be treated as a warrant to acquire shares of Hunapu common stock upon the same terms and conditions currently existing. Based on the number of InforMedix warrants that are expected to be outstanding at the closing of the merger, these warrants will be converted into warrants to purchase approximately 1,080,000 shares of Hunapu common stock.

Rights of Dissenting Shareholders

Hunapu

Under the Nevada Revised Statutes, Hunapu shareholders do not have appraisal rights. However, if the merger is not approved by the IPO investors, their funds will be promptly returned.

InforMedix

Under the Delaware General Corporation Law, even if enough holders of InforMedix common stock approve the merger, an InforMedix shareholder can refuse the merger consideration and exercise his appraisal rights to dissent and obtain payment for the fair value of his common stock.

Certain Income Tax Consequences

The merger is intended to qualify as a tax-free reorganization for purposes of the federal income tax law so that Hunapu and InforMedix's shareholders will not recognize gain or loss from the transaction. The transaction is not expected to result in the recognition of gain or loss to either Hunapu or InforMedix in the respective jurisdictions where each entity is subject to taxation. No opinion of counsel nor a ruling from the Internal Revenue Service has been obtained. This statement is for general information only and our stockholders should consult their own tax advisors as to the specific tax consequences of the merger to them.

                           THE HUNAPU SPECIAL MEETING

When and Where the Meeting will be held

This proxy statement/reconfirmation prospectus is being furnished to Hunapu shareholders as part of the solicitation of proxies by the Hunapu board of directors for use at the Hunapu special meeting, to be held on ______________, 2003 at 10:00 a.m., local time at Hunapu's attorneys' offices, located at Snow Becker Krauss P.C., 605 Third Avenue, 25th Floor, New York, NY 10158, and at any adjournments or postponements thereof.

This proxy statement/reconfirmation prospectus, and the accompanying proxy card, are first being mailed to holders of Hunapu common stock on or about ________________, 2003.

What Will Be Voted Upon

The purpose of the Hunapu special meeting is to consider and vote upon the following proposals:

         - to approve the merger agreement, including the issuance of shares of Hunapu common stock in connection with the merger and the change of the name of our company to InforMedix Holdings, Inc.; and

         -        to adopt the Hunapu Inc. 2003 Stock Incentive Plan

The Hunapu board of directors does not presently intend to bring any business before the Hunapu meeting other than the specific proposals referred to above and specified in the notice of the Hunapu special meeting. The Hunapu board of directors knows of no other matters that are to be brought before the Hunapu special meeting. If any other business properly comes before the Hunapu special meeting, including the consideration of a motion to adjourn the meeting, including for purposes of soliciting additional votes, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Hunapu board of directors may recommend.

Which Shareholders May Vote

Only holders of record of Hunapu common stock at the close of business on _______________, 2003, the Hunapu record date, are entitled to notice of and to vote at the Hunapu special meeting. As of the close of business on the Hunapu record date, there were 14,500,000 shares of Hunapu common stock outstanding and entitled to vote, held of record by __ shareholders. A majority, or 7,250,001 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business.

How Do Hunapu Shareholders Vote

The Hunapu proxy card accompanying this proxy statement/reconfirmation prospectus is solicited on behalf of the Hunapu board of directors for use at the Hunapu meeting. Shareholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Hunapu. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Hunapu special meeting in accordance with the instructions indicated. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF ALL OF THE MATTERS LISTED ON THE PROXY CARD.

How To Change Your Vote

A Hunapu shareholder who has given a proxy may revoke it at any time before it is exercised at the Hunapu meeting, by doing one of the following:

         -        delivering a written notice of revocation to Mr. John C.
                  Francis, President, Suite 202, 1700 West Horizon Ridge Parkway, Henderson, NV 89012;

         -        executing a subsequently dated proxy and delivering it to Mr.
                  Francis, President, Suite 202, 1700 West Horizon Ridge Parkway, Henderson, NV 89012; or

         -        attending the Hunapu special meeting and voting in person.

Attending the Hunapu special meeting will not, by itself, revoke a proxy. The Hunapu shareholder must also vote at the meeting.

Vote Required To Approve Each Proposal

Under Nevada law and the charter documents of Hunapu, approval of the merger agreement, and adoption of the Hunapu Inc. 2003 Stock Incentive Plan require the affirmative vote of a majority of the outstanding shares of Hunapu common stock.

THE MATTERS TO BE CONSIDERED AT THE HUNAPU MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF HUNAPU. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/ RECONFIRMATION PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Solicitation Of Proxies And Expenses Of Solicitation

Hunapu's management will bear the cost of the solicitation of proxies in the enclosed form from its shareholders. In addition to solicitation by mail, the directors, officers and employees of Hunapu may solicit proxies from shareholders by telephone, telegram, letter, email, facsimile or in person.

               PROPOSAL 1-APPROVAL OF INFORMEDIX MERGER AGREEMENT


         The Merger Agreement and Plan of Reorganization (the "Merger Agreement") dated as of February 7, 2003, is by and between Hunapu Inc., a Nevada corporation ("Hunapu"), and InforMedix Acquisition Corp., a Delaware corporation. The Merger Agreement provides for the acquisition of InforMedix by Hunapu through the statutory merger of InforMedix with and into Hunapu (the "merger"). The sole consideration for the merger is the issuance of 14,902,400 shares of Common Stock of Hunapu to be issued, pro rata, to the stockholders of InforMedix including 225,000 shares issuable upon automatic conversion of $225,000 principal amount of InforMedix convertible promissory notes, but exclusive of up to 1,080,000 shares issuable upon exercise of warrants to be issued to the warrant holders of InforMedix and additional shares issuable upon conversion of accrued interest on the convertible promissory notes, and exclusive of 11,090,000 shares to be surrendered by our chief executive officer as a condition to completing the merger.


         The Merger Agreement has been unanimously approved by the Hunapu and InforMedix Board of Directors and provides that the merger will be completed upon the reconfirmation of at least 80% in interest of the IPO investors of their investment in Hunapu and the approval of Hunapu's stockholders are obtained for this Proposal 1, but not Proposal 2 - the adoption of the Hunapu Inc. 2003 Stock Incentive Plan, and all other conditions to the Merger Agreement having been satisfied or waived.

         The stockholders of Hunapu are being asked herein to approve the Merger Agreement and the issuance of the common stock to InforMedix's stockholders.

InforMedix, Inc.

         InforMedix, Inc., founded in 1997, has developed and integrated a portable, patient-interactive monitor device, hardware, software and network communication system to enable pharmaceutical firms, biotechnology companies, medical researchers and physicians to efficiently monitor and manage patients' medication compliance and clinical response.

Merger Agreement

         Effective Date. Completion of the merger is conditioned upon the satisfaction of all representations and warranties under the Merger Agreement, and any required approvals. Hunapu must obtain the required vote of its stockholders under this Proposal 1, but not Proposal 2, and the stockholders of InforMedix must approve the merger.

Treatment of InforMedix Securities

         All shares of common stock, $.001 par value, of InforMedix including those issued and outstanding to purchase shares of common stock shall be converted into the right to receive an aggregate of 14,677,400 shares of common stock of Hunapu. The share exchange ratio shall be one share of InforMedix common stock for one share of Hunapu common stock.

         Warrants. All warrants of InforMedix as of the Effective Date to purchase shares of InforMedix shall be exchanged for the right to receive warrants to purchase an aggregate of 1,080,000 shares of common stock of Hunapu. The warrant exchange ratio shall be one warrant of InforMedix for one warrant of Hunapu.


         Convertible Notes. These convertible promissory notes of InforMedix as of the Effective Date shall be automatically converted into shares of common stock of Hunapu at the conversion rate of $1.00 per share. InforMedix currently has an aggregate of $225,000 principal amount of convertible promissory notes held by four persons which will be converted automatically into 225,000 shares of Hunapu common stock plus shares issuable upon conversion of accrued interest thereon. An additional note in the principal amount of $350,000 payable to a non-affiliated lender shall remain outstanding after the merger.


Reasons for the Merger

         The Board of Directors of both Hunapu and InforMedix each believe that their respective objectives will be achieved with a combined company. Hunapu was organized as a "blank check" company solely for the purpose of ultimately acquiring a company which desires to employ its public vehicle. The merger is intended to provide InforMedix with the perceived advantages of being a publicly held corporation, as described below.

Hunapu's Reasons for the Merger

         InforMedix Fulfills Hunapu's Requirements under Rule 419. Hunapu has investigated various merger partners and contracted with one previously, Critical Home Care, which subsequently decided not to merge with Hunapu. The fact that Hunapu meets InforMedix's requirements and there are no other candidates presently available is extremely important to Hunapu to satisfy Rule 419's requirements of completing an acquisition by May 8, 2003.

         InforMedix Is Poised for Commercialization. InforMedix, Inc. has developed and integrated a portable patient monitoring device, hardware, software and network communications system called the Med-eMonitor(TM) System. This system enables pharmaceutical firms, biotechnology companies, medical researchers and physicians to efficiently monitor and manage patients' medication compliance and clinical response. InforMedix has placed working beta units in pilot sites to validate efficacy and secure endorsements, references and white papers. The company is now positioned to fully commercialize its technology via direct sales and strategic alliances.

         InforMedix has a Talented Management Team. The Boards of Directors of Hunapu and InforMedix believe that InforMedix has assembled a strong and talented management team especially for an early stage company. Pursuant to the terms of the Merger Agreement, John C. Francis, Hunapu's current Chairman and Chief Executive Officer, will resign from all positions with Hunapu as of the Effective Date. Each of the current officers and directors of InforMedix, as described below under "Management," will assume the same respective positions with Hunapu. InforMedix currently has six (6) senior executive officers and expects to hire an experienced Senior Vice President of Sales and Marketing following the Effective Date. InforMedix currently has four (4) non-employee independent directors, all of whom we expect to occupy the same position with Hunapu following the merger.

InforMedix's Reasons for the Merger

         Access to Capital Markets to Improve Financial Position. The combination of InforMedix with a publicly-owned entity should allow InforMedix to improve its financial position, to grow the company internally and/or to acquire other companies. InforMedix is expected to have immediate access to greater financial resources, including access to the public markets, following completion of the merger. Access to private investors should also improve by their knowing that InforMedix will be subject to the SEC's periodic reporting requirements. Finally, there may develop a public market for InforMedix securities although no assurance can be given as to that potential development. In addition, InforMedix being part of a public company should allow InforMedix to attract additional strategic partners from both a business and financial view.

Interest of Executive Officers and Directors

         John C. Francis, the sole executive officer and director of Hunapu, has a substantial beneficial interest in the completion of the merger. Mr. Francis currently owns 11,840,000 shares of common stock and warrants to purchase 986,667 shares of common stock of Hunapu through an entity established by Mr. Francis for estate planning purposes. All warrants and all but 750,000 shares of common stock will be surrendered for cancellation by Mr. Francis upon completion of the merger. There is currently no market for Hunapu's securities, nor can any assurance be given that one will develop after the merger. However, Hunapu is without assets and without a business. Even if a public market never develops for Hunapu securities following the merger, Mr. Francis's ownership position will be significantly enhanced by owning equity in InforMedix's business operations.

Certain Consequences of the Merger

         Effective Date. The merger will take effect as soon as practicable after the special meeting and approval by the stockholders of Hunapu of this Proposal 1 and satisfaction of the conditions set forth in the Merger Agreement. Upon the Effective Date of the merger, the separate corporate existence of InforMedix will cease and the stockholders of InforMedix will become holders of common stock of Hunapu. The business operations of InforMedix will be carried on by Hunapu, which intends to change its name to InforMedix Holdings Inc. upon approval of this Proposal 1.

Number of Shares of Common Stock Outstanding

         The number of outstanding shares of common stock of Hunapu immediately following the merger is expected to be approximately 18,312,400 (excluding any warrant exercises prior to the completion of the merger), and will vote equally on all matters. Approximately 18.6% of the shares with voting privileges will be owned by Hunapu's current stockholders and 81.4% by InforMedix's current stockholders, including 225,000 shares issuable upon conversion of $225,000 principal amount of convertible promissory notes. The foregoing does not give effect to the possible exercise of Hunapu's warrants to purchase 800,000 shares of common stock, InforMedix's warrants to purchase 1,080,000 shares of common stock, or shares issuable upon conversion of accrued interest on the convertible promissory notes. Hunapu's current stockholders will have much less ability to effect control over Hunapu following the merger.

No Regulatory Approvals

         No state or federal regulatory approvals are required for the merger proposal.

Accounting Treatment of the Merger

         The proposed acquisition will be treated for accounting purposes, as a purchase business acquisition of Hunapu by InforMedix in a reverse acquisition and a recapitalization of InforMedix. InforMedix Acquisition Corp. will be treated as the acquirer for accounting purposes because the former shareholders of InforMedix Acquisition Corp. will receive the larger portion of the common stockholder interests and voting rights than those retained by our stockholders immediately prior to completion of the acquisition.

Certain Income Tax Consequences

         The acquisition is intended to qualify as a "tax-free reorganization" for purposes of the United States federal income tax laws. As such, our stockholders, as well as the stockholders of InforMedix Acquisition Corp., who are subject to United States income tax will not recognize gain or loss upon the closing of the acquisition transaction. The acquisition also is not intended to result in the recognition of gain or loss to either us, InforMedix Acquisition Corp. or InforMedix, Inc. in the respective jurisdictions where we and they are subject to taxation. NO OPINION OF COUNSEL, NOR ANY RULING FROM THE INTERNAL REVENUE SERVICE, HAS BEEN OBTAINED IN CONNECTION WITH THE PUBLICATION OF THE FOREGOING INCOME TAX CONSEQUENCES. THIS INFORMATION IS FOR GENERAL INFORMATION ONLY AND YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTANTS AND TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION TRANSACTION TO YOU.

Conditions to the Merger

         The consummation of the merger is subject to the satisfaction of certain conditions, including, among others:

         o obtaining requisite stockholder approvals of Hunapu's stockholders for Proposal 1;
         o our effective proxy statement and post-effective amendment to this registration statement in compliance with SEC Rule 419;
         o at least 80% of our IPO investors reconfirming their purchases of units in our IPO;
         o satisfactory results of due diligence reviews by all parties to the merger;
         o the absence of any injunction prohibiting the consummation of the merger or materially changing the terms or conditions of the merger;
         o each party having performed all of its agreements and satisfied all conditions contained in the Merger Agreement in all material respects;
         o the representations and warranties of each party to the Merger Agreement being true and correct at closing except where the failure to be true and correct would not have a material adverse effect on the business, results of operations or financial condition of either party and its respective subsidiaries, taken as a whole (a "Material Adverse Effect");
         o the receipt of final audited financial statements of InforMedix;
         o        Board of Directors approval of both companies; and
         o        customary closing conditions.

Consequences of the Merger

         The merger, if completed, will have the following consequences:


         o the certificate of incorporation of Hunapu will remain the same, but for the change of its name to InforMedix Holdings, Inc. and the creation of "blank check" preferred stock, whereby the Board of Directors will be able, from time to time, without further stockholder approval, to create one or more series of Preferred Stock and to determine the descriptions, preferences and limitations of each such series, including, but not limited to, (i) the number of shares, (ii) dividend rights, (iii) voting rights, (iv) conversion privileges, (v) redemption provisions, (vi) sinking fund provisions, (vii) rights upon liquidation, dissolution or winding up of the company and (viii) other relative rights, preferences and limitations of such series. The Board of Directors of Hunapu and InforMedix believe that amending the Certificate of Incorporation to permit the Board to authorize the issuance of up to 9,000,000 shares of "blank check" preferred stock provides the Company with the flexibility to address potential future financing needs by creating a series of preferred stock that is customized to meet the needs of any particular transaction and to market conditions. The Company also could issue preferred stock for other corporate purposes, such as to implement joint ventures or to make acquisitions. On our liquidation, dissolution or winding up, the holders of serial preferred stock may be entitled to receive preferential cash distributions fixed by our board when creating the particular series of preferred stock before the holders of our common stock are entitled to receive anything. Preferred stock authorized by our board could be redeemable or convertible into shares of any other class or series of our capital stock.


         The issuance of serial preferred stock by our board of directors could adversely affect the rights of holders of our common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The issuance of serial preferred stock could be used to discourage or prevent efforts to acquire control of our company through the acquisition of shares of our common stock, even if a change in control were in our stockholders' interest. Neither company is currently considering the issuance of preferred stock for such financing or transactional purposes and has no present intention to issue any series of preferred stock.

         o the By-laws of Hunapu shall remain the same and shall be the by-laws of InforMedix Holdings, Inc.

         o        the officers and directors of InforMedix Acquisition Corp.
shall become the officers and directors of Hunapu Inc.

         o the property, rights, privileges, powers and franchise of both Hunapu and InforMedix Acquisition Corp. shall vest in Hunapu Inc.

         o the debts and liabilities of Hunapu shall be extinguished and the debts, liabilities and duties of InforMedix Acquisition Corp. shall become the debts, liabilities and duties of Hunapu.


Differences between Nevada and Delaware Corporate Law


         InforMedix has advised Hunapu that it expects to consider reincorporation from Nevada to Delaware following the merger at its next regularly scheduled shareholders meeting. Upon the completion of the merger the stockholders of InforMedix will become stockholders of Hunapu and their rights will be governed by the Nevada Revised Statutes (the "NRS") rather than the Delaware General Corporation Law ("DGCL"). While similar, the material differences are highlighted, as follows:

Transactions with Interested Stockholders

         In both states, interested stockholder transactions are banned for three years after the stockholder becomes interested, unless the board of directors approved the transaction that resulted in the stockholder becoming interested. In Delaware, a transaction is also permitted if the stockholder owned at least 85% of the voting stock outstanding, exclusive of shares owned by directors who are also officers or at or subsequent to such time, the transaction is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the stockholder.

         In Nevada, interested transactions are permitted after the expiration of the three-year period if the board of directors or a majority of the voting power held by disinterested stockholders approve the transaction, or if the consideration paid by the interested stockholder is at least equal to the greater of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the transaction in which he became interested stockholder, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Appraisal Rights

         The rules are the same in both states except that Delaware also denies such rights if the consideration received consisted solely of: (1) shares of stock of the surviving corporation; (2) shares of stock of any other corporation that will be either listed on a national securities exchange, or designated as a national market system security on an inter-dealer quotation system by the NASD, or held of record by more than 2,000 stockholders; (3) cash in lieu of fractional shares of the corporations described in the two immediately preceding bullet points; or (4) any combination of shares of stock and cash in lieu of fractional shares described in the three preceding items.

Amendment to By-Laws

         In Delaware, the power to amend by-laws is vested in the stockholders whereas Nevada allows amendments by the Board of Directors.

Duration of Proxies

         In Delaware, a proxy is valid for three years unless it states otherwise and is irrevocable if it so states and is coupled with an interest either in the stock itself or in the corporation. In Nevada, a proxy is valid for six months unless stated otherwise and in no event may it exceed seven years or unless it is coupled with an interest.

Special Stockholder Meetings

         In Delaware, the board of directors or such person as may be authorized by the corporation can call a special meeting. In Nevada, unless otherwise provided by the articles of incorporation or the by-laws, special meetings can be called by the entire board of directors, any two directors or the president of a corporation.

Stockholder Inspection of Books and Records

         In Delaware, a stockholder may demand in writing to inspect the stock ledger and records. The written demand must be under oath and state the purpose for such inspection. In Nevada, one can inspect only the ledger and must be either a stockholder for at least six months immediately preceding, hold at least 5% of the outstanding shares, or authorized in writing by at least 5% of all outstanding shares. Although not required, a corporation may deny inspection if the stockholder refuses to furnish an affidavit. Also, if the stockholder owns of 15% or more (combined or individually) of the outstanding stock of the corporation, they may inspect the books and financial records of the corporation.

Size and Classification of the Board of Directors

         In Delaware, directors can be divided into up to three classes, with the term of office of one class of directors to expire each year. The certificate of incorporation can confer upon holders of any class the right to elect one or more directors to serve for such terms. In Nevada, a board may be divided into various classes with staggered terms of office, but at least 1/4th of the directors must be elected annually.

Removal of Directors

         In Delaware, removal is permitted with or without cause by the holders of a majority of stockholders, except that members of a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise. In Nevada, removal is permitted by the vote of stockholders holding not less than two-thirds of the outstanding stock entitled to vote. In both states, if a corporation has cumulative voting, a director may not be removed from office except on the vote of stockholders owning sufficient shares to prevent such director's election to office at the time of removal.

Indemnification of Directors and Officers

         The rules are the same in both states, except that Nevada allows a person who has been denied indemnification to seek a court order to obtain it.

Limitation of Personal Liability of Directors

         In Delaware, a corporation's certificate of incorporation may include a provision limiting a director's personal liability for breach of fiduciary duty provided no such provision limits the liability of a director for breach of the director's duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, unlawful payment of dividends, stock purchase or redemption, any transaction from which the director derived an improper personal benefit or any act or omission prior to the adoption of such a provision in the certificate of incorporation. The Nevada statute does not contain a provision allowing a limitation on personal liability.

Derivative Actions

         The rules are the same in both states, except that Nevada also prohibits a derivative action to be maintained if the plaintiff does not fairly and adequately represent the interests of the stockholders.

Distributions and Redemptions

         In Delaware, a corporation may only pay dividends out of surplus or net profit and may not redeem any shares if such redemption would cause an impairment of its capital. In Nevada, distributions and redemptions permissible as long as after giving effect to such action (1) the corporation would be able to pay its debts as they become due in the usual course of business or (2) unless the articles of incorporation permit otherwise, the corporation's total assets would not be less than the sum of its total liabilities plus the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Such determinations may be made by the board of directors based on financial statements, fair market valuation of any other reasonable method.

Loans to Directors and Officers

         In Delaware, a loan is permissible if the Board feels it can reasonably be expected to benefit the corporation. In Nevada, a loan is permissible if (i) the financial interest is known by the board of directors and noted in the minutes, and the board authorizes the transaction in good faith by a majority vote without counting the vote of the interested director; (ii) the financial interest is known by the stockholders, and the stockholders authorize the transaction by a vote of stockholders holding a majority of the voting power; or
(iii) the transaction is fair to the corporation at the time it is authorized or approved.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND BELIEVE ITS ADOPTION TO BE IN THE BEST INTERESTS OF OUR SHAREHOLDERS. ACCORDINGLY, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.


                   PROPOSAL 2 - ADOPTION OF HUNAPU INC. 2003
                              STOCK INCENTIVE PLAN

Background and Reasons for the Proposal

         The Board of Directors of Hunapu has adopted the Hunapu 2003 Stock Incentive Plan (the "Plan") and we are now seeking your approval of the Plan.

         We believe that following the merger, the Plan will promote the interests of Hunapu, each subsidiary and our stockholders by helping to attract and retain qualified employees, officers, directors and consultants. The Plan is expected to motivate participants by means of stock options, and restricted shares to achieve long-term performance goals, and enable our employees, officers, directors and consultants to participate in our long-term growth and financial success.

         The total number of shares available for issuance under the Plan is 2,500,000 shares of common stock. No options have been granted to any persons, to date, and no options or shares will be granted to any current officer, director, shareholder or affiliate of Hunapu.

         To understand the Plan more fully, you should read the plan which is attached to this proxy statement/reconfirmation prospectus as Appendix B.

Types of Awards under the Plan

         Awards granted under the Plan may be in the any combination of the following:

         o        stock options to purchase shares of common stock; and

         o restricted stock. These are awards of stock on which various restrictions and conditions are imposed which must be satisfied in order for the award to vest in the participant.

Eligibility

         Under the terms of the Plan,

         o        directors,

         o        officers,

         o        employees and

         o        consultants

of Hunapu and its subsidiaries designated by the compensation committee administering the stock plan are eligible to participate in the Plan.



Administration

         The Compensation Committee of our Board of Directors will administer the Plan.

Stock Options

         Exercise Price. The purchase price of a share of common stock covered by an option may not be less than 100% of the fair market value of a share of common stock on the date of grant.

         Option Vesting and Exercising. The Compensation Committee administering the Plan will determine the vesting period and all other terms and conditions of each option, except that no option may be exercisable more than ten years from the date of its grant. The compensation committee may, in its discretion, accelerate the vesting of any option. In addition, Section 402 of the Sarbanes-Oxley Act of

2002 prohibits most personal loans by an issuer to its executive officers and directors. Since an issuer may not extend or arrange for credit, certain prior financing transactions, including certain forms of cashless exercise of options may be prohibited.

         An option may only be exercised to the extent that it is vested. Participants may exercise options by delivering cash, common stock or any combination thereof.

         Termination of Employment. The compensation committee will determine when, if at all, an option will vest when a participant in the Plan leaves the company. Generally, if a participant's employment or service is terminated other than by death or disability, his or her options will cease to vest immediately and the options will terminate three months after termination of employment or service. If a participant dies or becomes disabled, his or her options will terminate after one year. In no event may an option terminate later than ten years after granted.

Restricted Stock

         The compensation committee may make restricted stock awards in common stock. The compensation committee will determine:

         o        the class of stock subject to the restricted stock award;

         o        the terms and conditions of the restricted stock award;

         o        the restricted period for the award;

         o the restrictions applicable to an award, which may include continued employment and specific corporate, divisional or individual performance standards or goals;

         o whether the participant will receive dividends and other distributions on the restricted stock during the restricted period or whether they will be withheld until the restrictions have been satisfied;

         o whether the award will vest in the event of the participant's death or disability prior to expiration of the restrictions; and

         o        whether to waive any or all of the restrictions.

         Upon an award of restricted stock, a participant will be a stockholder with respect to those shares of restricted stock and will be entitled to vote those shares. The stock certificate representing the restricted stock will be held by Hunapu, together with stock powers executed by the participant in favor of Hunapu, until the restricted period expires and any restrictions imposed are satisfied.

         Awards of restricted stock granted under the Plan may qualify for the performance-based compensation exemption to Section 162(m) of the Internal Revenue Code. As determined by the compensation committee in its sole discretion, either the granting or vesting of these performance-based awards will be based upon achievement of hurdle rates and/or growth in one or more of the following business criteria:

         o        net earnings;

         o        earnings per share;

         o        net sales growth;

         o        market share;

         o        net operating profit;

         o        expense targets;

         o        working capital targets relating to accounts receivable;

         o        operating margin;

         o        return on equity;

         o        return on assets;

         o planning accuracy (as measured by comparing planned results to actual results);

         o        market price per share; and

         o        total return to stockholders.

         In addition, these performance-based awards may include comparisons to the performance of other companies, which would be measured by one or more of the criteria listed above. With respect to these performance-based awards, the compensation committee will establish in writing the performance goals applicable to a given period, and these goals will state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if the performance goals are obtained. The compensation committee will also establish in writing the individual employees or class of employees to which the performance goals apply no later than 90 days after the commencement of the period (but in no event after 25% of the period has elapsed). No performance-based awards shall be payable to, or vest with respect to, any participant for a given fiscal period until the compensation committee certifies in writing that the objective performance goals (and any other material terms) applicable to the period have been satisfied.

Amendment of the Plan and Options

         The Board of Directors may amend the Plan from time to time, except that stockholder approval is needed to:

         o change the number of shares of common stock subject to the plan or that may be granted to any individual in any calendar year;

         o        change the class of eligible participants;

         o        change the performance criteria; or

         o remove the administration of the Plan from the committee administering the plan.

Non-Transferability of Options

         Except as provided by the compensation committee, other than with respect to incentive options, awards may (1) not be transferred by a participant during the participant's lifetime, (2) not be assigned or otherwise disposed of except by will or by applicable laws of descent and distribution or (3) only be exercised during the participant's lifetime by the participant or the participant's guardian or legal representative.

Corporate Changes

         The Plan provides that the Compensation Committee may adjust, as it deems appropriate, the maximum number of shares that may be subject to options or awards or that may be granted to any individual in any calendar year, and the terms of any outstanding options or awards under the Plan, to reflect changes in outstanding stock that occur because of stock dividends, stock splits, recapitalizations, reorganizations, liquidations or other similar events.

         If we merge or consolidate with another corporation (other than InforMedix), liquidate or dispose of all or substantially all of our assets while there are unexercised options outstanding:

         o after the effective date of the merger, consolidation, liquidation or disposition, as the case may be, each holder of an option will be entitled, upon exercise of the option, to receive, in place of the applicable class of common stock, the number and class or classes of stock or other securities or property to which the holder would have been entitled if the holder had held the stock underlying the option directly immediately prior to the event in question; or

         o if the options have not already become exercisable, the Compensation Committee may accelerate vesting so that the options will be exercisable in full.

Certain Federal Income Tax Consequences

         The statements in the following paragraphs of the principal federal income tax consequences of awards under the Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this proxy statement/reconfirmation prospectus which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

Incentive Stock Options

         Incentive Stock Options ("ISOs") must be granted pursuant to a plan approved by shareholders which provides, among other things, for the number of shares which may be issued pursuant to incentive stock options. The Plan provides that all the shares subject to the Plan may be awarded pursuant to incentive stock options. The option must not have a term in excess of ten years (five years in the case of a shareholder who owns, directly or indirectly, 10 percent or more of the company stock). The option price must not be less than the fair market value of the stock at the time the option is granted (110 percent in the case of 10 percent or greater shareholders). Although ISOs may be exercised in any order, a maximum of $100,000 of value of ISOs - based on the fair market value of the stock at the time of the grant - may become exercisable
(vest) for the first time in each calendar year. ISOs must be nontransferable.

         At the time of grant, there is no income recognized. At the time of exercise, there is no income recognized for purposes of the regular income tax. However, for purposes of the alternative minimum tax ("AMT"), the option will be treated as an option that does not qualify as an ISO. There are several consequences of this rule: gain is recognized for AMT purposes, a section 83(b) election may be needed by officers (see discussion infra), gain may be recognized again for regular tax purposes when the ISO stock is sold, and a prior year's minimum tax liability credit from Section 83 may be created. In situations in which significant appreciation in the value of the stock subject to an ISO may occur, the AMT may create a significant tax burden.

         If stock acquired through the exercise of an ISO is sold after satisfying the holding period described below, the difference between the amount realized and the option price is taxed at a much lower rate than ordinary income. Hunapu will get a deduction only if the stock is sold before the holding period requirements for preferred tax treatment are satisfied. The holding period for obtaining preferred tax treatment with respect to stock acquired through the exercise of an ISO is two years from the date of grant and one year from the date of exercise.

         If an individual exercises an ISO by delivering Hunapu stock, the exercise is tax free if the holding period for that tendered stock has been satisfied (e.g., if stock was acquired through the exercise of an ISO, the period is two years from the date of grant and one year from the date of exercise.

         Stock Options That Are Not Incentive Stock Options. An individual who receives an option which does not satisfy the statutory requirements for an incentive stock option will not recognize any taxable income upon the grant of an option or right. However, the individual generally will recognize ordinary income upon exercise of an option in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price.

         As a result of Section 16(b) of the Exchange Act, the timing of income recognition may be deferred (generally for up to six months) for any individual who is an officer or director of Hunapu or a beneficial owner of more than ten percent (10%) of any class of equity securities of Hunapu. Absent a Section 83(b) election (as we describe below under "Other Awards"), recognition of income by the individual will be deferred until the expiration of the deferral period, if any and the amount of income will be determined at the time the
Section 16(b) restriction lapses.

         The ordinary income recognized with respect to the receipt of shares upon exercise of an option will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an option, Hunapu may satisfy the liability in whole or in part by withholding shares of common stock from those that otherwise would be issuable to the individual or by the individual tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

         A federal income tax deduction generally will be allowed to Hunapu in an amount equal to the ordinary income included by the individual with respect to his or her option or right, provided that such amount constitutes an ordinary and necessary business expense to Hunapu and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

         If an individual exercises an NQSO by delivering shares of common stock, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the option as if he or she paid the exercise price in cash, and Hunapu likewise generally will be entitled to an equivalent tax deduction.

         Other Awards. With respect to other awards under the Plan that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations), individuals generally will recognize ordinary income equal to the amount of cash or the fair market value of the common stock received.

         With respect to awards under the Plan that are settled in shares of common stock that are restricted as to transferability and subject to a substantial risk of forfeiture--absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election")--an individual will recognize ordinary income at the earlier of the time at which (1) the shares become transferable or (2) the restrictions that impose a substantial risk of forfeiture of the shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. Shares subject to the restrictions of Section 16(b) of the Exchange Act are deemed to be subject to a substantial risk of forfeiture for purposes of Section 16(b).

         The ordinary income recognized with respect to the receipt of cash, shares of common Stock or other property under the Plan will be subject to both wage withholding and other employment taxes.

         Hunapu will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the individual, provided that such amount constitutes an ordinary and necessary business expense to Hunapu and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

         If the compensation committee permits an individual to transfer an option to a member or members of the individual's immediate family or to a trust for the benefit of these persons or other entity owned by these persons and the individual makes such a transfer and the transfer constitutes a completed gift for gift tax purposes (which determination may depend on a variety of factors including whether the option or a portion thereof has vested), then the transfer will be subject to federal gift tax except, generally, to the extent protected by the individual's $11,000 per donee annual exclusion, by his or her lifetime unified credit or by the marital deduction. The amount of the individual's gift is the value of the option at the time of the gift.

         If the transfer of the option constitutes a completed gift and the individual retains no interest in or power over the option after the transfer, the option generally will not be included in his or her gross estate for federal estate tax purposes. The transfer of the option will not cause the transferee to recognize taxable income at the time of the transfer. If the transferee exercises the option while the transferor is alive, the transferor will recognize ordinary income as described above as if the transferor had exercised the option. If the transferee exercises the option after the death of the transferor, it is uncertain whether the transferor's estate or the transferee will recognize ordinary income for federal income tax purposes.

         Dividends and Dividend Equivalents. To the extent awards under the Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the Plan, an individual generally will recognize ordinary income with respect to the dividends or dividend equivalents. Such income may be considered compensation income subject to withholding when received.

         Change in Control. In general, if the total amount of payments to an individual that are contingent upon a "change of control" of Hunapu (as defined in Section 280G of the Code), including payments under the Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, the individual's average annual compensation for the five calendar years preceding the change in control), then, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to Hunapu and the individual would be subject to a 20% excise tax on that portion of the payments.

         Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an option or stock appreciation right). One of these exceptions applies to performance-based compensation that has, among other things, been approved by stockholders in a separate vote. If the amended plan is approved by our stockholders, we believe that performance-based awards granted prior to the first stockholder meeting under the amended plan and those stock options and stock appreciation rights granted by the compensation committee under the amended plan should qualify for the performance-based compensation exception to Section 162(m) of the Code.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN AND BELIEVES ITS ADOPTION TO BE IN THE BEST INTERESTS OF OUR SHAREHOLDERS. ACCORDINGLY, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.

         Proposal 2 is conditioned, however, upon approval by stockholders of Proposal 1 relating to the merger agreement. If such proposal is not approved by the stockholders and implemented by the board, Proposal 2 will not be implemented. Conversely, Proposal 1 is not conditioned upon approval by stockholders of Proposal 2.

                  INFORMEDIX SOLICITATION OF WRITTEN CONSENTS

Purpose Of Consent Solicitation

InforMedix is soliciting written consents from its shareholders to approve the merger agreement.

In accordance with InforMedix's bylaws and Delaware law, the merger may be approved and adopted without a meeting of InforMedix shareholders by written consent of at least a majority of the shares of InforMedix common stock. If the holders of a majority of the shares of the InforMedix common stock consent to approve the merger agreement, no further action will be required by InforMedix shareholders to approve the merger agreement.

The InforMedix board of directors has approved the merger agreement, believes that the terms of the merger agreement are fair to and in the best interests of InforMedix and its shareholders, and recommends that the InforMedix shareholders vote "FOR" approval of the merger agreement by executing and returning InforMedix written consents.

Record Date And Consent Rights

The date for determining shareholders of record entitled to give or withhold consent to the merger will be the date on which the first written consent is given. Only holders of shares of InforMedix common stock at the close of business on the date the first written consent is given will be entitled to submit written consents. As of ____________, 2003, there were approximately __ holders of record of InforMedix shares. There were ___________ shares of InforMedix common stock issued, each share of which is entitled to one vote on the merger agreement.

A written consent may be revoked by delivery of written notice to the secretary of InforMedix at any time prior to the time duly executed InforMedix written consents have been returned, and not revoked, by the holders of a majority of the outstanding InforMedix common stock.

Expenses Of Consent Solicitation

InforMedix written consents are being solicited by and on behalf of the InforMedix board of directors. InforMedix will bear all expenses in connection with such solicitation. In addition to solicitation by use of the mail, InforMedix written consents may be solicited by directors, officers and employees of InforMedix in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for out-of-pocket expenses incurred in connection with any solicitations.

Required Consents

Approval of the merger agreement requires the approval of the holders of a majority of the outstanding shares of InforMedix common stock. As of ____________, 2003, neither Hunapu nor any of its executive officers or directors beneficially owned any outstanding shares of InforMedix common stock.

INFORMEDIX SHAREHOLDERS SHOULD READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS DOCUMENT, AND COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED INFORMEDIX WRITTEN CONSENT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                APPRAISAL RIGHTS

Statutory Appraisal Rights

The Delaware General Corporation Law grants appraisal rights in the merger to the holders of InforMedix common stock. Under Section 262 of the Delaware General Corporation Law, InforMedix stockholders may object to the merger and demand in writing that InforMedix pay to them the fair value of their shares of InforMedix stock. Fair value takes into account all relevant factors, but excludes any appreciation or depreciation in anticipation of the merger. Stockholders who elect to exercise appraisal rights must comply with all of the procedures set forth in Section 262 to preserve their appraisal rights.

Section 262 sets forth the required procedure a stockholder requesting appraisal must follow. Making sure that you actually perfect your appraisal rights can be complicated. The procedural rules are specific and must be followed completely. Failure to comply with the procedure set forth in Section 262 may cause a termination of your appraisal rights. We are providing you only with a summary of your appraisal rights and the procedure. The following information is qualified in its entirety by the provisions of Section 262. InforMedix will not give you any notice other than as described in this proxy statement/reconfirmation prospectus and as required by the Delaware General Corporation Law.

Appraisal Rights Procedures

If you are a InforMedix stockholder and you wish to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the Delaware General Corporation Law. Section 262 requires the following:


You Must Make a Written Demand for Appraisal. You must deliver a written demand for appraisal to InforMedix before the vote on the merger agreement and the merger is taken. This written demand for appraisal must be provided to InforMedix separately from your proxy. In other words, a vote against the InforMedix merger agreement and the merger will not alone constitute a valid demand for appraisal. Additionally, this written demand must reasonably inform the corporation of your identity and of your intention to demand the appraisal of your shares of InforMedix stock.

You Must Refrain from Voting for Approval of the Merger. You must not vote for approval of the merger agreement and the merger. If you vote in favor of the merger agreement and the merger, this will terminate your right to appraisal. You can also terminate your right to appraisal if you return a signed proxy and
(1) fail to vote against approval of the merger agreement and the merger or (2) fail to note that you are abstaining from voting. Your appraisal rights will be terminated even if you previously filed a written demand for appraisal.

You Must Continuously Hold Your InforMedix Shares. You must continuously hold your shares of InforMedix stock, from the date you make the demand for appraisal through the effective date of the merger. If you are the record holder of InforMedix stock on the date the written demand for appraisal is made but thereafter transfer the shares prior to the effective date of the merger, you will lose any right to appraisal in respect of those shares. You should read the paragraphs below for more details on making a demand for appraisal.

A written demand for appraisal of InforMedix stock is effective only if it is signed by, or for, the stockholder of record who owns such shares at the time the demand is made. The demand must be signed as the stockholder's name appears on his/her/its stock certificate(s). If you are the beneficial owner of InforMedix stock, but not the stockholder of record, you must have the stockholder of record sign a demand for appraisal.

If you own InforMedix stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

If you own InforMedix stock with more than one person, such as in a joint tenancy or tenancy in common, all of the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose the identity of the stockholder of record and the fact that the agent is signing the demand as that stockholder's agent. If you are a InforMedix stockholder who elects to exercise appraisal rights, you should mail or deliver a written demand to:

InforMedix Holdings, Inc.
5880 Hubbard Drive
Rockville, Maryland 20852-4821
Attention: Dr. Bruce A. Kehr, Chairman & CEO

It is important that InforMedix receive all written demands for appraisal before the vote concerning the merger agreement and the merger is taken. This written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of stock owned, and that the stockholder is thereby demanding appraisal of that stockholder's shares. If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the merger consideration provided in the merger agreement.

Written Notice. Within ten days after the effective date of the merger, InforMedix must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262.

Petition with the Chancery Court. Within 120 days after the effective date of the merger, either the surviving corporation or any stockholder who has complied with the conditions of Section 262, may file a petition in the Delaware Court of Chancery. This petition should request that the chancery court determine the value of the shares of stock held by all of the stockholders who are entitled to appraisal rights. If you intend to exercise your rights of appraisal, you should file such a petition in the chancery court. InforMedix has no intention at this time to file such a petition. Because InforMedix has no obligation to file such a petition, if you do not file such a petition within 120 days after the effective date of the merger, you will lose your rights of appraisal.

Withdrawal of Demand. If you change your mind and decide you no longer want appraisal rights, you may withdraw your demand for appraisal rights at any time within 60 days after the effective date of the merger. You may also withdraw your demand for appraisal rights after 60 days after the effective date of the merger, but only with the written consent of InforMedix. If you effectively withdraw your demand for appraisal rights, you will receive the merger consideration provided in the merger agreement.

Request for Appraisal Rights Statement. If you have complied with the conditions of Section 262, you are entitled to receive a statement from InforMedix. This statement will set forth the number of shares that have demanded appraisal rights, and the number of stockholders who own those shares. In order to receive this statement, you must send a written request to InforMedix within 120 days after the effective date of the merger. After the merger, InforMedix has 10 days after receiving a request to mail the statement to you.

Chancery Court Procedures. If you properly file a petition for appraisal in the chancery court and deliver a copy to InforMedix, InforMedix will then have 20 days to provide the chancery court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with InforMedix as to the value of their shares. The chancery court will then send notice to all of the stockholders who have demanded appraisal rights. If the chancery court thinks it is appropriate, it has the power to conduct a hearing to determine whether the stockholders have fully complied with
Section 262 of the Delaware General Corporation Law and whether they are entitled to appraisal rights under that section. The chancery court may also require you to submit your stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the chancery court's directions, you may be dismissed from the proceeding.

Appraisal of Shares. After the chancery court determines which stockholders are entitled to appraisal rights, the chancery court will appraise the shares of stock. To determine the fair value of the shares, the chancery court will consider all relevant factors except for any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the chancery court determines the fair value of the shares, it will direct InforMedix to pay that value to the stockholders who are entitled to appraisal rights. The chancery court can also direct InforMedix to pay interest, simple or compound, on that value if the chancery court determines that the payment of interest is appropriate. In order to receive the fair value of your shares, you must then surrender your InforMedix stock certificates to InforMedix.

The chancery court could determine that the fair value of your shares of InforMedix stock is more than, the same as, or less than the merger consideration. In other words, if you demand appraisal rights, you could receive less consideration than you would under the merger agreement. You should also be aware that an opinion of an investment banking firm that the merger is fair is not an opinion that the merger consideration is the same as the fair value under
Section 262.

Costs and Expenses of Appraisal Proceeding. The costs and expenses of the appraisal proceeding may be assessed against InforMedix and the stockholders participating in the appraisal proceeding, as the chancery court deems equitable under the circumstances. You can request that the chancery court determine the amount of interest, if any, InforMedix should pay on the value of stock owned by stockholders entitled to the payment of interest. You may also request that the chancery court allocate the expenses of the appraisal action incurred by any stockholder pro rata against the value of all of the shares entitled to appraisal.

Loss of Stockholder's Rights. If you demand appraisal rights, from and after the effective date of the merger you will not be entitled to:

         o vote your shares of InforMedix stock, for any purpose, for which you have demanded appraisal rights;

         o receive payment of dividends or any other distribution with respect to such shares, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective time of the merger; or

         o receive the payment of the consideration provided for in the merger agreement (unless you properly withdraw your demand for appraisal).

If no petition for an appraisal is filed within 120 days after the effective date of the merger, your right to an appraisal will cease. You may withdraw your demand for appraisal and accept the merger consideration by delivering to InforMedix a written withdrawal of your demand, except that (1) any attempt to withdraw your demand for appraisal made more than 60 days after the effective date of the merger will require the written approval of InforMedix, and (2) an appraisal proceeding in the chancery court cannot be dismissed unless the chancery court approves such dismissal.

If you fail to comply strictly with the procedures described in this section you will lose your appraisal rights. Consequently, if you wish to exercise your appraisal rights, we strongly urge you to consult a legal advisor before attempting to exercise your appraisal rights.

If you do not vote in favor of the merger and fail to properly demand appraisal rights, or if for some reason your right to appraisal is withdrawn or lost, your shares will, upon surrender as described in this section at the effective time of the merger, be converted into the right to receive the applicable merger consideration as described Hunapu, subject to the deposit of 10% of the shares of InforMedix common stock payable to InforMedix stockholders into escrow to be used in the event that InforMedix is entitled to indemnification under the merger agreement or to the extent that there is a reduction in the purchase price based on a post-closing audit adjustment.

                             BUSINESS OF INFORMEDIX

COMPANY OVERVIEW

InforMedix, Inc., a Delaware corporation, has developed and integrated a portable patient monitoring device, hardware, software and network communications system called the Med-eMonitor(TM) System. This system enables pharmaceutical firms, biotechnology companies, medical researchers and physicians to efficiently monitor and manage patients' medication compliance and clinical response. The Company, founded in 1997, has placed working beta units in pilot sites to validate efficacy and secure endorsements, references and white papers. Management of InforMedix believes it is now positioned to fully commercialize its technology via direct sales and strategic alliances.

PRODUCT OVERVIEW

Introduction

The Med-eMonitor(TM) System organizes and translates complex clinical drug trial protocols into a simple, automated series of prompted and recorded events for patients and researchers. The system comprises a portable patient interface device and automated data upload and download capability.

The Med-eMonitor System is intended to significantly reduce the cost of managing drug trials and dramatically shorten the time required to transcribe patient diaries into manageable electronic data for analysis and reporting. Traditional drug trial methodologies require considerable investments in professional resources to train patients on drug and trial protocols, conduct site visits to ensure compliance, and administer paper-based protocol changes and retrain patients on new protocols. Traditional methodologies also depend on patients to remember when to take their medication, which medication to take and to accurately maintain hand-written diaries about compliance and drug response.

Patient Interface

The portable patient interface hardware assists patient participation in drug trials by telling the patient which medication to take, when to take it, how many to take, and provides the means by which patients can keep track of their reaction to the medication. The device prompts the patient to enter information about their response to the medication(s) in an intuitive manner by responding to a series of fully customized questions.

The device combines medication storage with an easy-to-read display screen. It also dispenses the medication via five storage compartments and sensored-lids.

The device can deliver an unlimited number of other "virtual" events. These may include instructions about medications not dispensed by the device.

Additionally, all other patient interaction with the device is recorded. This includes muting the chimes, adjusting the contrast, etc. All of this data is available to researchers and study monitors to analyze to explain certain reactions, such as a missed dosage because the device was muted.

Each day the patient is prompted to place the portable device in its data exchange cradle to automatically transfer data from the patient to the researcher via secure communication over a non-dedicated telephone line. If the patient cannot access a phone line and the device is placed in its cradle, it can retain patient data indefinitely.

Information Management

The Med-eMonitor(TM) System is designed to provide medical and research personnel with extensive real-time information about patient compliance and medication response, all of which is customized to the trial protocol specifications. The Med-eMonitor(TM) System provides a wide range of patient-monitoring features including:

o Capturing and managing automated medication compliance (date and time-stamped)
o        Remote monitoring of patients' responses to drug and dosage regimens
o Remote monitoring of patients' physiologic and quality of life information
o        The ability to analyze data from multiple patients during trials
o        The ability to implement protocol changes and enhancements instantly
o Aggregated data collection to provide real-time trend analysis during trials

The Med-eMonitor(TM) System is intended to provide significant value to pharmaceutical manufacturers and contract research organizations (CRO's) in four critical areas:


1. Time The time required to acquire, aggregate, analyze and report clinical trial information is reduced dramatically, thereby shortening the time-to-market for new drugs. Pharmaceutical industry sources, such as Friedman Billings & Ramsey"e-Pharmaceuticals Accelerating Clinical Trials and Enhancing Details" August 2000, estimate that each day's delay in bringing a drug to market can cost the pharmaceutical manufacturer from $1,000,000 to $10,000,000 in lost revenues.


2. Cost The operational costs of conducting a trial and managing the results are significantly reduced through operational efficiencies and minimizing the requirement for researcher - patient intervention.

3. Patient Attrition       A primary cause of patients leaving a trial is their
                           frustration with the need to keep hand-written diaries and having to remember when to take their medications. The November 2001 Tufts University study on the cost of introducing a new drug states that the cost of recruiting and retaining the patients in a trial comprises approximately 20% of the $802 million total cost.

4. Data Accuracy           Automated data collection via patient prompts and
                           intuitive data capture increases the accuracy and relevancy of patient data.

PRODUCT VALUE PROPOSITIONS

InforMedix believes, based on its knowledge of the industry, that the Med-eMonitor(TM) System will have the following advantages over existing systems and provide the following benefits:

         Value To Pharmaceutical and Biotech Companies

         o Accelerates the clinical trial and reduces time-to-market for a new drug, thereby increasing revenues
         o Real-time data enables rolling submissions and mid-course protocol modifications
         o Earlier identification of compounds that lack efficacy or produce unacceptable side effects or quality of life
         o Facilitates comparison studies post-market launch to identify and quantify earlier onset of action, longer duration of action, improved quality-of-life, reduced side effects of sponsor drug in comparison to competitors' drugs
         o        Improved patient safety through daily monitoring
         o Accurate measure of test subject compliance with entire clinical protocol, and with medication dosing
         o Monitoring global patient protocol adherence "by patient" and "by site"

         o More scientific and accurate method of capturing data from patients

         Value To Contract Research Organizations and Investigators

         o        Increases data reliability and reduced transcription errors:
                  electronic data capture, using a Med-eMonitor in place of manual data capture, provides more detailed data without requiring manual data input based upon hand-written forms
         o Facilitates responses to FDA questions based upon use of the database to provide real time analysis regarding issues raised by FDA
         o Accelerates the "unblinding" of the database, by shortening the time from the last patient visit until all the data, regarding that patient, has been entered into the database
         o Control data for non-experimental drugs that are being taken by the patient, the effects of which may be attributed unfairly to the experimental drug
         o Daily identification of trial participants who are not following the protocol, permitting rapid intervention to either get the patient back on the protocol or rapid recruitment of new patients to achieve statistical validity for the trial
         o Identification of compliant patients who adhere to the trial, who may form a registry of adherent patients for a subsequent trial
         o Identification of prior dates and times of patient drug administration, side effects incidence and duration, and other data currently manually captured by CRCs that is based upon the patient's retrospective recall
         o Allows for improved analysis of drug holidays on patient outcomes
         o Value of interactive communications and opportunities provided by mass customizing of Med-eMonitor protocols; e.g. site administrator has unlimited capacity to place patients and study personnel in one or more defined "groups" and to selectively change protocol or send specific message to defined group only
         o Selected instructions sent to patent group(s) based upon monitoring data
         o Allows study supervisors to anonymously monitor Clinical Research Associates work, site physicians' results on patient adherence, patient sign-up, or other aspects of study, on a daily basis without breaking into double blind protocol code for study

         Value To Patients

         o Assists patients in adhering to the trial protocol by providing daily behavioral prompts
         o Dramatically reduces the patient's burden of filling in written diaries or trial forms just before office visits, or based upon faulty memory
         o Enables accurate and timely responses to questionnaires and recording of physiological data
         o May provide opportunity to avoid adverse reactions before they become serious
         o Enables researchers to intervene on behalf of the patient when an anticipated possible drug reaction is detected in its early stages prior to causing serious side effects
         o Increases patient's sense of participation in clinical study or treatment
         o Long term Phase IV monitoring with Med-eMonitor allows a more rapid and targeted intervention when daily physiological data or questionnaires indicate patient is headed toward a serious clinical event

         Target Market - Clinical Trials

InforMedix is targeting the market for clinical trials of new and emerging drugs and medications. This multi-billion dollar market is well defined and has a significant need for an immediate and efficient solution to obtain accurate clinical trial data to accelerate time-to-market for new drugs and to reduce the costs associated with clinical trials. The market is comprised of:

         o        Pharmaceutical firms

         o        Biotechnology firms

         o        Contract Research Organizations (CRO's)

         o        The National Institutes of Health

         o        Leading research academic institutions

Both the risks and rewards derived from developing and marketing new drugs are compelling. In November 2001, Tufts University published a widely referenced study that determined the average cost of developing and bringing a new drug to market is $802 million. Though other industry experts debate this estimate, all agree the costs associated with developing and introducing a new drug to the market are staggering, especially when factoring in the cost of pure research, failed projects, data capture and analysis, and clinical trials.

Key cost elements related to clinical trials include acquiring patient compliance and response data, aggregating and managing the data, and then analyzing and reporting the results in accordance with Food and Drug Administration (FDA) requirements.

The Tufts article also cites recruitment of patients as one of the largest cost components of clinical trials. Pharmaceutical and biotechnology companies are experiencing difficulty in maintaining enrollment in clinical trials and keeping patients compliant to the prescribed drug regimen and other elements of the protocol. InforMedix's primary market research with major pharmaceutical firms revealed that more than 20% of patients "fall off" during clinical trials. Retaining trial patients saves time, saves money, and potentially saves the trial itself.

         Market Size

Pharmaceutical and biotechnology companies have more than 4,360 new drugs in the development pipeline in 2002 according to R&D Directions, June 2000. These new medications are being tested and validated in more than 40,000 clinical trials. According to Center Watch, Inc., 4-6 million people take part in clinical trials each year. In the next decade, this number is projected to grow at double-digit rates through new research and development breakthroughs, including genomic and proteomic discoveries.


         To introduce a new drug to the market, pharmaceutical companies must proceed through four well-defined phases, described below, each of which requires researchers to collect and analyze significant amounts of patient-generated data. The information set forth in "The Four Phases of Clinical Drug Trials" table is derived from Center Watch, Inc. There are considerable costs related to each trial phase and significant time is required to acquire and manage the data to ensure accurate reporting and results.

         According to Pharmaceutical Research Manufacturers of America, total clinical research expenditures in the U.S. for calendar year (CY) 2000 were approximately $26 billion. Of that, clinical trials Phases I, II and III accounted for approximately $7.35 billion, and Phase IV required an additional $1.5 billion. According to the Parexel Pharmaceutical Statistical Sourcebook, the average Phase III trial costs $43.3 million and requires 2.5 years to complete.

                    THE FOUR PHASES OF CLINICAL DRUG TRIALS

---------------------------------------------------------------------------------------------------------------
                                                                      Estimated
                                                                         Cost            Number        Total
                                                                      (% of drug      of Drugs in     Estimate
                  Number of                                          company R&D       Pipeline      Number of
                   Patients         Length          Purpose            budget)         (CY2000)       Patients
---------------------------------------------------------------------------------------------------------------
Phase I         20-100 healthy     Several       Mainly safety        15% - 20%           690          35,000
                  volunteers        months
---------------------------------------------------------------------------------------------------------------
Phase II       100-300 patients    Several      Some short-term       20% - 25%          1,400        280,000
                that have the    months to 2   safety but mainly
               targeted disease     years        effectiveness
---------------------------------------------------------------------------------------------------------------
Phase III         500-5,000       1-4 years     Safety, dosage,       30% - 35%           970        1,940,000
                patients that                  effectiveness and
               have the disease                 broad scale FDA
                                                   approval
---------------------------------------------------------------------------------------------------------------
Phase IV        2,500 to many      1+ years     Determine long        Funded by          Many        2,500,000+
(post-           thousands of                  term effects and   marketing budgets
market             patients                        identify
launch)                                         cross-marketing
                                                 opportunities
---------------------------------------------------------------------------------------------------------------

         Clinical Trials Technology - Current State

         Currently, 25% of all clinical trials use patient diaries to collect critical patient data. Most of these clinical trials require patients to use handwritten diaries to track when and how the patient takes the prescribed doses during the study. Patients are also instructed to keep track of their physiologic responses to the medications they are taking during the trial.

         Protocol compliance (determining if the patient took the drug when and how they were supposed to take it) is also a major aspect to a study. Researchers must rely on visual examination of drug packages to determine if the patient took the drug. Industry analysts estimate the cost of managing the acquisition, translation and aggregation of patient diary and data management to be approximately $650 million per year. The use of patient diaries is expected to grow dramatically as more drugs enter later phases of trials and more patients are recruited to support trials. The 2005 market for patient diaries is projected to be $3 billion.

         The entire clinical trials process is labor-intensive and error-prone, resulting in poor quality data. Pharmaceutical and biotech companies want to improve data collection to better measure health outcomes and to prove the value of a given drug. This information will enable the placement of these drugs on managed care drug formularies and reduce market pressure for price reductions. A second major delay is caused by the need for the study results to be certified as statistically valid. One leading pharmaceutical company estimates it loses 20% or more of its patients in clinical trials due to patients' non-compliance.

         Market Adoption of New Technology

         Current approaches to accelerate time-to-market and save costs in clinical trials include exploring a variety of electronic data capture (EDC) technologies and electronic patient diaries (EPD). The FDA and its European counterparts have used EDC and EPD in part of their development programs to approve 13 new drugs with companies other than InforMedix.

         According to DATATRAK, electronic data capture methods can reduce clinical trials costs by an average of 82%. This is based on an average EDC cost of $485,000 per trial as compared to $2,700,000 per trial for paper and pen methods. ("The EDC Value Proposition to the Pharmaceutical Industry," DATATRAK International, July 2001)

         Over the last two years, major pharmaceutical manufacturers have been creating eBusiness divisions to enable researchers to begin to capture patient-based information electronically. These business units are forming alliances with medical information technology companies to accelerate this growing trend. The success and accuracy of the patient-based information obtained during these trials will facilitate more rapid FDA approval, which is required to market new drug products.

         The InforMedix Med-eMonitor(TM) System directly addresses this growing segment of the clinical trials market. The Med-eMonitor(TM) System can significantly improve the speed and integrity of data captured in clinical drug trials. For example, the Med-eMonitor System eliminates the 4 - 8 week gaps in information between patient site visits. And it eliminates the 15 - 20 week time until the trial database is locked at the end of the trial.

Marketing and Sales Strategy

         The Med-eMonitor System will be marketed and sold to pharmaceutical and biotechnology companies, Contract Research Organizations (CROs) and Site Management Organizations (SMOs) that manage clinical trials, and major academic research centers. InforMedix will also market and sell the Med-eMonitor System through strategic alliances and indirect sales channels, as outlined below.

Marketing Plan


         InforMedix intends to leverage a variety of marketing vehicles to create brand awareness and demand for the Med-eMonitor System. These include Public Relations, Trade Events, Direct Marketing, Target Advertising, and its Web Site. InforMedix intends to launch a sustained PR effort to drive awareness of InforMedix and its products. Key activities will be placements of white papers (company and third party authored) and press releases in leading industry publications. InforMedix intends to secure high visibility booth space at key industry events, including the Drug Information Association annual meeting and other related symposia.

         InforMedix intends to distribute key awareness information to highly targeted decision makers. These mailings will be comprised of selected white papers, new product announcements, product literature and related information tailored to the recipient. Product brochures and product demo's via CDROMs will be produced to demonstrate the products to potential customers. Where and when appropriate, the Company intends to place high visibility advertisements in support of its PR and Trade Events activities. InforMedix recognizes the need to maintain a robust web presence and will continuously improve and update its web site. Links to company publications, partners, and industry-related sites will be provided.

Sales Plan


         Initially, InforMedix will sell its Med-eMonitor System directly to target accounts, including pharmaceutical and biotechnology firms, contract research organizations, site management organizations and leading academic institutions.


Direct Sales

         InforMedix's management team is initially focused on expanding its relationships with decision makers in pharmaceutical companies. Pharmaceutical firms determine how drugs will be tested and by whom. Pharmaceutical companies typically perform 50% of their clinical trials within their own organizations and contract the remainder to CROs and SMOs.

         InforMedix has initiated discussions with three of the top 10 pharmaceutical companies.


         Management is conducting initial selling activities. InforMedix intends to judiciously add direct sales people once it achieves ongoing revenue generation from its primary target accounts.


         InforMedix intends to develop strategic alliances with companies focused on managing site-based data collection and aggregation for clinical trials. These prospective strategic partner companies are focused on automating the clinical trial process but lack standardized patient-based data capture technology.

Pricing Strategy

         InforMedix is packaging the service of its database software with the Med-eMonitor product. The database software, the device, maintenance services, training, customer support and warranty will be bundled and provided to the customers for individual clinical trials for a monthly charge.

         Pricing options will include:

o        outright product purchase

o        monthly lease with minimum time frame

o        monthly rental with minimum time frame


         Pricing plans will be based on the purchasing requirements of InforMedix's customers. Initial customer feedback indicates most purchases will be via a monthly lease.


         Academic sites have been provided a reduced cost for their use of the Med-eMonitor while it is in the beta state.

COMPETITION


         The market for Electronic Personal Diaries (EPD) for clinical trials continues to be fragmented with new entrants each year. Management attended the recent Drug Information Association Annual Meeting and gathered significant competitive information. This direct research reinforced the clear differentiation of the Med-eMonitor System from the competitive EPD product offerings.


         There are a number of small firms offering PDA (personal digital assistant) based solutions. These applications utilize either the Palm Operating System products, such as Palm Pilot and Handspring, or Windows CE Operating System products, such as the Compaq IPAQ. Regardless of platform, each competitor's offering provides the same user interface and related user challenges found with using a small stylus to enter data on a small LCD screen. Additionally, no competitor provides automated compliance tracking.

         Additionally, management is unaware of any competitive products simultaneously capturing and correlating the drug-dose response data for both study and non-study drugs taken by the patient participating in the trial. InforMedix has integrated the two patient monitoring functions - medication compliance and health status - including diary and physiologic data. InforMedix offers an information system performing these functions that is linked to an Internet-accessible database. Management believes its patent portfolio offers a distinct advantage over the competition with its unique drug-dose response information. The patents cover a wide variety of patient monitoring devices and information systems, including dispensing devices as well as wireless and PDA applications. The Internet-accessible database is the subject of 15 issued U.S. and foreign patents and 10 patents pending. InforMedix owns the "Pioneer Patent Portfolio" in this field, with its patents cited as prior art by over 154 other issued patents.

Government Regulation

HIPAA

         The Health Insurance Portability and Accountability Act mandates the adoption of standards for the exchange of electronic health information in an effort to encourage overall administrative simplification and to enhance the effectiveness and efficiency of the healthcare industry. Ensuring privacy and security of patient information - "accountability" - is one of the key factors driving the legislation. The other major factor - "portability" - refers to Congress' intention to ensure that individuals can take their medical and insurance records with them when they change employers. In August 2000, HHS issued final regulations establishing electronic data transmission standards that healthcare providers must use when submitting or receiving certain healthcare data electronically. All affected entities, including InforMedix, will be required to comply with these regulations.

         In December 2000, HHS issued final regulations concerning the privacy of healthcare information. These regulations regulate the use and disclosure of individuals' healthcare information, whether communicated electronically, on paper or orally. All affected entities, including InforMedix, are required to comply with these regulations by April 14, 2003. The regulations also provide patients with significant new rights related to understanding and controlling how their health information is used or disclosed. In March 2002, HHS issued proposed amendments to the final regulations which, if ultimately adopted, would make InforMedix's compliance with certain of the requirements less burdensome.

         HHS is expected to issue final regulations concerning the security of healthcare information maintained or transmitted electronically. Security regulations proposed by HHS in August 1998 would have required healthcare providers to implement organizational and technical practices to protect the security of such information. Once the security regulations are finalized, the company will have approximately two years to comply with such regulations. Although the enforcement provisions of HIPAA have not yet been finalized, sanctions are expected to include criminal penalties and civil sanctions. InforMedix anticipates that it will be fully able to comply with the HIPAA regulations that have been issued by their respective mandatory compliance dates. Based on the existing and proposed HIPAA regulations, InforMedix believes that the cost of its compliance with HIPAA will not have a material adverse effect on its business, financial condition or results of operations.

         Healthcare Reform Legislation

         Economic, political and regulatory influences are subjecting the healthcare industry in the United States to fundamental change. Healthcare reform proposals have been formulated by the legislative and administrative branches of the federal government. In addition, some of the states in which InforMedix operates or intends to operate periodically consider various healthcare reform proposals. InforMedix anticipates that federal and state governmental bodies will continue to review and assess alternative healthcare delivery systems and payment methodologies and public debate of these issues will continue in the future. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, InforMedix cannot predict which, if any, of such reform proposals will be adopted or when they may be adopted or that any such reforms will not have a material adverse effect on InforMedix's business and results of operations. Healthcare is an area of extensive and dynamic regulatory change.

         Changes in the law or new interpretations of existing laws can have a dramatic effect on permissible activities, the relative costs associated with doing business and the amount of reimbursement by government and other third-party payors. Recommendations for changes may result from an ongoing study of patient access by the General Accounting Office and from the potential findings of the National Bipartisan Commission on the Future of Medicare.

ENVIRONMENTAL MATTERS

         InforMedix has represented to us that it currently is in compliance, in all material respects, with applicable federal, state and local statutes and ordinances regulating the discharge of hazardous materials into the environment. InforMedix has advised us that it does not believe that InforMedix will be required to expend any material amounts in order to remain in compliance with these laws and regulations or that such compliance will materially affect its capital expenditures, earnings or competitive position.

RISK FACTORS AFFECTING INFORMEDIX'S BUSINESS OPERATIONS

We have set forth below a number of risk factors affecting InforMedix's business operations, which will become applicable to you if the merger is completed.

InforMedix could be subject to severe fines, facility shutdowns and possible exclusion from participation in providing information technology services to clinical drug trade if it fails to comply with the laws and regulations applicable to its business or if those laws and regulations change.

InforMedix is subject to regulations such as federal compliance and record-keeping requirements. In addition, the provision of services, pharmaceuticals and equipment is subject to strict licensing and safety requirements. If InforMedix is deemed to have violated these laws and regulations, InforMedix could be subject to severe fines and/or facility shutdowns. Government officials and the public will continue to debate healthcare reform. Changes in healthcare law, new interpretations of existing laws, or changes in payment methodology for pharmaceuticals may have a dramatic effect on InforMedix's business and results of operations.

Continued pressure could reduce InforMedix's margins and limit InforMedix's ability to maintain or increase its market share.

Certain competitors of InforMedix may have or may obtain significantly greater financial and marketing resources than InforMedix. As a result, InforMedix could encounter increased competition in the future that may increase pricing pressure and limit its ability to maintain or increase its market share.

If InforMedix incurred a material liability for which it is not adequately insured, it might be rendered insolvent and you could lose your investment.

InforMedix will be our sole operating business following our acquisition of InforMedix Acquisition Corp., and thereby InforMedix. InforMedix faces the risk of liability resulting from claims made directly by patients. InforMedix currently has property, general liability and product liability insurance in amounts that we believe to be adequate, but InforMedix can give no assurance that such insurance will remain available at a reasonable price or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. We can give no assurance that InforMedix will be able to obtain or maintain adequate insurance on reasonable terms or that, if obtained, such insurance will be sufficient to protect against such potential liability or at a reasonable cost. The obligation to pay any substantial liability claim could render InforMedix insolvent and could force it to curtail suspend operations, which would have a material adverse effect on our company and your investment in our company.

If we lost the services of Dr. Bruce Kehr, InforMedix's chief executive officer, or Janet Campbell, InforMedix's president, we might not be able to continue InforMedix's business in accordance with our current plans.

InforMedix's future success depends significantly on the skills, experience and efforts of its chief executive officer, Dr. Bruce Kehr, and its president, Janet Campbell, and other key personnel. These individuals would be difficult to replace. Dr. Kehr and Ms. Campbell have developed, and are engaged in carrying out, InforMedix's strategic business plan. The loss of the services of Dr. Kehr and Ms. Campbell could seriously harm InforMedix's ability to effect its strategy. A failure to effect InforMedix's business strategy could result in the cessation of InforMedix's operations which would have a material adverse effect on our company and on your investment in our company.

RISKS RELATING TO OUR ACQUISITION STRATEGY

If we continue to incur indebtedness, we may become too highly leveraged and we would then be in risk of default.

There is no contractual limit to the amount of debt we can take on, although we intend to follow a conservative debt policy. If our policy were to change or be eliminated, we could become more highly leveraged, which could adversely affect our ability to meet our obligations and we would then be in risk of default.

The failure to implement InforMedix's business strategy may result in our inability to be profitable.

We anticipate that InforMedix will pursue an aggressive growth strategy following its acquisition by our company. The success of this growth strategy will depend in large part upon our ability to:

         o        develop and expand InforMedix's business; and
         o        identify, obtain and retain experienced personnel.

Even if we are successful in enhancing profitability there can be no assurance as to how long a period of time accomplishing such profitability will take or the levels of future profitability that can be achieved.

Successful achievement of InforMedix's expansion plans will depend, in part, upon an ability to:

         o        select and compete successfully in new markets; and
         o        Hire, train and retain qualified personnel.

InforMedix may incur significant start-up costs in connection with entering new markets. There can be no assurance that InforMedix will achieve its planned expansion goals on a timely basis, if at all, or manage its growth effectively. Failure to expand or manage its growth could have a material adverse effect on InforMedix's and our financial condition and results of operations

Failure to Manage Our Business for Changes in Demand May Adversely Affect Our Financial Results.

We believe that InforMedix's business requires substantial managerial attention to ensure that its technology, products and services and its employees operate at an optimal level of productivity. Failure to effectively manage the productivity and quality of InforMedix's technologies and employees relative to the market demand for its products and services following our acquisition of InforMedix could seriously harm our financial condition and results of operations. If InforMedix does not attain increases in net revenue levels and productivity, our business, operating results and financial condition could be seriously harmed. InforMedix's personnel, systems, procedures and controls may be inadequate to support future operations.

To accommodate changing client needs and other project management requirements, InforMedix will need to update, change and maintain its products, services and various internal systems to support its business and to hire, train and retain the appropriate personnel to manage its operations. We will also need to integrate and improve financial and management controls, reporting systems and operating systems as we implement InforMedix's growth strategy. We may encounter difficulties in developing, maintaining, and implementing these and other systems.

Potential Fluctuations in Our Quarterly Results Make Financial Forecasting Difficult and Could Affect the Trading Price of Our Common Stock.

As a result of our and InforMedix's limited operating history, fluctuations we anticipate in demand for InforMedix's products and services and the nature of the markets in which InforMedix competes, we believe that quarter-to-quarter comparisons of results of operations will not necessarily be meaningful for the immediate future. Also, it is difficult for us to forecast quarterly results due to, among other things, the difficulty in predicting the amount and timing of customer expenditures. Our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control, including:

         o InforMedix's ability to obtain new and follow-on customer engagements;
         o the failure or delay by customers and their insurers, including Medicare, in paying InforMedix's invoices;
         o        InforMedix's ability to retain customers;
         o the amount and timing of expenditures by customers for InforMedix's products and services;
         o any changes in InforMedix's pricing policies and those of its competitors;
         o our ability to attract, train and retain skilled management, strategic, technical, design, sales, marketing and support professionals; and

         o the introduction of new services or products by InforMedix or its competitors.

You should not rely on the results of any one quarter as an indication of our future performance.

If InforMedix Is Unable to Adequately Protect or Enforce Its Rights to Intellectual Property, InforMedix May Lose Valuable Rights, Experience Reduced Market Share, If Any, or Incur Costly Litigation to Protect Such Rights.

InforMedix generally requires its employees, consultants, advisors and collaborators to execute appropriate confidentiality agreements with it. These agreements typically provide that all materials and confidential information developed or made known to the individual during the course of the individual's relationship with InforMedix is to be kept confidential and not disclosed to third parties except in specific circumstances. These agreements may be breached, and in some instances, InforMedix may not have an appropriate remedy available for breach of the agreements. Furthermore, InforMedix's competitors may independently develop substantial equivalent proprietary information and techniques, reverse engineer information and techniques, or otherwise gain access to InforMedix's proprietary technology. In addition, the laws of some foreign countries may not protect proprietary rights to the same extent as U.S. law. InforMedix may be unable to meaningfully protect its rights in trade secrets, technical know-how and other non-patented technology.

InforMedix may have to resort to litigation to protect its rights for certain intellectual property, or to determine their scope, validity or enforceability. Enforcing or defending InforMedix's rights is expensive in terms of dollars and management time and such efforts may not prove successful. There is always a risk that patents, if issued, may be subsequently invalidated, either in whole or in part, and this could diminish or extinguish protection for any technology InforMedix may license. Any failure to enforce or protect InforMedix's rights could cause it to lose the ability to exclude others from using its technology to develop or sell competing products.

InforMedix May Be Sued By Third Parties Who Claim That InforMedix's Product Infringes On Their Intellectual Property Rights. Defending An Infringement Lawsuit Is Costly and InforMedix May Not Have Adequate Resources to Defend. Any Settlement or Judgment Against Us Could Harm Our Future Prospects.

InforMedix may be exposed to future litigation by third parties based on claims that its technology, product or activity infringes on the intellectual property rights of others or that InforMedix has misappropriated the trade secrets of others. This risk is compounded by the fact that the validity and breadth of claims covered in technology patents in general and the breadth and scope of trade secret protection involves complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against InforMedix, whether or not valid, could result in substantial costs, could place a significant strain on InforMedix's financial and managerial resources, and could harm InforMedix's reputation. In addition, intellectual property litigation or claims could force InforMedix to do one or more of the following:

         o cease selling, incorporating or using any of InforMedix's technology and/or product that incorporate the challenged intellectual property, which could adversely affect InforMedix's revenue;

         o obtain a license from the holder of the infringed intellectual property right, which license may be costly or may not be available on reasonable terms, if at all; or

         o redesign InforMedix's product, which would be costly and time consuming.

InforMedix Has No Experience in Product Manufacturing. We May Not Be Able To Manufacture Our Planned Product In Sufficient Quantities At An Acceptable Cost, Or At All, Which Could Harm Our Future Prospects.

InforMedix remains in the research and development phase of product commercialization. Accordingly, if InforMedix's planned product becomes available for widespread sale, InforMedix will need to establish the capability to manufacture it. We have no experience in establishing, supervising or conducting commercial manufacturing. If InforMedix fails to adequately establish, supervise and conduct all aspects of the manufacturing process, it may not be able to commercialize its product. InforMedix does not presently own any manufacturing facilities. InforMedix may not be able to manufacture InforMedix's planned product in sufficient quantities at an acceptable cost, or at all, which could materially adversely affect InforMedix's future prospects.

The Market for InforMedix's Planned Product is Rapidly Changing and Competitive. New Products May Be Developed By Others Which Could Impair Our Ability To Develop, Grow Or Maintain Our Business and Be Competitive.

InforMedix's industry is subject to rapid and substantial technological change. Developments by others may render InforMedix's technology and planned product noncompetitive or obsolete, or it may be unable to keep pace with technological developments or other market factors. Competition from other companies, universities, government research organizations and others diversifying into the field is intense and is expected to increase. Many of these entities have significantly greater research and development capabilities and budgets than InforMedix does, as well as substantially more marketing, manufacturing, financial and managerial resources. These entities could represent significant competition for InforMedix. InforMedix is a development-stage enterprise and as such its resources are limited and it may experience technical challenges inherent in developing its technology. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competition.

InforMedix's Planned Product Could Be Exposed To Significant Product Liability Claims Which Could Be Time Consuming And Costly To Defend, Divert Management Attention and Adversely Effect InforMedix `s Ability To Obtain and Maintain Insurance Coverage.

The testing, manufacture, marketing and sale of InforMedix's planned product will involve an inherent risk that product liability claims will be asserted against it. We currently have a general liability policy with an annual aggregate limit of $1 million with a $1 million limit per occurrence and product liability insurance with an aggregate limit of $1 million. This insurance may prove inadequate to cover claims and/or litigation costs. The costs and availability of such insurance are unknown. Product liability claims or other claims related to InforMedix's planned product, regardless of their outcome, could require it to spend significant time and money in litigation or to pay significant settlement amounts or judgments. Any successful product liability or other claim may prevent InforMedix from obtaining adequate liability insurance in the future on commercially desirable or reasonable terms. In addition, product liability coverage may cease to be available in sufficient amounts or at an acceptable cost. Any inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the sale of InforMedix's planned product.

Legal Proceedings


In the ordinary course of business, InforMedix may be involved in legal proceedings from time to time. As of the date of this reconfirmation prospectus, there are no material legal proceedings against InforMedix.


InforMedix anticipates that, from time to time, it will receive inquiries from the FDA and other government agencies requesting records and other documents. It is InforMedix's policy to cooperate with all such requests for information.

Private litigants may also make claims against InforMedix for violations of healthcare laws in actions known as qui tam suits and the government may intervene in, and take control of, such actions.

No governmental agency has instituted any proceedings or served InforMedix with any complaints.

Seasonality

The pharmaceutical testing industry is not seasonal in nature.

Employees

InforMedix currently has six employees and five part time consultants. These include its Chief Executive Officer, President and Chief Operating Officer, Vice President of Research and Development, Chief Financial Officer and General Counsel/Chief Patent Counsel.

Properties

InforMedix leases facilities in Rockville, Maryland from a non-affiliated landlord. These facilities encompass approximately 1,000 square feet and serve as InforMedix's corporate headquarters and operations center. The lease expired on January 31, 2003. Because InforMedix expects to expand its space once it obtains financing and hires sales and customer support personnel, it is holding over its occupation of the premises on a month-to-month basis at a monthly rent of $3,441. However, until the landlord accepts our rent for February 2003, the landlord may reenter and take possession of the premises without process.

          INFORMEDIX MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

         Reverse Acquisition

In February 2003, Hunapu Inc. entered into a merger agreement and plan of reorganization with InforMedix Acquisition Corp. Under the merger agreement Hunapu has the right to acquire InforMedix, subject to specified conditions and terms set forth in the agreement. InforMedix Acquisition Corp.'s sole material asset is its 100% interest in InforMedix, Inc. Hunapu will issue 14,677,400 shares of common stock to acquire all of the common stock of InforMedix and to convert the then outstanding $225,000 principal amount of convertible notes payable of InforMedix plus accrued interest thereon into our Common Stock at the rate of $1.00 per share. In addition, the chief executive officer of Hunapu will return 11,090,000 shares of common stock for cancellation and $18,000 from the sale of 2,400,000 shares of common stock by Hunapu will be released from escrow upon the completion of the reverse acquisition.

For accounting purposes, this transaction is considered, in substance, a capital transaction rather than a business combination. The exchange has been accounted for, as a reverse acquisition, under the purchase method of accounting, since the former stockholders of InforMedix will own a majority of the outstanding common stock of Hunapu after the acquisition. Accordingly, the combination of InforMedix with Hunapu will be recorded as a recapitalization of InforMedix, pursuant to which InforMedix will be treated as the continuing entity for accounting purposes and the historical financial statements presented will be those of InforMedix. Upon the completion of the reverse acquisition, InforMedix will continue to operate as a wholly-owned subsidiary of InforMedix Holdings, Inc.

Therefore, based on the above transaction, we have provided management's discussion and analysis of financial condition and results of operations for InforMedix.



Company Overview

Founded in 1997, InforMedix has developed and integrated a portable patient-interactive monitoring device, hardware, software and network communications system to enable pharmaceutical and biotechnology companies, medical researchers and physicians to efficiently monitor and manage patients' medication compliance and clinical response. The Med-eMonitor(TM) System leverages InforMedix's strong intellectual property with 15 patents issued and 10 patents pending.

InforMedix Acquisition Corp., Inc. ("Acquisition Corp"), a Delaware company, incorporated on June 26, 2002, is a holding company and was incorporated with a wholly owned subsidiary IFAC, Inc. ("IFAC") for the purpose of acquiring InforMedix, Inc. which was incorporated in the state of Delaware on January 27, 1997, for the purpose of developing the Med-e Monitor Systems. On August 14, 2002, InforMedix merged with IFAC, pursuant to a Plan and Agreement of Merger dated August 14, 2002. InforMedix's stockholders upon the merger received 4.774 shares of Acquisition Corp. stock for each 1 share of InforMedix's stock. Acquisition Corp., other than the share exchange with InforMedix and the issuance of 4,700,000 shares of its stock to founders of InforMedix, had no operations since inception. The merger became effective on August 22, 2002. InforMedix is the only operational segment of InforMedix Acquisition Corp.

Critical Accounting Policies

In December 2001, the Securities and Exchange Commission requested that all registrants discuss their "critical accounting policies" in management's discussion and analysis of financial condition and results of operations. The SEC indicated that a "critical accounting policy" is one that is both important to the portrayal of the company's financial condition and results and that requires management's most difficult, subjective or complex judgments. Such judgments are often the result of a need to make estimates about the effect of matters that are inherently uncertain. While InforMedix's significant accounting policies are more fully described in Note 2 to its consolidated financial statements included elsewhere in this reconfirmation prospectus, InforMedix currently believes the following accounting policies to be critical:

Development Stage Company

InforMedix is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises ". InforMedix has devoted substantially all of its efforts to business planning, patent portfolio, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. It has sold Med-e Monitor Systems to academic centers to complete grant-funded clinical research, and has recently made arrangements to compete the design of its product for scalable manufacturing in preparation for expansion of sales activities.

Principles of Consolidation

InforMedix's consolidated financial statements include the accounts of InforMedix Acquisition Corp. and its subsidiary for the nine months ended September 30, 2002. All significant intercompany accounts and transactions have been eliminated in consolidation. The September 30, 2001 figures represent InforMedix, Inc. only, prior to the acquisition by InforMedix Acquisition Corp.

Cash and Cash Equivalents

InforMedix considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

InforMedix maintains cash and cash equivalent balances at several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; three years for computer software and equipment and five years for office furniture and equipment. Property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. When fixed assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations.

Intellectual Property Assets

InforMedix owns 15 issued U.S. and Foreign and 10 pending U.S. and Foreign patents. A formal patent valuation appraisal was performed in 2002 by the Patent & License Exchange, Inc. The appraisal revealed that InforMedix's patents were cited as prior art in 154 other issued patents. The analysis also appraised the value of InforMedix's patents at $50,500,000. Under present accounting principles generally accepted in the United States of America, and FASB 142, management of InforMedix has not reflected the value of these patents on its consolidated balance sheets at September 30, 2002 and 2001, respectively.

Internal Use Software Costs

Internal use software and web site development costs are capitalized in accordance with Statement of Position (SOP) No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," and Emerging Issues Task Force (EITF) Issue No. 00-02, "Accounting for Web Site Development Costs." Qualifying costs incurred during the application development stage, which consist primarily of outside services and InforMedix's consultants, are capitalized and amortized over the estimated useful life of the asset. All other costs are expensed as incurred. All costs for internal use software for the nine months ended September 30, 2002 have been expensed as research and development since these were returned to the consulting company in 2002.

Start-up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", InforMedix expenses all costs incurred in connection with the start-up and organization of InforMedix.

Research and Development

Research and development costs are related primarily to InforMedix obtaining its 15 issued U.S. and Foreign and 10 pending U.S. and Foreign patents and patent valuation analysis, developing early prototypes and Beta products of its Med-e Monitor device, development of first, second and third generation databases to monitor patient data and remotely program the Med-e Monitor devices, communications connectively between the devices and the databases via the Internet, and website development. Research and development costs are expensed as incurred.

Funded Development Contract

Funded development contract fees are recognized when earned using the percentage-of-completion method throughout the performance period of the contract. Changes in total estimated costs and anticipated losses are recognized in the period in which determined.

InforMedix accounts for the National Institutes of Health (NIH) contract under Statement of Position 98-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts", under the percentage-of-completion method. The funding fees earned are recorded as revenue. The work under the funded-development contract was substantially completed in December 2001.

Income Taxes

The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates. No benefit is reflected for the nine months ended September 30, 2002 and 2001, respectively.

Advertising

Costs of advertising and marketing are expensed as incurred. Advertising and marketing costs were $1,347 and $34,429 for the nine months ended September 30, 2002 and 2001, respectively.

Earnings (Loss) Per Share of Common Stock

Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants, of which by September 30, 2002, all options and warrants were exercised (not exercised, converted). Common stock equivalents were not included in the computation of diluted earnings per share at September 30, 2001 when InforMedix reported a loss because to do so would be anti-dilutive for periods presented. InforMedix has incurred significant losses since its inception to fund its research and development of its Med-e Monitor Systems, including the development of its intellectual property portfolio; and travel activities and attendance at trade shows to create awareness of the product to pre-sell the Med-e Monitor.

Fair Value of Financial Instruments

The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes and mortgages payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

Stock-Based Compensation

Employee stock awards under InforMedix's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations. InforMedix provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123.

InforMedix measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

InforMedix measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured as the value of InforMedix's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

Results of Operations

For the nine months ended September 2002 compared to September 2001


InforMedix recognized early revenues from the sale of its beta units of the Med-eMonitor(TM) System for the nine months ended September 30, 2002 and September 30, 2001. The beta product was still in the development stage during these time periods, and was sold into studies at academic research centers that resulted in two White Papers, wherein the company did recognize nominal revenue from research grants. The grants were funded by the National Institute for Health (NIH), and research was conducted at the Baltimore Veterans Administration Hospital and Wayne State University to study the effect of using the Med-eMonitor(TM) System on patient compliance in clinical trials and disease management, specifically schizophrenia and congestive heart failure, respectively. Sales of $22,759 for the nine months ended September 30, 2002 were 39.0% less than sales for the nine-month period ending September 30, 2001, which were $37,320.


The amounts recorded as cost of goods sold relate to the cost of manufacturing the Med-eMonitor(TM) units used in the respective research studies. The majority of these costs were recorded in the nine-month period ended September 30, 2001. The amount recorded as cost of goods sold does not include engineering and testing costs related to the design of the product. Engineering and testing costs have been expensed as research and development expense.

Information gathered from the use of the Med-eMonitor(TM) units in the various research studies has led to significant product enhancements and design changes that will result in future per unit manufacturing cost reductions, and significantly improved product reliability and performance. The per unit cost of Med-eMonitor units manufactured during the product development stage are not reflective of future manufacturing costs. Cost of Goods Sold for the nine months ended September 31, 2002 and 2001 were $777 and $60,854, respectively.


Furthermore, the gross profit or (loss) of $21,982 and $(23,534) for the nine months ended September 30, 2002 and 2001, respectively, reflects the fact that these units were intended to be sold at or near cost to researchers pursuant to clinical research grant application guidelines. InforMedix's goal was to place the beta units into early trials at or near cost, to obtain valuable data about patient and researcher use, learn about needed product improvements, and obtain independent third party validation to be used in sales, marketing, and promotional activities. Accordingly, the gross profit recognized on the sale of these units is not an indication of the potential gross profit on the sale of Med-eMonitor(TM) units sold to customers at fair market value in the future.


Operating, General and Administrative expenses for the nine-months ended September 30, 2002 of $671,726 decreased by $428,220 or (38.9)% compared to the same period in the prior year. This decrease resulted primarily from a reduction in compensation expense and research and development necessitated by a shortage of working capital. Despite limited cash, the company was able to recruit and retain key executives through the issuance of stock in lieu of cash compensation, and was able to advance the development of its Med-eMonitor product and back-end database software. Certain vendors assisting with research and development agreed to receive partial compensation in the form of stock as well.

Depreciation and Amortization expense decreased for the nine-months ended September 30, 2002 when compared to the same period ended September 30, 2001 by $9,410 to $26,577. This decrease resulted primarily from the disposition of certain computer equipment in January, 2002.

Interest expense paid increased by 36.7% from $27,359 for the nine-months ending September 30, 2001 to $37,310 for the nine-months ended September 30, 2002. This increase resulted primarily from an increase in Notes Payable. It should be noted that one particular $500,000 Note Payable due to a related party (IM Funding, LLC) was converted to common stock in September, 2002 and is no longer reflected as a liability on the Balance Sheet at September 30, 2002.


InforMedix recognized non-operating income of $859,917 in the nine months ended September 30, 2002 from the settlement of disputed vendor accounts payable. This income recognition represents a one-time adjustment to the price of certain vendor services and should not be expected to recur. There was no similar non-operating income recognized in the nine months ended September 30, 2001.


Liquidity and Capital Resources


InforMedix does not have an operating line of credit from a financial institution and consequently must rely on additional financing from investors to complete the development phase of its business and to manufacture
Med-eMonitor(TM) units for sale. InforMedix had cash of $38,670 on September 30, 2002 and $29,931 on March 31, 2002.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. InforMedix recognized net income of $148,949 for the nine month period ended September 30, 2002, and loss $(1,147,312) for the nine month period ended September 30, 2001.

InforMedix had a working capital deficit of $532,144 at September 30, 2002 which produced a current ratio of 0.23 to 1.0. On September 30, 2001 working capital was negative $1,202,481 and the current ratio was 0.03 to 1.0 We have funded the business throughout the development stage primarily through research grants, equity and convertible debt investments from accredited investors, and short-term borrowing. We believe we can achieve significant sales and break-even operations in the next year and fund operations from positive cash flows. Our business plan contemplates an equity financing of up to $3,000,000 in 2003 primarily to be used for sales and marketing of our Med-eMonitor(TM) System. If we are not successful at raising this amount, we will have to reduce expenses associated with all operations in order to avoid continued losses.

In May 2002, InforMedix entered into an agreement with an investment banking firm, Rockwell Capital Partners, LLC. The agreement stipulated that Rockwell would invest in InforMedix, and assist us in going public through a reverse merger transaction with a public shell company and thereafter assist the company in raising equity through a PIPE (Private Investment in a Public Entity) of up to $3,000,000. Rockwell committed to invest $400,000 on behalf of InforMedix, and assisted InforMedix in engaging Vertical Capital Partners, LLC. A total of $250,000 has been raised to date. To effectuate this strategy, InforMedix has signed a merger agreement to merge into Hunapu, Inc., a Rule 419 public shell, and InforMedix's and Hunapu's lawyers have prepared the necessary documentation to file with the Securities and Exchange Commission. The ability to raise the PIPE financing is subject to market conditions, which currently are challenging. However, InforMedix believes its best prospects for raising additional funds is through the merger with Hunapu which will then give it access to the public equity markets.


A reduction in expenses would jeopardize our ability to carry out our new business strategy and consequently reduce or eliminate future growth, which would adversely affect the value of an investment in our company.


To date, we have not invested in derivative securities or any other financial instruments that involve a high level of complexity or risk. We plan to invest any excess cash in investment grade interest bearing securities.

We believe InforMedix will meet working capital requirements for the next 12 months from invested capital and operating activities. The expected growth of the business will have to be partially funded by additional equity to support the higher inventory and accounts receivable levels. There can be no assurance additional financing will be available on acceptable terms, if at all. If adequate funds are not available, we may be unable to enhance our products, take advantage of future sales opportunities or respond to competitive pressures.

We have no written commitments with respect to sales at this time. However, InforMedix has received letters of support from four pharmaceutical manufacturers and contract research organizations (CROs), endorsing the value of the Med-eMonitor System for clinical trials and disease management applications. InforMedix has been invited to submit a Clinical Experience Program proposal to a major pharmaceutical company; has signed a strategic alliance distribution agreement with a company with market penetration into pharmaceutical industry post-market programs; has been recommended to another pharmaceutical company by one of the largest global CROs, to use Med-eMonitor in a clinical trial to be managed by that CRO; and has been asked for Med-eMonitor(TM) demonstration units to test and validate the units for disease management purposes by a large, publicly traded disease management company. If the disease management company is satisfied with the demo units, it will introduce the Med-eMonitor to one of its major customers that is already using home physiologic monitoring technology. The delivery of these demonstration units is anticipated to take place in March, 2003. The potential sales volume from these customers alone is anticipated to generate sufficient cash flow to sustain operations by 2004. There are no known trends or uncertainties that will have a material impact on potential revenues.

Results of Operations

For the year ended December 2001 compared to the year ended December 2000


InforMedix recognized revenues from the sale of its beta units of the Med-eMonitor(TM) System for the years ended December 31, 2001 and December 31, 2000. The beta product was still in the development stage during these time periods, and was sold into studies at academic research centers that resulted in two White Papers, as a result of which InforMedix recognized nominal revenue from research grants. The grants were funded by the National Institutes of Health (NIH), and research was conducted at the Baltimore Veterans Administration Hospital and Wayne State University to study the effect of using the Med-eMonitor(TM) System on patient compliance in clinical trials and disease management, specifically schizophrenia and congestive heart failure, respectively. Sales of $44,221 for the year ended December 31, 2001 were 13.5% less than sales for the year ended December 31, 2000, which were $51,130.


The amounts recorded as cost of goods sold relate to the cost of manufacturing the Med-eMonitor(TM) units used in the respective research studies. The majority of these costs were recorded in the year ended December 31, 2001. The amount recorded as cost of goods sold does not include engineering and testing costs related to the design of the product. Engineering and testing costs have been expensed as research and development expense.


Information gathered from the use of the Med-eMonitor(TM) units in the various research studies has led to significant product enhancements and design changes that InforMedix believes will result in future per unit manufacturing cost reductions, and in significantly improved product reliability and performance. The per unit cost of Med-eMonitor units manufactured during the product development stage are not reflective of future manufacturing costs. Cost of Goods Sold for the years ended December 31, 2001 and 2000 were $106,528 and $5,554 respectively.


Furthermore, the gross profit (loss) of $(62,307) and $45,576 for the years ended December 31, 2001 and 2000, respectively, reflects the fact that these units were intended to be sold at or near cost to researchers pursuant to clinical research grant application guidelines. InforMedix's goal was to place the beta units into early trials at or near cost, to obtain valuable data about patient and researcher use, learn about needed product improvements, and obtain independent third party validation to be used in sales, marketing, and promotional activities. Accordingly, InforMedix does not believe that the gross profit recognized on the sale of these units is an indication of the potential gross profit on the sale of Med-eMonitor(TM) units to be sold to customers at fair market value in the future.

Operating, General and Administrative expenses for the year ended December 31, 2001 of $1,794,336 decreased by $3,297,181 or (64.8)% compared to the same period in the prior year. This decrease resulted primarily from a reduction in compensation expense (which decreased from $3,207,946 for the year ended December 31, 2000 to $1,051,822 for the year ended December 31, 2001), research and development (which decreased from $1,271,654 for the year ended December 31, 2000 to $373,307 for the year ended December 31, 2000) and general and administrative expenses (which decreased from $596,596 for the year ended December 31, 2000 to $321,224 for the year ended December 31, 2001) necessitated by a shortage of working capital. Despite limited cash, InforMedix was able to recruit and retain key executives through the issuance of stock in lieu of cash compensation, and was able to advance the development of its Med-eMonitor product and back-end database software. Certain vendors assisting with research and development agreed to receive partial compensation in the form of stock as well.

Depreciation and Amortization expense increased for the year ended December 31, 2001 when compared to the same period ended December 31, 2000 by $32,662 from $15,321 to $47,983. This increase resulted primarily from the acquisition of certain computer equipment in 2001.

Interest expense paid increased by 11.7% from $29,727 for the year ended December 31, 2000 to $33,194 for the year ended December 31, 2001. This increase resulted primarily from an increase in Notes Payable in the fourth quarter of 2001.

Liquidity and Capital Resources

InforMedix does not have an operating line of credit from a financial institution and consequently must rely on additional financing from investors to complete the development phase of its business and to manufacture
Med-eMonitor(TM) units for sale. InforMedix had cash of $8,297 on December 31, 2001 and $241,979 on December 31, 2000.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. InforMedix recognized a net loss of $(1,884,640) and $(5,047,297) for the years ended December 31, 2001, and December 31, 2000, respectively.

InforMedix had a working capital deficit of $1,284,907 at December 31, 2001, which produced a current ratio of 0.01 to 1.0. On December 31, 2000, working capital was negative $616,666 and the current ratio was 0.29 to 1.0. InforMedix has funded the business throughout the development stage primarily through research grants, equity and convertible debt investments from accredited investors, and short-term borrowing. InforMedix believes it can achieve significant sales and break-even operations in 2003 and fund operations from positive cash flows. InforMedix's business plan contemplates an equity financing of up to $3,000,000 in 2003 primarily to be used for sales and marketing of the Med-eMonitor(TM) System. If InforMedix is not successful at raising this amount, it will have to reduce expenses associated with all operations in order to avoid continued losses. InforMedix's ability to raise additional financing is subject to market conditions, which currently are challenging. However, InforMedix believes its best prospects for raising additional funds is through the merger with Hunapu, which is expected to give it access to the public equity markets.

A reduction in expenses would jeopardize InforMedix's ability to carry out its business strategy and consequently reduce or eliminate future growth, which would adversely affect the value of an investment in InforMedix.

To date InforMedix has not invested in derivative securities or any other financial instruments that involve a high level of complexity or risk. InforMedix plans to invest any excess cash in investment grade interest bearing securities.

InforMedix believes it will meet working capital requirements for the next 12 months from invested capital and operating activities. The expected growth of the business will have to be partially funded by additional equity to support the higher inventory and accounts receivable levels. There can be no assurance additional financing will be available on acceptable terms, if at all. If adequate funds are not available, InforMedix may be unable to enhance its products, take advantage of future sales opportunities or respond to competitive pressures.

InforMedix has no written commitments with respect to sales at this time. However, InforMedix has received letters of support from four pharmaceutical manufacturers and contract research organizations (CROs), endorsing the value of the Med-eMonitor System for clinical trials and disease management applications. InforMedix has been invited to submit a Clinical Experience Program proposal to a major pharmaceutical company; has signed a strategic alliance distribution agreement with a company with market penetration into pharmaceutical industry post-market programs; has been recommended to another pharmaceutical company by one of the largest global CROs, to use Med-eMonitor in a clinical trial to be managed by that CRO; and has been asked for Med-eMonitor(TM) demonstration units to test and validate the units for disease management purposes by a large, publicly traded disease management company. If the disease management company is satisfied with the demonstration units, it will introduce the Med-eMonitor to one of its major customers that is already using home physiologic monitoring technology. The delivery of these demonstration units is anticipated to take place in March, 2003. InforMedix anticipates that the potential sales volume from these customers alone would generate sufficient cash flow to sustain operations by 2004. InforMedix is aware of no known trends or uncertainties that will have a material impact on potential revenues.


                 HUNAPU MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                   FINANCIAL CONDITION AND PLAN OF OPERATION

Plan of Operation

We are currently in the development stage. We have no operating business, and all our activities since inception have been related to our formation and completing our initial public offering in which we raised $18,000 of gross proceeds from the sale of all 600,000 units that were sold. Our ability to continue operations is contingent upon completing a business combination. To date, we have not incurred any material costs or expenses other than those associated with formation of the company and our public offering. On February 14, 2002, we completed our initial public offering. Pursuant to Rule 419 under the Securities Act, the gross proceeds from the offering of $18,000 are being held in escrow and, as of September 31, 2002, we had cash on hand of $19,360 including such escrowed funds. Funds to pay for offering expenses were loaned to us by our chief executive officer, who, through his estate planning entity, had loaned us a total of $16,500 as of the date of this reconfirmation prospectus. We will use the net proceeds of the offering, exclusive of any warrant proceeds, together with the income and interest earned thereon, if any, to repay our indebtedness to our chief executive officer. We do not have discretionary access to any income on the monies in the escrow account and stockholders will not receive any distribution of the income or have any ability to direct the use or distribution of any such income. Thus, any such income will cause the amount in escrow to increase. Although we are entitled to request that up to 10% of the proceeds held in escrow be released to us to pay the costs of evaluating potential business combinations, we do not intend to do so. No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first business combination. Since the role of present management after a business combination is uncertain, we cannot determine what remuneration, if any, will be paid to present management after a business combination.

If we do not complete a business combination within eighteen months from the effective date of our IPO, the escrow agent will return the escrowed funds to the investors on a proportionate basis, with interest, if any, in accordance with SEC Rule 419.


We have entered into a Merger Agreement and Plan of Reorganization, dated as of February 7, 2003, with InforMedix. Our acquisition of InforMedix Acquisition Corp. will be structured as a merger of InforMedix Acquisition Corp. with and into Hunapu Inc. The agreement calls for our acquisition of InforMedix Acquisition Corp., and thereby InforMedix, for an aggregate of approximately 14,902,400 shares of our common stock and the retirement of 11,090,000 shares of our common stock owned by our current president, John C. Francis. We intend to change our name to InforMedix Holdings Inc. and operate InforMedix as a wholly-owned subsidiary upon completion of the transactions contemplated by the merger agreement.


The closing of the transactions contemplated by the merger agreement is conditioned upon a number of factors, including satisfactory due diligence reviews, governmental and regulatory approvals, as necessary, our filing and causing to become effective a post-effective amendment to our registration statement on

Form SB-2 in compliance with SEC Rule 419, stockholder approval of the merger and merger agreement and approval of at least 80% in interest of the IPO investors of the acquisition. The proceeds from our offering currently held in escrow will be released to us, and the securities sold in the offering will be released to the purchasers in the offering, if we obtain shareholder approved of the merger and merger agreement and close the transactions contemplated by the merger agreement, our post-effective amendment to our registration statement is declared effective and a sufficient number of purchasers in the offering reconfirm their investment in our company. No assurance can be given that the due diligence reviews contemplated by the merger agreement will be completed satisfactorily, that our post-effective amendment to our registration statement will be declared effective by the SEC, that a sufficient number of purchasers in the offering will reconfirm their investments in our company or that all other conditions necessary to close the transactions contemplated by the merger agreement will be successfully completed and that we will acquire InforMedix.

                                   MANAGEMENT

Executive Officers and Directors

Hunapu

Set forth below is Hunapu's current sole executive officer and director, and his age and principal positions with our company.

                        Age      Title
                        ---      -----
John C. Francis         53       President, Chief Executive Officer and Director

Set forth below is a brief description of the business experience and background of Hunapu's sole executive officer and director, based upon information he has provided us.

John C. Francis has served as Hunapu's President, Chief Executive Officer and director since Hunapu's formation in January 2000. He has served as vice president, chief financial officer and a director of Crest View Inc, a company formed to develop and operate an "eco-resort" and cultural center on Guanaja, Honduras and to develop and market a line of medicinal herbs and natural healing products, since July 2001. Mr. Francis has served as president and chief executive officer of Acalan, LLC since its formation in 1998. Acalan is a new media company specializing in the development, production and distribution of transformational media. Transformational media is material intended to transform the spirit, as well as inform the mind. Mr. Francis also has been a managing member of Falcon Financial Group LLC since January 2000. He served as chief financial officer (from April 1994 to April 1996), vice president, secretary and a director (April 1994 through January 1999) of AgriBioTech, Inc. AgriBioTech and several of its subsidiaries filed a voluntary petition for bankruptcy in January 2000, approximately eleven months following Mr. Francis' departure from the company and its assets were sold by the bankruptcy court. Mr. Francis devotes less than 10% of his business hours to our affairs.

InforMedix

Upon completion of the merger, John C. Francis will resign his positions and have no involvement with our company. InforMedix's current executive officers and directors will be our officers and directors. Their ages and principal positions with InforMedix, plus business experience and background, based on information they have provided to us, are as follows:


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

                                  Age       Title
                                  ---       -----
Bruce A. Kehr, M.D.                53       Chairman of the Board and Chief Executive Officer and Director
Janet Campbell                     49       President and Chief Operating Officer
Arthur T. Healey                   41       Chief Financial Officer
P. Michael Gavin                   50       Vice President of Research and Development
Robert H. Benson, Ph.D             60       General Counsel, Patent Counsel, Secretary and Treasurer
Rhonda B. Friedman, Sc.D.          52       Director
Harris Kaplan, M.B.A.              52       Director
Bert W. Wasserman                  70       Director
Douglas G. Watson                  57       Director

Significant Employee
--------------------

Douglas J. Dieter, M.S.            27       Marketing Consultant

Bruce A. Kehr, M.D., has been the Chairman of the Board of Directors and Chief Executive Officer of InforMedix, Inc. since its formation in 1997. Dr. Kehr is a forensic consultant in neuropsychiatry and traumatic brain injury and a practicing physician. Since 1982, Dr. Kehr has been the President of Contemporary Psychiatric Services, a psychiatric group practice he formed which employs 10 full and part-time employees. Dr. Kehr is the inventor of fifteen issued patents and eighteen pending patents in the United States, Europe, Japan, Canada, Australia, Mexico, and South Korea, as well as issued and pending trademarks and service marks. In 1995, he was named in Who's Who of American Inventors. He has actively written and lectured on neuropsychiatry aspects of traumatic brain injury and on medication noncompliance, a field in which he is recognized as an expert. Dr. Kehr received his Bachelors degree from the University of Pennsylvania in 1971, followed by his Medical degree from Georgetown University School of Medicine in 1975.


Janet Campbell, has served as the President and Chief Operating Officer of InforMedix, Inc. since June 2001. From August 1997 to January 1998, Ms. Campbell was Vice President and Chief Financial Officer of Genovo, Inc., a biotechnology company. From January 1987 until December 1989, she served as the President and Chief Executive Officer of Mach Diagnostics, a venture-backed medical company focused on rapid diagnostics, where she raised two rounds of capital, and developed an organization which included 40 sales representatives and a network of nationwide distributors. From November 1981 until December 1989, she was the President of Health Tech, Inc., a cardiovascular technology company, where she negotiated multi-million dollar licensing and joint venture agreements involving Fortune 500 and early-stage bioscience companies. Ms. Campbell was the healthcare partner of Rockecharlie and Co., a merchant-banking firm, from September 1983 until July 1986. Ms. Campbell is currently the Chairman of the Board of Directors of Vascular Genetics, Inc., representing Human Genome Sciences on the Board. Ms. Campbell received her Bachelors degree from the University of Missouri, and also pursued undergraduate studies at Franklin College, Lugano, Switzerland. She received her MBA in finance from the Johns Hopkins University.


Arthur T. Healey, has served as the Chief Financial Officer of InforMedix, Inc. since February 2002. Mr. Healey is directly responsible for all financial reports and financial modeling. Mr. Healey's responsibilities also include contract negotiations, investor and vendor relations. He also serves as the Chief Financial Officer for the BioMedical Development Corporation, a position he has held since January 2001. Mr. Healey is a certified public accountant and an attorney with over fifteen years experience working with entrepreneurial companies in the healthcare, biotech, high tech, manufacturing, and financial services industries. He previously served as an executive with "Big Five" firms Ernst & Young, Coopers & Lybrand, and KPMG Peat Marwick for twelve years from 1986 to 1989, and 1991 to 2001, and is Chief Financial Officer for an early stage business accelerator in King of Prussia, PA called

GoHealth NetwoRx since September 2000. Mr. Healey received his Bachelors degree in Accounting from Villanova University in 1983 and graduated cum laude from Villanova Law School in 1991, where he was a member of the Villanova Law Review.

P. Michael Gavin, became the Vice President of Research & Development of InforMedix, Inc. on February 1, 2002. From 1992 until November 2001, he was the Vice President of Research and Development for ITC International Technodyne, where he was directly responsible for the creation, development, clinical testing, and manufacturing scale-up of numerous medical devices. These devices included in-vitro diagnostics devices, disposable medical devices, and laboratory based clinical chemistry and hematology systems. In addition, he directly managed the design, development, clinical testing, and regulatory submissions for the first home use Prothrombin time monitor to be approved by the FDA and managed the modification of two portable diagnostic devices for use in double-blinded clinical trials. Mr. Gavin holds six United States patents. He graduated cum laude from Fairleigh Dickinson University in 1985 with a B.S.E.E. in Computer Science & Communication Systems. He has additional course work in Project Management, Design for Manufacturability, Statistics, Human Resource management, Financial Analysis, Real Time Operating Systems, Assembly Language Programming, cGMP Practices and Best Practices in Product Development.


Robert H. Benson, Ph.D. is General Counsel, Patent Counsel, Secretary and Treasurer of InforMedix, Inc. He assumed this position in August 2001 after serving as its President and Chief Operating Officer from August 1999 until June 2001. From October 1998 until August 1999, Dr. Benson was a patent attorney with the law firm of Sterne, Kessler, Goldstein P.L.L.C. He served as Vice President, Intellectual Property, and General Counsel at Human Genome Sciences, Inc. from February 1995 until June 1998, where he supervised work on more than 1,000 patent and trademark applications. From February 1989 until March 1992, Dr. Benson was Senior Patent Counsel at Genentech, Inc, and from March 1992 until February 1995 he was Vice President and General Counsel at Genelabs Technology, Inc., Redwood City, California. In addition, Dr. Benson served as Director of the Biotechnology Patent Program at Searle & Co., in Skokie, Illinois from April 1982 until June 1985. Dr. Benson is currently a member of the Virginia, Illinois, California, and US Patent Bars. Dr. Benson earned his Bachelor of Sciences degree in Chemistry from the University of Florida in 1967 and his Ph.D. in Medical Sciences in 1972 from the University of Florida Medical School. He graduated from the University of Texas Law School in 1980.


Significant Employee

Douglas J. Dieter, M.S. serves as a member of the business development team at InforMedix, Inc. Mr. Dieter's responsibilities include working with the President and a team of consultants to create the branding and message InforMedix wants to convey to its future customers. He founded the BioMedical Development Corporation in January 2000 and is presently serving as its Chairman and President. The company concentrates on bridging the communication gaps between institutional investment groups and science and medicine. In January 2001, Mr. Dieter co-founded The BioMedical Sciences Group, Inc., a biomedical consulting firm located in Baltimore, Maryland. He served as its Chief Operating Officer from January 2000 until January 2001 and is currently a member of its Board of Directors. Mr. Dieter has an extensive background in chemistry and its applications for medical research. He received a Bachelors of Science in chemistry from Villanova University and a Masters of Science degree in chemistry from Georgetown University. Mr. Dieter has done biomedical research in HIV/AIDS, cancer and autism and has worked under three different research fellowships. From May 1999 until December 1999, he has served as a Vice President for Marketing and Fund Development at the Institute for New Medicine at Georgetown University School of Medicine and currently serves as a Member of their Board of Directors, a position he has held since January 2000.

Board of Directors

Bruce A. Kehr, M.D., Chairman, see description above.


Rhonda B. Friedman, Sc.D. has been a director of InforMedix since November 1996. Since January 1997, she has served as the President and Chief Operating Officer of Coagulation Diagnostics, Inc., a company specializing in the development of tests for hypercoagulability, or the tendency to form blood clots. From October 1987 until January 1997, Dr. Friedman worked at the MEDSTAT Group in Washington, D.C., a company specializing in medical database development. During her tenure at MEDSTAT, she held such positions as Director of Clinical Research and Outcomes, Acting Vice President and General Manager of the Research and Policy Division, and Vice President of Disease Management. Dr. Friedman has a wide range of experience in global clinical trials, outcomes research, strategic business planning, business development, and financial and personnel management. Dr. Friedman earned her Bachelors degree from Hobart and William Smith Colleges in 1971. She has also earned an Sc.M. in 1974 and Sc.D. in 1978 from the John Hopkins University School of Hygiene and Public Health.


Harris Kaplan, MBA has been a director of InforMedix since August 2001 and is Chairman of the Compensation Committee. Since May 1999, Mr. Kaplan has been the Chief Executive Officer of the Collaborative Consulting Group, providing strategic guidance to pharmaceutical and biotechnology companies, for the commercialization and licensing of new pharmaceutical products. In September 1980, Mr. Kaplan co-founded Migliara-Kaplan Associates, which became the largest healthcare custom marketing research and strategic planning company in the world with revenues in excess of $45 million. Migliara-Kaplan specialized in helping pharmaceutical, diagnostic, and medical device companies identify new product opportunities and then maximizing the commercial potential of new products in development. Migliara-Kaplan clients included virtually all of the major pharmaceutical companies as well as many of the largest diagnostics companies in the United States and in Europe. During his tenure at Migliara-Kaplan, Harris was involved in the launch of over 50 new pharmaceutical products including, most recently, Prilosec, Nexium, Lipitor, Aricept, Celebrex, Norvasc, Cozaar, Tequin, and TNKase. He remained with Migliara-Kaplan until April 1999. Mr. Kaplan was an early investor in and consultant to several healthcare companies including Ventana Medical, Biosite, and Digene Corporation. Harris has also been an advisor to a number of venture capital groups including CW Group, Frazier & Co., DeNovo Ventures and Medicus Ventures. He received his Bachelors degree and MBA from Temple University.

Bert W. Wasserman has been a director of InforMedix since December 2001 and is Chairman of the Audit and Finance Committee. From 1990 until his retirement in 1995, he served as the Executive Vice President and Chief Financial Officer of Time Warner, Inc. and served on the Board of Directors of Time Warner, Inc. and its predecessor company, Warner Communications, Inc. from 1981 to 1995. He joined Warner Communications, Inc. in 1966 and had been an officer of that company since 1970. Mr. Wasserman is director of several investment companies in the Dreyfus Family of Funds. He has been a director of Malibu Entertainment, Inc. since 1995, Lillian Vernon Corporation since 1995, and PSC Inc. since 1999. Mr. Wasserman is a 1954 graduate of the Baruch College of whose Board of Trustees he has served as Vice President (1981-1983), President (1984-1987) and continues to be on the Board of Directors. He received his law degree in 1961 from the Brooklyn Law School and is a Certified Public Accountant. In 1982, he received the Eleanor Roosevelt Humanitarian Award for his philanthropic activities, and since 1986, he has served on the Board of Directors of the Gurwin Jewish Geriatric Center of Long Island.

Douglas G. Watson became a Director of InforMedix in November 2001and is Chairman of the Marketing and Sales Committee. In June 1999, he founded and currently serves as the Chief Executive Officer of Pittencrieff Glen Associates, a company which provides management consultant services. Mr. Watson's experience in the pharmaceuticals industry spans from 1966 until May 1999. He joined Geigy

(UK) Ltd in 1966, working first in Operations Research and then in Corporate Planning. Following the Ciba-Geigy merger, he spent one year in Basel, Switzerland as the United Kingdom representative to an international integration team. He returned to the United Kingdom in 1973 as an accounting development and investment appraisal manager, and later as a headquarters management accountant. In 1978, Doug returned to Basel as personal assistant to the chairman of the Executive Committee. In 1981, he joined the United States Pharmaceuticals Division of the company as the Senior Vice President of Planning and Business Development, and a member of the Pharmaceuticals Management Committee. He served as the President of the Ciba Pharmaceuticals Division from 1986 until 1996, when he was appointed President and Chief Executive Officer of the Ciba-Geigy Corporation. During this ten year period, Mr. Watson was an active member of the Pharmaceutical Research & Manufacturers Association (PhRMA) Board in Washington, DC. Mr. Watson became President and Chief Executive Officer of Novartis Corporation in 1997 when the Federal Trade Commission approved the merger of Ciba-Geigy and Sandoz. Mr. Watson elected to take early retirement from Novartis in May 1999. Mr. Watson serves as a member of the Board of Directors for Engelhard Corporation (Audit Committee member), Dendreon Corporation (Audit and Compensation Committee member), Genta Pharmaceuticals, Inc. (Audit Committee Member) and OraSure Technologies, Inc. (Strategic Planning Committee member). His private company directorships include BioMimetic Pharmaceuticals Inc. (Audit and Compensation Committee member), Innovative Drug Delivery Systems, Inc. (Compensation Committee member) and BZL Biologics, Inc. and he has previously served on the Board of Directors of Summit Bank Corporation, Principia Pharmaceuticals Inc., and ValiGen N.V. Mr. Watson holds a Masters degree in pure mathematics from Churchill College, Cambridge University, and is a member of the Chartered Institute of Management Accountants. He has been an active supporter of America's Promise since its inception, and is the chairman of the Freedom House Foundation, a non-profit organisation dedicated to treating high risk, adult men and women recovering from alcohol and drug addiction. He is a member of the Conference Board, and on the President's Advisory Board of Drew University.

Other Blank Check Offerings

Our chief executive officer, John C. Francis, has not been involved in a prior blank check offering, except as described below. Both AgriBioTech described above and FiberChem, Inc. (now known as Decision Link, Inc. and operating under Chapter 11 of the Bankruptcy Code), companies in which Mr. Francis served as an executive officer and director, were formed as blank check companies which merged with operating entities. He did not have any interest in either blank check company prior to such mergers.

Executive Compensation

Hunapu

Since our inception, we have paid no cash compensation to our officers or directors for serving in such capacities. We do not anticipating compensating our officers and directors prior to completing our acquisition of InforMedix.

InforMedix


InforMedix, Inc. entered into an employment agreement with Bruce A. Kehr, MD, Chairman and Chief Executive Officer on January 1, 2000. The term of such employment agreement shall continue unless and until he is removed by a vote comprising at least 2/3 of the members of the Board of Directors with Dr. Kehr required to recuse himself from voting in this matter. If terminated from his position as Chairman and Chief Executive Officer, then he shall be retained as Executive Vice President of InforMedix. Dr. Kehr will be paid a base salary of $200,000. His base salary shall be subject to annual increases subject to approval by the Compensation Committee of the Board of Directors. He also will be entitled to an annual bonus at the discretion of the Compensation Committee of our board of directors. As InforMedix, to date, has been unable to pay Dr. Kehr his full base salary in cash, it has paid him partially in cash, with the balance paid in options and/or common stock of InforMedix.

His estate will also be entitled to receive one year's base salary in the event Dr. Kehr dies while employed by InforMedix. If Dr. Kehr is terminated other than for cause, death or total disability, then he is entitled to receive an amount equal to the product of his base salary for 12 months plus payment of all unused vacation time and unreimbursed expenses. Upon a change of control, if Dr. Kehr is terminated other than for cause or good reason, he shall be retained as Executive Vice President of InforMedix and paid $200,000 per year. Dr. Kehr shall be subject to non-competition and non-solicitation provisions with respect to any past or present customers and any employee or agent for the period of his employment plus 12 months after termination.

InforMedix, Inc. entered into an employment agreement with Janet Campbell, as President and Chief Operating Officer, on June 18, 2001. The term of such employment agreement shall continue until June 17, 2004. Ms. Campbell will be paid a base salary of $100,000 during Phase I, in stock. Once InforMedix has raised $600,000, or more, she shall receive $8,333 monthly. Phase II term shall begin once the Company has raised $5 million in investment capital and Ms. Campbell's salary shall increase to $200,000 plus a milestone bonus of $25,000 and an option bonus defined by the Compensation Committee of the Board. Phase III term begins when InforMedix has raised at least $10 million and Ms. Campbell's salary shall be $225,000 plus a milestone bonus of $50,000. As InforMedix, to date, has been unable to pay Ms. Campbell her full salary in cash, it has been paid partially in cash and partially in InforMedix stock. Early termination requires the payment of one month's salary. Ms. Campbell devotes full time to InforMedix from her residence in Texas and commutes to InforMedix's office as needed. Ms. Campbell has a 12-month, non-compete agreement in the InforMedix market area. This agreement may be renewed by mutual consent.

InforMedix, Inc. entered into an employment agreement with Robert H. Benson, Ph.D., J.D., as Vice-President, General Counsel and Chief Intellectual Property Officer as of September 1, 2001. The term of such employment agreement shall continue indefinitely, unless terminated by either party upon 60 days notice. Dr. Benson will be paid a base salary of $75,000 for half-time employment. As InforMedix, to date, has been unable to pay Dr. Benson his full salary in cash, it has been paid partially in cash and partially in company stock. Dr. Benson has a 12-month, non-compete agreement in the InforMedix market area.


Certain Relationships and Related Transactions

Hunapu

Upon our formation on January 19, 2000, John C. Francis, our chief executive officer and director, purchased through Putun LLC, an entity established by Mr. Francis for estate planning purposes, 11,840,000 shares of our common stock for $2,960, or $.00025 per share. Mr. Francis tendered a recourse promissory note for his shares which was paid in May 2000 when we opened a bank account.

We currently are renting office space, telephone and secretarial services, at 1700 West Horizon Ridge Parkway - Suite 202, Henderson, Nevada, from Falcon Financial Group LCC. This location currently serves as our principal place of business. Our sublease with Falcon is oral. The landlord for the property is a non-affiliated third party. Falcon is an entity controlled by John C. Francis, our chief executive officer, and a business associate of Mr. Francis. We currently pay Falcon $50 per month for the renting of this office and being provided telephone and secretarial services. We anticipate that we will relocate our principal place of business to InforMedix's offices at 5880 Hubbard Drive, Rockville, Maryland 20852-

4821. See "Business of InforMedix - Properties."

Set forth below are the dates on which we borrowed funds from Putun LLC, the estate planning entity established by Mr. Francis and of which he is its manager, the amounts of such loans and their original due dates.

                                   Original
Borrowing Date                      Amount                    Due Date
--------------                     --------                   --------
August 31, 2000                    $  7,500                August 30, 2002
February 12, 2001                     2,000               February 11, 2002
April 6, 2001                         4,000                 April 5, 2002
April 19, 2002                        3,000                April 18, 2003

Each of these loans bears interest at 6% per annum. In addition, Putun has extended the due date of each of these loans to the earlier of June 9, 2003 or our completion of a business acquisition such as those contemplated by the InforMedix merger agreement. As of September 30, 2002, we had not repaid any of these loans and had accrued $1,516 in interest charges due in connection with these loans. These notes shall be repaid from the release of the IPO proceeds from escrow upon the completion of the merger.

InforMedix

During 2001 and 2002, the InforMedix received advances from IM Funding, LLC. IM Funding, LLC is a limited liability company controlled by officers and directors of InforMedix. During 2002 and 2001, InforMedix was advanced $500,000 (including $15,000 of interest) of which $142,694 was advanced as of September 30, 2001. The amounts advanced accrued interest at a rate of 12% per annum, and were convertible into shares of the InforMedix's common stock. This amount was converted into 191,663 shares of common stock in September 2002, pro rata, to each individual member of IM Funding.

InforMedix issued a total of 36,928 shares of common stock to the Biomedical Development Corporation for marketing, financial and accounting services rendered during 2002. Arthur Healey, Chief Financial Officer of InforMedix, owns approximately 27% and is the Chief Financial Officer of the Biomedical Development Corporation. Douglas Dieter, Director of Marketing of InforMedix, owns approximately 71% and is the President of the Biomedical Development Corporation. Biomedical Development Corporation was also paid $11,500 cash for services rendered during 2002.

P. Michael Gavin, Vice President of Research and Development of InforMedix, received $63,600 in consulting fees or other cash compensation in 2002.

Bruce Kehr, Chairman and Chief Executive Officer of InforMedix, currently holds a warrant to purchase up to 25,000 shares at an exercise price of $1.50 per share. This warrant expires on September 25, 2007. He also holds a convertible promissory note in the principal amount of the $25,000 bearing interest at 12% per annum that will automatically convert into shares of common stock of InforMedix Acquisition Corp. at a conversion price of $1.00 per share upon the merger of InforMedix into a public company. Dr. Kehr was also granted performance and compensation options prior to the merger of InforMedix, Inc. into InforMedix Acquisition Corp. These options have already been converted into common stock. Bruce Kehr received approximately $3,300 as salary in 2001 and approximately $30,000 in 2002.


Douglas Watson, Harris Kaplan and Bert Wasserman, members of the InforMedix's board of directors and Robert Rubin, an affiliate of a principal shareholder, each has an outstanding loan to InforMedix in the principal amount of $15,000. These notes are payable in August of 2003 and earn interest at a rate of 6% per annum.

InforMedix executed a promissory note dated July 6, 1998, modified February 6, 2000 with United Bank. Principal and interest were due in 36 payments from March 6, 2000 to February 6, 2003 at an annual interest rate of prime plus one percent. InforMedix commenced payments on March 6,2000 through May 6, 2001. At that time, this note was refinanced, and InforMedix was advanced amounts to bring the balance back to its original amount of $297,500. This promissory note was again amended in January 2002, effective December 2001 whereby InforMedix was provided an extension through June 30, 2002 on its payments. Interest payments due were paid currently. The unpaid balance on the note payable at September 30, 2002 was $267,500. The balance is due on November 30, 2004, the date the note was extended to. The note is collateralized by Dr. Bruce Kehr and certain shareholders of InforMedix personally. For their personal guarantees on the note, the shareholders were given shares of InforMedix common stock including 11,500 shares received by Dr. Kehr.

In August 2002, InforMedix executed a promissory note with Rockwell Capital Partners, LLC, its investment banker, in the amount of $50,000. The promissory note bears interest at a rate of 12% per annum, and automatically converts into shares of the common stock of InforMedix upon a merger into a public company. Interest expense on this note was $1,000 for the nine months ended September 30, 2002. This promissory note was subsequently transferred to Old Oak Fund, a greater than 5% shareholder of InforMedix.

In August 2002, InforMedix entered into an additional loan obligation with Rockwell Capital Partners, in the amount of $100,000 for amounts Rockwell advanced to a public relations firm for consulting services. On August 14, 2002, fifty (50%) percent of the loan obligation was converted into 4,700,000 shares of common stock of InforMedix Acquisition Corp. The stock was issued at just over par value, and was issued as founders stock. The remaining fifty percent of the loan obligation was subsequently converted into a promissory note held in the principal amount of $50,000 by Allied International Fund, an affiliate of Rockwell Capital Partners. The promissory note bears interest at a rate of 12% per annum, and automatically converts into shares of common stock of InforMedix upon a merger into a public company.

The spouses of Robert DePalo and Kenneth Orr, principals of Rockwell Capital Partners, own the capital stock of Hughes Holdings, LLC. Messrs. DePalo and Orr disclaim beneficial ownership of Hughes Holdings, LLC, which was formed for estate planning purposes. Hughes currently beneficially owns 16.67% of Hunapu; however, following the merger would beneficially own approximately 6% of the company's common stock.

In August 2002, InforMedix executed a promissory note with American United Global, Inc. ("AUGI") in the amount of $100,000. The promissory note bears interest at a rate of 12% per annum, and automatically converts into shares of common stock of InforMedix upon a merger with a public company. Interest expense on this note was $1,000 for the nine months ended September 30 2002. This note matures upon occurrence of various events, all anticipated to be within the year. Robert Rubin, Chairman of the Board of AUGI, is the original grantor of The Rubin Family Irrevocable Trust, a New York family investment trust; however, he disclaims beneficial ownership of all the capital stock of the trust. This trust currently owns 1,200,000 shares of InforMedix common stock.

Upon the issuances of the promissory notes with Rockwell Capital Partners and AUGI, InforMedix entered into an Intellectual Property Security Agreement as collateral for the amounts advanced. These promissory note holders and Bruce Kehr share in the same rights under that agreement.


Limitation on Liability and Indemnification Matters

As authorized by the Nevada General Corporation Law, our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

o        any breach of the director's duty of loyalty to us or our stockholders;
o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
o unlawful payments of dividends or unlawful stock redemptions or repurchases; or
o any transaction from which the director derived an improper personal benefit.

This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his or her duty of care. In addition, our certificate of incorporation provides that if the Nevada General Corporation Law is amended to further limit the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by such amendment. These provisions will not alter the liability of directors under federal securities laws.

Our certificate of incorporation further provides for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under the Nevada General Corporation Law.

When sufficient cash is available, we anticipate obtaining a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against our directors and officers by reason of any acts or omissions covered under this policy in their capacities as directors or officers, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

Conflict of Interest Policy

To minimize potential conflicts of interest relating to acquisition transactions, we have established a policy which provides that:

o we will not combine with any target business or enter into any acquisition transaction in which any of our officers, directors or non-public stockholders, or their respective affiliates, serves as an officer, director or partner or owns or holds an ownership interest in any other party to the combination or transaction;
o none of our officers, directors or non-public stockholders, or their respective affiliates, shall receive from us any finder's fees, consulting fees or similar compensation, whether in cash, securities or otherwise, for introducing to us any other party to the combination or transaction, and we will take affirmative action to ensure that no other party to the combination or transaction, or any principal of any other party to the combination or transaction will pay any such fees or other compensation; and
o our management may not negotiate or otherwise consent to the purchase of their respective securities in our company as a condition of, or in connection with, our entering into such a combination or transaction.

By virtue of having signed the registration statement of which this reconfirmation prospectus is a part, our directors and officers confirm that they are aware of this policy and know of no circumstances under which, through their own initiative, this policy has been violated.

Our officers and directors currently have and/or may in the future have real or potential conflicts of interest with us in connection with their allocation of business time and with respect to corporate opportunities.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth information known to us with respect to the beneficial ownership of shares of our common stock, as of the date of this reconfirmation prospectus and as adjusted to reflect the issuance of the 14,902,400 shares of our common stock in connection with our acquisition of InforMedix and the surrender for cancellation of 11,090,000 shares of our common stock by John C. Francis, our chief executive officer, as a condition to completing the acquisition, by:

o each person known by us to beneficially own 5% or more of our common stock,
o        each of our executive officers and directors, and
o all of our executive officers and directors as a group, including the executive officers and directors of InforMedix prior to the merger.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

For the purposes of the table, the base numbers of outstanding shares are:

o        currently: 14,500,000; and
o        upon completion of the acquisition: 18,312,400.

Except as otherwise indicated in the notes to the following table,

o we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners; and
o the address for each beneficial owner listed in the table, except where otherwise noted, is c/o Hunapu Inc., 1700 West Horizon Ridge Parkway - Suite 202, Henderson, Nevada 89012.

                                                        Currently                         After the Merger
                                              -------------------------------       ----------------------------
                                              Amount and          Percentage        Amount and       Percentage
                                               Nature of           of Shares         Nature of       of Shares
                                              Beneficial         Beneficially       Beneficial      Beneficially
Name of Stockholder                            Ownership             Owned           Ownership         Owned
-------------------                           ----------         ------------       ----------      ------------
John C. Francis (1)........................   12,826,667 (2)         82.8%(2)          750,000 (3)       4.10%
Bruce A. Kehr (4)(5) ......................        --                 --             3,460,664 (6)      18.90%
Janet Campbell (5) ........................        --                 --               202,467           1.11%
P. Michael Gavin (5) ......................        --                 --                 5,347            *
Robert H. Benson (5) ......................        --                 --               593,514           3.24%
Rhonda B. Friedman (5) ....................        --                 --               148,328            *
Harris Kaplan (5) .........................        --                 --               230,740           1.26%
Bert W. Wasserman (5) .....................        --                 --               278,480           1.52%
Douglas G. Watson (5) .....................        --                 --                95,480            *
Arthur T. Healey (5) ......................        --                 --                80,000            *
Hughes Holdings, LLC (7) ..................    2,522,667 (8)         16.67%(8)         688,000           3.72%
Allied International Fund, Inc. (7) .......        --                 --             1,100,000           6.01%
Old Oak Fund, Inc. (7) ....................        --                 --             1,100,000           6.01%
Rubin Family Irrevocable Stock Trust ......        --                 --             1,200,000           6.55%
  18 Pine Tree Drive, Great Neck NY 11024

All executive officers and directors as a
   group (one person currently and 9
   persons after the merger) ..............   12,826,667             82.8%           5,047,280          27.52%

----------
*Less than 1% of the issued and outstanding shares.

(1) Mr. Francis currently is chief executive officer, president, treasurer and a director of our company. Mr. Francis will resign as an executive officer and director of our company following the completion of our acquisition of InforMedix.
(2) Represents (a) 11,840,000 shares of our common stock owned by Putun LLC, an entity established by Mr. Francis for estate planning purposes and of which Mr. Francis is the manager, and (b) 986,667 shares of our common stock issuable upon exercise of Class A Warrants owned by Putun.
(3) Represents 750,000 shares of our common stock to be owned by Putun after completion of the acquisition transaction.
(4) It is anticipated that Dr. Kehr will become chief executive officer and a director of our company following the acquisition and that all current InforMedix officers and directors will hold the corresponding positions of the surviving corporation following the merger.
(5) The address of this person is c/o InforMedix, Inc. 5880 Hubbard Drive, Rockville, Maryland 20852-4821.
(6) Includes 25,000 shares issuable upon exercise of presently exercisable warrants. Also includes 47,740 shares held by Dr. Kehr's sister, as to which shares Dr. Kehr disclaims beneficial ownership.
(7)      The address of this person is 125 Michael Drive, Syosset, New York
         11791.
(8) Represents 1,892,000 shares of our common stock and 630,667 shares of our common stock issuable upon exercise of Class A Warrants and by Hughes Holdings, LLC. Of this amount, Hughes Holdings LLC has notified Hunapu that it intends to transfer a total of 1,376,000 shares of common stock and Class A Warrants to purchase 458,667 shares of common stock for cash, services, and/or gifts to approximately 10 different persons upon the completion of the merger.


Control of our company will be held by our management. Currently, our management, together with his affiliates, controls approximately 82.8% of the total voting power of our company and, upon completion of the proposed acquisition of InforMedix, our then anticipated management will control 81.2% of the total voting power of our company. Given their large voting control, our current management, together with his affiliates, is in the position to elect all of the members of our board of directors and thereby control the policies of our company. Further, our anticipated management following the acquisition transaction, together with their affiliates, if they choose to act in concert, will control a significant portion the voting power of our company and have the ability, through exercise of their options, to acquire additional shares of our common stock. As such, our management has and will have substantial influence over our company, which influence may not necessarily be consistent with the interests of our other stockholders.

                           DESCRIPTION OF SECURITIES

General


We have authorized 40 million shares of common stock, par value $.001 per share, and 8 million shares of preferred stock, par value $.001 per share, whose rights and designation(s) have not yet been established. We had 14,500,000 shares of our common stock and 1,800,000 Class A Warrants outstanding as of the date of this reconfirmation prospectus. We currently have no shares of preferred stock outstanding or designated for future issuance by our Board as of the date of this reconfirmation prospectus. Proposal 1, if adopted, will provide for an amendment to our Certificate of Incorporation to create 9 million shares of "blank check" preferred stock. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable.


Units

Each unit consists of four shares of our common stock and one-third (1/3) Class A Redeemable Common Stock Purchase Warrants, after giving effect to our three-for-one stock dividend on our common stock made effective April 15, 2002. The common stock and Class A Warrants which comprise the units will be immediately detachable and separately transferable upon release from escrow.

Common Stock

Each share of our common stock entitles its holder to one vote upon all matters on which holders of our common stock are entitled to vote under applicable law or otherwise. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of our directors. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each share of common stock will be entitled to share ratably in any assets available for distribution to holders of our equity securities after satisfaction of all liabilities and after providing for each class of stock, if any, having preference over the common stock.

The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is issued. All outstanding shares of common stock are, and the shares underlying all options and warrants will be, duly authorized, validly issued, fully paid and non-assessable.

Class A Redeemable Warrants

Each full Class A Warrant entitles its holder to purchase from us, for cash or other consideration approved by our board of directors, four shares of our common stock at a price of $5.00, subject to adjustment as described below. The Class A Warrants are exercisable through November 8, 2005. At our option, we may reduce the exercise price of the Class A Warrants upon 30 days written notice from time to time for such period(s) as we, in our sole discretion, may chose; provided that no such period shall be for less than fifteen days nor more than 90 days. We also may extend the exercise period, at our sole option.

We have the right to redeem the Class A Warrants at a price of $.001 per warrant on at least 30 days prior notice at any time during the exercise period. If you do not exercise your warrants prior to their expiration or redemption, you will forfeit your right to purchase the underlying shares of common stock. We may appoint standby purchasers to exercise any or all of the warrants which are not exercised at the end of the 30-day notice period for a fourteen-day period immediately thereafter.

The Class A Warrants will be immediately detachable from the common stock and exercisable upon their release from escrow. The holder of a Class A Warrant may exercise the Class A warrant during the exercise period by surrendering the warrant certificate evidencing such Class A Warrant, with the form of election to purchase on the reverse side of the warrant certificate properly completed, dated and executed, together with the payment of the applicable exercise price. The Class A Warrants may be exercised in whole at any time or in part from time to time. No fractional shares of our common stock will be issued upon the exercise of the Class A Warrants.

The exercise price and the number of shares of common stock purchasable upon exercise of the Class A Warrants will be adjusted in proportion to any stock dividends, stock splits, combinations, reclassifications and other similar events. No such adjustments will be made upon the issuance of shares of common stock for any other reason. No adjustment of the exercise price will be made until cumulative adjustments amount to $.05 or more. No adjustments as to dividends will be made upon any exercise of Class A Warrants.

The Class A Warrants do not confer upon their holders voting or pre-emptive rights or any other rights (including the right to participate in the distribution of our assets in the event of our liquidation, dissolution or winding up) as a stockholder of our company.

We had outstanding warrants owned of record by two persons and entities when we commenced our IPO. All of these warrants will be canceled in connection with our closing of the acquisition of InforMedix.

We must have a current registration statement on file with the SEC in order to continue the registration of the common stock underlying the Class A Warrants, and, accordingly, we will need to file post-effective amendments to the registration statement of which this reconfirmation prospectus is a part when subsequent events require. There can be no assurance that such registration statement can or will be kept current. If it is not kept current, the Class A Warrants will not be exercisable and may be deprived of value. In addition, the common stock issuable upon the exercise of the Class A Warrants cannot be sold in various jurisdictions without the registration in such jurisdictions of the common stock in accordance with local law, or the availability of an exemption from such registration. We may find it impractical or impossible to qualify the common stock in those jurisdictions where we did not initially qualify our IPO. Holders of Class A Warrant who are residents of jurisdictions in which we do not qualify the common stock underlying the Class A Warrants for sale will have no choice but to sell their Class A Warrants, to let them expire or, if we elect to redeem the Class A Warrants, accept the redemption price for their Class A Warrants.

State Blue Sky Information

We offered the units for sale in the IPO only in the State of New York. We believe that the units, upon release from escrow in accordance with SEC Rule 419, and the common stock and Class A Warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in other states based upon the registration of the securities in such states, a listing in Standard and Poor's or Moody's manuals, or the availability of an applicable exemption from the state's registration requirements, subject, in each case, to the exercise of the broad discretion and powers of the securities commission or other administrative bodies having jurisdiction in each state and any changes in statutes and regulations which may occur after the date of this reconfirmation prospectus. We will amend this prospectus to disclose additional states, if any, in which our securities will be eligible for resale in the secondary trading market.

Transfer and Warrant Agent

We have acted as our own transfer agent and warrant agent. We anticipate that _____________ Transfer Company, New York, New York, will act as our transfer agent and warrant agent upon the release of the units from escrow.

                              PLAN OF DISTRIBUTION

We offered the 600,000 units sold in the IPO on a self underwritten, all-or-none basis. The minimum number of units which were purchasable in our IPO by any one investor was 600, and the total number of units purchased by any one investor was required to be in multiples of three.

The holders of the Class A Warrants who exercise such warrants may sell the common stock purchased upon their exercise from time to time in public transactions, on or off the NASD's OTC Bulletin Board, or in private transactions, at prevailing market prices or at privately negotiated prices. They may sell such shares in the following types of transactions:

o ordinary brokerage transactions and transactions in which the broker solicits purchasers;
o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
o face-to-face transactions between sellers and purchasers without a broker-dealer; or
o        otherwise.

The Class A Warrants offered and sold in our IPO may be sold by their respective holders in the over-the-counter market, or privately, or through broker-dealers selected by these holders, or as principals.

The units sold in our IPO were offered for sale on our behalf by our chief executive officer, John C. Francis. Mr. Francis relied on the safe harbor exception of Rule 3a4-1 of the Securities Exchange Act to not be deemed a broker with respect to the offering. Mr. Francis did not receive commissions in connection with our IPO.

A market may never develop for our common stock.

We arbitrarily set the offering price of the units, and the exercise price and terms of the Class A Warrants.

We paid all expenses incident to the registration of the securities sold in our IPO and will pay the expenses relating to this reconfirmation prospectus. We will not pay, among other things, the expenses, commissions and discounts of brokers, dealers or agents of the purchasers of the units.

                           CERTAIN MARKET INFORMATION

Currently, there is no public market for our securities. It is unlikely that a regular trading market will develop when the reconfirmation offering is concluded, nor immediately following the completion of the proposed acquisition. We will attempt to have our securities listed on the NASD's OTC Electronic Bulletin Board or its successor Bulletin Board Exchange ("BBX"). However, such a listing does not guarantee that a regular trading market for our securities will develop. You will likely not be able to sell your securities if a regular trading market for our securities does not develop. Further, we can give no assurance that such a market could be sustained if a trading market for our securities were to develop, nor that our securities purchased by the IPO investors could be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one and, in all likelihood, be highly volatile. In any event, if our securities traded at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Accordingly, purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral.


The offering price of the IPO units stock does not necessarily relate to the value of our actual or proposed assets or other objective criteria of value, and so you may not be able to judge whether or not you are likely to achieve a return on your investment. We arbitrarily determined the offering price of the units sold in our IPO and the unit price and the Class A Warrant exercise price are not necessarily related to our net worth, our assets, earnings, book value or any other objective financial statement criteria of value. We did not seek an outside appraisal of InforMedix. However, InforMedix's intellectual property received an appraised value of $50.5 million from the Patient and License Exchange Inc. The terms and consideration we will pay in the acquisition transaction were established through arms-length negotiations. Accordingly, you should not consider the price you paid for the securities you purchased in our IPO as any objective indication of our actual value. Nor should you consider the number of shares to be issued in the proposed acquisition of InforMedix as any indication of our value following completion of the acquisition transaction.


Federal regulations governing "penny stocks" could have a detrimental effect on holders of our securities. Our securities, when available for trading, will be subject to the SEC rules that impose special sales practice requirements upon broker-dealers that sell such securities to parties other than established customers or accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of our securities to buy or sell in any market that may develop. In addition, the SEC has adopted a number of rules to regulate "penny stocks." Because our securities may constitute "penny stock" within the meaning of these rules, the rules would apply to us and our securities. The rules may further affect the ability of owners of our securities to sell their securities in any market that may develop for them.

                        SHARES ELIGIBLE FOR FUTURE SALE

We will have issued and outstanding 18,312,400 shares of our common stock and Class A Warrants to purchase 800,000 shares of our common stock following the completion of the proposed acquisition transaction. Of such securities, the 2.4 million shares of our common stock and 200,000 Class A Warrants comprising the units sold in our IPO, along with the 800,000 shares issuable upon exercise of the Class A warrants sold in our IPO, will be freely tradable without restriction or further registration under the Securities Act, except for shares purchased by any affiliate of ours and assuming we are able to keep effective our registration statement with respect to the shares of our common stock issuable upon exercise of the Class A Warrants included in the units sold in our IPO.

An affiliate of ours is generally a person who has a controlling position with regard to us. Any shares of common stock purchased by our affiliates in our IPO will be subject to the resale limitations of Rule 144 promulgated by the SEC under the Securities Act.

All of the remaining 15,912,400 shares of our common stock that will be outstanding following the acquisition transaction, are restricted securities as that term is defined under Rule 144. All of the shares to be issued to the InforMedix shareholders upon completion of the acquisition transaction will be deemed restricted stock for purposes of Rule 144 and, accordingly, may not be sold absent their registration under the Securities Act or pursuant to Rule 144 following their being held for the applicable holding periods set forth in Rule
144. All of the other 910,000 shares of our common stock to be outstanding following the consummation of the acquisition transaction may not be sold absent their registration under the Securities Act, as they are not eligible for sale pursuant to Rule 144 in accordance with an SEC staff and NASD regulations no-action letter interpretations.

In general, under Rule 144, as currently in effect, a person or group of persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, including the holding period of any prior owner except an affiliate of ours, would be entitled to sell, within any three month period, a number of shares that does not exceed the greater of:

o        1% of the number of then outstanding shares of our common stock, or
o the average weekly trading volume of our common stock during the four calendar weeks preceding the sale;

provided, that, public information about us as required by Rule 144 is available and the seller complies with manner of sale provisions and notice requirements.

The volume limitations described above, but not the one-year holding period, also apply to sales of our non-restricted securities by our affiliates. A person who is not an affiliate, has not been an affiliate within three months before the sale and has beneficially owned the restricted securities for at least two years, is entitled to sell the restricted shares under Rule 144 without regard to any of the limitations described above.

Before our IPO, there was no public market for our securities. We cannot predict the effect, if any, that sales of, or the availability for sale of, our securities stock will have on the market price of our securities prevailing from time to time. Nevertheless, the possibility that substantial amounts of our common stock and Class A Warrants might enter the public market through Rule 144 sales, or otherwise, could adversely affect the prevailing market price of our securities and could impair our ability to raise capital in the future through the sale of securities.

There may be an adverse effect on the market price of our securities because shares of our common stock are available for future sale. No prediction can be made as to the effect, if any, that future sales, or the availability of shares of our common stock for future sale, by us or by our directors and executive officers will have on the market price of our securities prevailing from time to time. Sales of substantial amounts of our securities, including shares issued upon the exercise of options or warrants, or the perception that such sales could occur, could adversely affect prevailing market prices for the our securities.

                             ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, a registration statement on Form SB-2, including exhibits and schedules thereto, under the Securities Act with respect to the securities sold in our IPO and subject to the reconfirmation offering made under this prospectus. This prospectus constitutes a part of the registration statement and does not contain all the information set forth in the registration statement and the exhibits filed with it. For further information with respect to us and the securities sold in our IPO, reference is made to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to, are not necessarily complete. In each instance, we refer you to the copy of the contracts, agreements and or other documents filed as exhibits to the registration statement, and these statements are deemed qualified in their entirety by reference to the contract or document.

You may inspect, without charge, all or any portion of the registration statement or any reports, statements or other information we file with the SEC at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549 and at the regional offices of the SEC located at 233 Broadway, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these documents may also be obtained from the SEC's Public Reference Room at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In addition, registration statements and other filings we make with the SEC through its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system are publicly available through the SEC's site located at www.sec.gov. The registration statement, including all exhibits and schedules and amendments, has been filed with the commission through the EDGAR system.

We are subject to the reporting requirements of the Exchange Act and, in accordance with these requirements, we have and will continue to file reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we deem appropriate or as may be required by law.

If you are a Hunapu or InforMedix shareholder and would like to request documents from Hunapu, please do so by ________, 2003, to receive them before the special meeting.

                                 LEGAL MATTERS

The validity of the issuance and sale of the securities being offered by this prospectus is being passed on for us by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York. Snow Becker Krauss P.C. owns 260,000 shares of our common stock. Elliot H. Lutzker, a member of Snow Becker Krauss P.C., is our corporate secretary. Mr. Lutzker and other attorneys with Snow Becker Krauss P.C. own individually an aggregate of an additional 268,000 shares of our common stock.

                                    EXPERTS


Our audited financial statements included in this reconfirmation prospectus and the registration statement of which this prospectus is a part, have been included herein in reliance on the report of Lazar Levine & Felix LLP, independent accountants, given on the authority of that firm as an expert in accounting and auditing.

InforMedix's audited financial statements included in this reconfirmation prospectus and the registration statement of which this prospectus is a part, have been included herein in reliance on the report of Bagell & Josephs, LLP, independent accountants, given on the authority of that firm as an expert in accounting and auditing.


                                 OTHER BUSINESS

         It is not intended that any business other than that set forth in the Notice of Special Meeting and more specifically described in this Proxy Statement will be brought before the Special Meeting. If any other business should properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on that business or any matters dealing with the conduct of the Special Meeting pursuant to the discretionary authority granted in the proxy.

         By order of the Board of Directors,

                                             Elliot H. Lutzker, Secretary

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                               Page
                                                                                                               ----
HUNAPU INC.

Independent Auditors' Report.............................................................................   F - 1
Balance Sheets as of December 31, 2001 and 2000..........................................................   F - 2
Statements of Operations Cumulative During the Development Stage (January 19, 2000 to December 31,
   2001), For the Year Ended December 31, 2001 and From Inception (January 19, 2000) to December
   31, 2000..............................................................................................   F - 3
Statement of Shareholders' Equity (Deficit) From Inception (January 19, 2000) to December 31, 2001.......   F - 4
Statements of Cash Flows Cumulative During the Development Stage (January 20, 2000 to December 31,
   2001), For the Year Ended December 31, 2001 and From Inception (January 19, 2000) to December
   31, 2000..............................................................................................   F - 5
Notes to Financial Statements ...........................................................................   F - 6

Balance Sheets as of September 30, 2002 (Unaudited) and December 31, 2001 ...............................   F - 8
Statements of Operations Cumulative During the Development Stage (January 20, 2000 to September 30,
   2001) and for the Three Months and Nine Months Ended September 30, 2002 and 2001 (Unaudited) ........   F - 9
Statements of Cash Flows Cumulative During the Development Stage (January 20, 2000 to September 30,
   2001) and for the Three Months and Nine Months Ended September 30, 2002 and 2001 (Unaudited) .........  F - 10
Notes to Financial Statements (Unaudited) ...............................................................  F - 11

INFORMEDIX

InforMedix, Inc.
Years Ended December 31, 2001 and 2000

   Independent Auditors' Report .........................................................................  F - 13
   Balance Sheets .......................................................................................  F - 14
   Statements of Operations .............................................................................  F - 15
   Statement of Changes in Stockholders' Equity (Deficit) ...............................................  F - 16
   Statements of Cash Flows .............................................................................  F - 17
   Notes to Financial Statements ........................................................................  F - 19-34

InforMedix Acquisition Corp.
Nine Months Ended September 30, 2002 and 2001 (Unaudited):
   Accountants' Review Report ...........................................................................  F - 35
   Consolidated Balance Sheets ..........................................................................  F - 36
   Consolidated Statements of Operations ................................................................  F - 37
   Consolidated Statement of Changes in Stockholders' Equity/(Deficit) ..................................  F - 38
   Consolidated Statements of Cash Flows ................................................................  F - 39
   Notes to Consolidated Financial Statements ...........................................................  F - 41-59

UNAUDITED PRO FORMA FINANCIAL DATA

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements .........................  F - 60
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2002 .......................  F - 61
Unaudited Pro Forma Condensed Consolidated Statement of Operations - Nine Months Ended
   September 30, 2002 ...................................................................................  F - 62
Unaudited Pro Forma Condensed Consolidated Statement of Operations - Year Ended
   December 31, 2001 ....................................................................................  F - 63
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements ................................  F - 64

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Shareholders
Hunapu Inc.
Henderson, Nevada


We have audited the accompanying balance sheets of Hunapu Inc. (a development stage company), as of December 31, 2001 and 2000, and the related statements of operations, shareholders' equity and cash flows for the cumulative period from January 19, 2000 to December 31, 2001 (the development stage), the year ended December 31, 2001 and for the period from inception (January 19, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Hunapu Inc. (a development stage company) as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has been in the development stage since its inception on January 19, 2000. The Company's lack of financial resources and liquidity raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                          /s/ Lazar Levine & Felix LLP
                                          -------------------------------------
                                          LAZAR LEVINE & FELIX LLP


New York, New York
March 15, 2002



                             See accompanying notes

                                   HUNAPU INC.
                                   -----------
                          (A Development Stage Company)
                                 BALANCE SHEETS
                                 --------------


                                                                             December 31,     December 31,
                                                                                2001             2000
                                                                             ------------     ------------
                                   - ASSETS -

CURRENT ASSETS:
     Cash                                                                       $  2,572         $  1,057
                                                                                --------         --------

TOTAL ASSETS                                                                    $  2,572         $  1,057
                                                                                ========         ========

               - LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES:
     Accrued expenses                                                           $  5,635         $    150
     Loan payable - shareholder (Note 3)                                          13,500            7,500
                                                                                --------         --------
TOTAL CURRENT LIABILITIES                                                         19,135            7,650
                                                                                --------         --------

COMMITMENTS AND CONTINGENCIES (Note 4)

SHAREHOLDERS' EQUITY (DEFICIT) (Note 4):
     Preferred stock, $.001 par value; 8,000,000 shares authorized,
        none issued                                                                    -                -
     Common  stock, $.001 par value; 40,000,000 shares authorized,
       3,000,000 shares issued and outstanding                                     3,000            3,000
     Deficit accumulated during the development stage                            (19,563)          (9,593)
                                                                                --------         --------
                                                                                 (16,563)          (6,593)
                                                                                --------         --------

                                                                                $  2,572         $  1,057
                                                                                ========         ========



                             See accompanying notes

                                   HUNAPU INC.
                                   -----------
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                            ------------------------


                                  Cumulative During
                                   the  Development                             From Inception
                                         Stage               For The          (January 19, 2000)
                                 (January 19, 2000 to       Year Ended                 to
                                  December 31, 2001)     December 31, 2001    December 31, 2000
                                  ------------------     -----------------    -----------------
REVENUES                             $          -          $           -          $          -
                                     -------------         --------------         ------------

COSTS AND EXPENSES:
     Filing fees                             2,145                    355                 1,790
     Professional fees                      11,500                  5,500                 6,000
     Other expenses                          5,033                  3,380                 1,653
     Interest expense                          885                    735                   150
                                  ----------------       ----------------         -------------
                                            19,563                  9,970                 9,593
                                  ----------------       ----------------         -------------

NET LOSS                             $     (19,563)        $       (9,970)        $      (9,593)
                                     ==============        ===============        ==============



                             See accompanying notes

                                   HUNAPU INC.
                                   -----------
                          (A Development Stage Company)
                   STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                   -------------------------------------------


                                                                                                  Deficit
                                                                                                Accumulated
                                                                     Common Shares               During the         Shareholders'
                                                            -------------------------------     Development             Equity
                                                                 Number          Amount            Stage              (Deficit)
                                                            --------------  ---------------    --------------    ----------------
At inception, January 19, 2000                                          -    $          -       $       -          $       -

Issuance of common units                                        3,000,000           3,000               -              3,000

Net loss for the period ended December 31, 2000                         -               -          (9,593)            (9,593)
                                                                ---------       ---------       ---------          ---------

Balance at December 31, 2000                                    3,000,000           3,000          (9,593)            (6,593)

Net loss for the year ended December 31, 2001                           -               -          (9,970)            (9,970)
                                                                ---------       ---------       ---------          ---------

Balance at December 31, 2001                                    3,000,000       $   3,000       $ (19,563)         $ (16,563)
                                                                =========       =========       =========          =========


                             See accompanying notes

                                   HUNAPU INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS


                                                             Cumulative During
                                                              the Development                                  From Inception
                                                                  Stage                   For The            (January 19, 2000)
                                                            (January 19, 2000 to        Year Ended                      to
                                                             December 31, 2001)      December 31, 2001        December 31, 2000
                                                             ------------------      -----------------        -----------------
INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS:

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                      $(19,563)              $ (9,970)                $ (9,593)
     Adjustment to reconcile net loss to net cash
      utilized by operating activities
       Increase in accrued expenses                                   5,635                  5,485                      150
                                                                   --------               --------                 --------
        Net cash utilized by operating activities                   (13,928)                (4,485)                  (9,443)
                                                                   --------               --------                 --------


CASH FLOWS FROM FINANCING
  ACTIVITIES:
     Proceeds from officers' loans                                   13,500                  6,000                    7,500
     Sale of common units                                             3,000                      -                    3,000
                                                                   --------               --------                 --------

        Net cash provided by financing activities                    16,500                  6,000                   10,500
                                                                   --------               --------                 --------

NET INCREASE IN CASH AND CASH
  EQUIVALENTS                                                         2,572                  1,515                    1,057

     Cash and cash equivalents at beginning of
       period                                                             -                  1,057                        -
                                                                   --------               --------                 --------

CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                                                    $  2,572               $  2,572                 $  1,057
                                                                   ========               ========                 ========




                             See accompanying notes

                                   HUNAPU INC.
                                   -----------
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 2001 AND 2000
                           --------------------------


NOTE 1 - DESCRIPTION OF COMPANY:

         Hunapu Inc., ("the Company"), was organized in the state of Nevada on January 19, 2000. The Company was formed to serve as a vehicle to raise capital to acquire a business and is currently considered a "blank check" company inasmuch as the Company is not generating revenues and does not own an operating business. The Company has no employees and no material assets. Administrative services are currently being provided by an entity controlled by an officer of the Company at no charge. The Company's efforts to date have been limited to organizational activities.

         The Company is considered as being in the development stage, since its inception, in accordance with Statement of Financial Accounting Standards No. 7, and its year-end is December 31.

         As shown in the financial statements, the Company has incurred net losses, has negative working capital and has an accumulated deficit of $19,563 as of December 31, 2001. It is management's assertion that these circumstances may hinder the Company's ability to continue as a going concern. The Company has completed an initial public offering of its securities (see Note 4 for additional information) and is currently seeking potential business opportunities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         The Company's accounting policies are in accordance with accounting principles generally accepted in the United States of America. Outlined below are those policies considered particularly significant.

    (a)  Use of Estimates:
         In preparing financial statements in accordance with accounting principles generally accepted in the United States of America, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

    (b)  Statements of Cash Flows:
         For purposes of the statements of cash flows the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

                                   HUNAPU INC.
                                   -----------
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 2001 AND 2000
                           --------------------------


NOTE 3 - LOAN PAYABLE - SHAREHOLDER:

         On August 30, 2000, the Company borrowed $7,500 from a shareholder of the Company. As of December 31, 2000, the Company had accrued $150 in interest charges, which was unpaid. During the year ended December 31, 2001 the Company received additional loans from this shareholder in the amount of $6,000. These additional loans also bear interest at 6% per annum and as of December 31, 2001, interest accrued and unpaid aggregated $885. The due date of these loans, which was originally one year from date of receipt, have been extended to a date 19 months from November 9, 2001, unless the Company is successful in consummating a business acquisition at an earlier date.

NOTE 4 - SHAREHOLDERS' EQUITY:

         During the period ended December 31, 2000, the Company issued an aggregate of 3,000,000 units at a price of $.001 per unit, with each unit consisting of one (1) share of common stock and one-third (1/3) Class A Redeemable Common Stock Purchase Warrant, for cash proceeds of $3,000. The holder of 3 units is entitled to exercise one Class A Warrant to purchase one share of common stock at $5.00 per share.

         The Company's registration statement on Form SB-2 (No. 333-45774), was declared effective by the Securities and Exchange Commission on November 9, 2001. The Company registered 800,000 shares of its common stock. On February 14, 2002, the company completed the sale of 600,000 units (each unit consisting of one (1) share of common stock and one-third (1/3) Class A Redeemable Common Stock Purchase Warrant) at a per unit price of $.03 for gross proceeds of $18,000.

Hunapu Inc.
                          (A Development Stage Company)
                                 Balance Sheets


                                                                                September 30,   December 31,
                                                                                    2002          2001
                                                                                -------------  -------------
                                                                                 (Unaudited)
                                   - ASSETS -

CURRENT ASSETS:
Cash                                                                               $  1,360       $  2,572
                                                                                   --------       --------
   Total current assets                                                               1,360          2,572

OTHER ASSETS:
Cash held in escrow (Note 3)                                                         18,000             --
                                                                                   --------       --------

                                                                                   $ 19,360       $  2,572
                                                                                   ========       ========


               - LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES:
Accrued expenses and other liabilities                                             $ 27,468       $  5,635
Loan payable - stockholder (Note 2)                                                  16,500         13,500
                                                                                   --------       --------
   Total current liabilities                                                         43,968         19,135
                                                                                   --------       --------

COMMITMENTS AND CONTINGENCIES (NOTE 4)

STOCKHOLDERS' EQUITY (DEFICIT) (Note 3):
Preferred stock, $.001 par value; 8,000,000 shares authorized, none issued               --             --
Common stock, $.001 par value; 40,000,000 shares authorized, 14,500,000
   and 3,000,000 shares issued and outstanding at 2002 and 2001, respectively        14,500          3,000
Additional paid-in capital                                                            2,900             --
Deficit accumulated during the development stage                                    (42,008)       (19,563)
                                                                                   --------       --------
                                                                                    (24,608)       (16,563)
                                                                                   --------       --------
                                                                                   $ 19,360       $  2,572
                                                                                   ========       ========


                             See accompanying notes.

                                   Hunapu Inc.
                          (A Development Stage Company)

                            Statements of Operations
                                   (Unaudited)


                                                 Cumulative
                                                 During the
                                                 Development
                                               Stage (January       For the Three Months           For the Nine Months
                                                 19, 2000 to         Ended September 30,            Ended September 30,
                                                  September     -----------------------------  ----------------------------
                                                  30, 2002)          2002           2001           2002            2001
                                               ---------------  -------------   -------------  -------------  -------------

                                               $           --   $         --    $         --   $         --   $         --
                                               ---------------  -------------   -------------  -------------  ------------
REVENUES

COSTS AND EXPENSES:
Filing fees                                             4,630          2,400              --          2,485            355
Professional fees                                      30,219          3,499           2,500         18,719          3,250
Other expenses                                          5,584            188             500            551          3,130
Interest expense                                        1,575            248             205            690            805
                                               ---------------  -------------   -------------  -------------  -------------
                                                       42,008          6,335           3,205         22,445          7,540
                                               ---------------  -------------   -------------  -------------  -------------

NET LOSS                                       $      (42,008)  $     (6,335)   $     (3,205)  $    (22,445)  $     (7,540)
                                               ===============  =============   =============  =============  =============

LOSS PER SHARE:
Basic and diluted                              $           --   $         --    $         --   $         --   $         --
                                               ===============  =============   =============  =============  =============
Weighted average number of common
     shares outstanding (Note 3)                   12,017,480     12,100,000      12,000,000     12,011,013     12,000,000
                                               ===============  =============   =============  =============  =============



                             See accompanying notes.

                                   Hunapu Inc.
                          (A Development Stage Company)

                            Statements of Cash Flows
                                   (Unaudited)


                                                           Cumulative
                                                           During the
                                                        Development Stage              For the Nine Months
                                                        (January 19, 2000              Ended September 30,
                                                          to September       --------------------------------------
                                                            30, 2002)               2002                2001
                                                       ------------------    ------------------  ------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                 $       (42,008)    $         (22,445)  $          (7,540)
Compensatory shares                                                3,000                 3,000                  --
Adjustment to reconcile net loss to net cash utilized
   by operating activities -
   Increase in accrued expenses                                   20,868                15,233               4,305
                                                         ----------------    ------------------  ------------------
     Net cash utilized by operating activities                   (18,140)               (4,212)             (3,235)
                                                         ----------------    ------------------  ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from officers' loans                                     16,500                 3,000               6,000
Net proceeds from sale of common units                            21,000                18,000                  --
                                                         ----------------    ------------------  ------------------
     Net cash provided by financing activities                    37,500                21,000               6,000
                                                         ----------------    ------------------  ------------------

Net increase in cash and cash equivalents                         19,360                16,788               2,765
Cash and cash equivalents at beginning of period                      --                 2,572                 557
                                                         ----------------    ------------------  ------------------

Cash and cash equivalents at end of period               $        19,360     $          19,360   $           3,322
                                                         ================    ==================  ==================



                             See accompanying notes.

                                   HUNAPU INC.
                          (A Development Stage Company)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002
                                   (Unaudited)


NOTE 1 - DESCRIPTION OF COMPANY:

Hunapu Inc. (the "Company") was organized in the state of Nevada on January 19, 2000. The Company was formed to serve as a vehicle to raise capital to acquire a business and is currently considered a "blank check" company inasmuch as the Company is not generating revenues, does not own an operating business and has no specific business plan other than to engage in a merger or acquisition transaction with a yet-to-be identified company or business. The Company has no employees and no material assets. Administrative services are currently being provided by an entity controlled by an officer of the Company at no charge. The Company's efforts to date have been limited to organizational activities and seeking an appropriate merger or acquisition vehicle.

The accounting policies followed by the Company are set forth in Note 2 to the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2001. Specific reference is made to this annual report for a description of the Company's securities and the notes to the financial statements included therein. The accompanying unaudited interim financial statements have been prepared in accordance with instructions to Form 10-QSB and, accordingly, do not include all information and footnotes required by accounting principles generally accepted in the United States of America.

In the opinion of management, the accompanying unaudited interim financial statements of the Company contain all adjustments necessary to present fairly the Company's financial position as of September 30, 2002 and the results of its operations for the three- and nine-month periods ended September 30, 2002 and 2001 and its cash flows for the nine-month periods ended September 30, 2002 and 2001.

The Company is considered as being in the development stage, since its inception, in accordance with Statement of Financial Accounting Standards No. 7, and its year-end is December 31.

NOTE 2 - LOAN PAYABLE - STOCKHOLDER:

On August 30, 2000, the Company borrowed $7,500 from a stockholder of the Company and received an additional $6,000 in loans from this stockholder during 2001and a further $3,000 in April 2002. These loans bear interest at 6% per annum and the stockholder has extended the due date of these loans to the earlier of June 9, 2003 or the completion of a business acquisition. Interest accrued and unpaid on all loans aggregated $1,576 as of September 30, 2002.

NOTE 3 - STOCKHOLDERS' EQUITY:

As of December 31, 2000, the Company issued an aggregate of 3,000,000 units at a price of $.001 per unit, with each unit consisting of one share of common stock and one-third (1/3) of one Class A Redeemable Common Stock Purchase Warrant, for cash proceeds of $3,000. Each full Class A warrant entitles its holder to purchase one share of common stock at $5.00 per share.

                                   HUNAPU INC.
                          (A Development Stage Company)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002
                                   (Unaudited)
                                   (Continued)

The Company's Registration Statement on Form SB-2 (No. 333-45774) (the "Registration Statement") was declared effective by the Securities and Exchange Commission (the "SEC") on November 9, 2001. The Company registered 800,000 shares of its common stock for public sale under the Registration Statement, including 200,000 shares issuable upon exercise of the Class A warrants underlying the units. On February 14, 2002, the Company completed the sale of 600,000 units pursuant to the Registration Statement, at a per unit price of $.03, for gross proceeds of $18,000. As a blank check company, all of the units so sold and the proceeds from such sale are being held in escrow, in accordance with SEC rules. If the Company does not complete a business combination prior to May 8, 2003, such proceeds, and accrued interest, will be returned to the investors and the underlying securities canceled. Accordingly, these contingently issued shares are not considered outstanding in the calculation of earnings per share.

On April 15, 2002, the number of issued and outstanding shares was increased by the declaration of a 300% stock dividend (so that there would be four shares outstanding for each share previously outstanding). The additional 10,800,000 shares have been retroactively reflected in calculating earnings (loss) per share for all periods presented.

NOTE 4 - PLAN OF MERGER:

The Company entered into an Agreement and Plan of Merger, dated as of May 10, 2002 (the "Critical/Classic Agreement"), with Critical Home Care, Incorporated and Classic Healthcare Solutions, Inc. The Critical/Classic Agreement was amended and restated, under an agreement dated as of July 3, 2002. Under the restated Critical/Classic Agreement, the Company was to acquire Critical Home Care, the parent of Classic Healthcare, subject to specified conditions and terms set forth in the restated Critical/Classic Agreement. Critical Home Care's sole material asset is its 100% ownership interest in Classic Healthcare.

The Company determined not to proceed with the acquisition transaction contemplated by the restated Critical/Classic Agreement and entered into a Termination and Settlement Agreement, dated as of September 6, 2002, among John
C. Francis, Putun LLC, Hunapu Inc., Critical Acquisition Corp., Critical Home Care, Inc., David S. Bensol, Bradley D. Smith and Snow Becker Krauss P.C., whereby the parties to the restated Critical/Classic Agreement mutually agreed to abandon the proposed acquisition transaction.

                          INDEPENDENT AUDITORS' REPORT


To the Directors of
InforMedix, Inc.
Rockville, MD

We have audited the accompanying balance sheet of InforMedix, Inc., a development stage company (the "Company") as of December 31, 2001 and 2000, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management's operating and financing plans in regards to these matters are also discussed in Note 11. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InforMedix, Inc. as of December 31, 2001 and 2000, and the results of its statements of operations, changes in stockholders' equity (deficit), and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BAGELL, JOSEPHS & COMPANY, L.L.C.
-------------------------------------
BAGELL, JOSEPHS & COMPANY, L.L.C.
Gibbsboro, New Jersey

August 30, 2002

                                INFORMEDIX, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                            ASSETS

                                                                              2001            2000
                                                                          ------------    ------------
Current Assets:
  Cash and cash equivalents                                               $      8,297    $    241,979
  Prepaid expenses and other current assets                                      8,526           5,491
                                                                          ------------    ------------

    Total Current Assets                                                        16,823         247,470
                                                                          ------------    ------------

  Fixed assets, net of depreciation                                            106,042         134,775
                                                                          ------------    ------------

TOTAL ASSETS                                                              $    122,865    $    382,245
                                                                          ============    ============

                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


LIABILITIES
Current Liabilities:
  Current portion of note payable                                         $     99,167    $     92,225
  Current portion of obligations under capital lease                            12,907           9,457
  Accounts payable and accrued expenses                                      1,189,656         762,454
                                                                          ------------    ------------

      Total Current Liabilities                                              1,301,730         864,136
                                                                          ------------    ------------

Long-term Liabilities:
  Due to related parties                                                       321,532            --
  Note payable, net of current maturities                                      198,333         132,451
  Obligations under capital lease, net of current maturities                    15,655          14,186
                                                                          ------------    ------------

      Total Long-term Liabilities                                              535,520         146,637
                                                                          ------------    ------------

      Total Liabilities                                                      1,837,250       1,010,773
                                                                          ------------    ------------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $.01 Par Value; 5,000,000 shares authorized
    976,989 shares issued and outstanding at December 31, 2001 and 2000          9,669           9,669
  Stock options and warrants outstanding                                     1,572,697         775,282
  Mandatorily redeemable stock                                                 100,000         100,000
  Additional paid-in capital                                                 7,079,093       7,077,725
  Deficit accumulated during the development stage                         (10,475,844)     (8,591,204)
                                                                          ------------    ------------

      Total Stockholders' Equity (Deficit)                                  (1,714,385)       (628,528)
                                                                          ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                      $    122,865    $    382,245
                                                                          ============    ============


    The accompanying notes are an integral part of the financial statements.

                                INFORMEDIX, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                           Cumulative Totals
                                                 2001            2000       Since Inception
                                             ------------    ------------  -----------------
OPERATING REVENUES
  Sales                                      $     44,221    $     51,130    $    117,686

COST OF SALES                                     106,528           5,554         244,651
                                             ------------    ------------    ------------

GROSS PROFIT (LOSS)                               (62,307)         45,576        (126,965)
                                             ------------    ------------    ------------

OPERATING EXPENSES
   Compensation expense                         1,051,822       3,207,946
   Research and development                       373,307       1,271,654
   General and administrative expenses            321,224         596,596
   Depreciation and amortization                   47,983          15,321
                                             ------------    ------------    ------------
       Total Operating Expenses                 1,794,336       5,091,517      10,255,619
                                             ------------    ------------    ------------

LOSS BEFORE OTHER INCOME (EXPENSE)             (1,856,643)     (5,045,941)    (10,382,584)

OTHER INCOME (EXPENSE)
   Interest income                                  5,197          28,371
   Interest expense                               (33,194)        (29,727)
                                             ------------    ------------    ------------
       Total Other Income (Expense)               (27,997)         (1,356)        (93,260)
                                             ------------    ------------    ------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES   $ (1,884,640)   $ (5,047,297)   $(10,475,844)
Provision for Income Taxes                           --              --              --
                                             ------------    ------------    ------------

NET LOSS APPLICABLE TO COMMON SHARES         $ (1,884,640)   $ (5,047,297)   $(10,475,844)
                                             ============    ============    ============

NET LOSS PER BASIC AND DILUTED SHARES        $   (1.92903)   $   (5.27441)
                                             ============    ============

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                            976,989         956,941
                                             ============    ============


    The accompanying notes are an integral part of the financial statements.

                                INFORMEDIX, INC.
                         (A DEVELOPMENT STAGE COMPANY)
             STATEMENTS OF CHANGES IN STOCKHOLDERS'EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                  Common Stock           Stock Options   Mandatorily
                                            ---------------------------   and Warrants    Redeemable       Additional
Description                                    Shares         Amount      Outstanding       Stock       Paid - In Capital
-----------                                 ------------   ------------  -------------   ------------   -----------------
Balance, January 1, 2000                         649,492   $      6,494   $    464,723   $    100,000     $  2,506,701

Sale of common stock for cash                     19,893            199           --             --            198,731

Issuance of common stock for services             20,204            202           --             --            201,838

Issuance of stock options and warrants in
   exchange for compensation                        --             --          310,559           --               --

Modification of restricted shares
   from 1999 and 2000                            277,400          2,774           --             --          2,771,226

Equity provided for vendor services                 --             --             --             --          1,399,229

Net loss for the year                               --             --             --             --               --
                                            ------------   ------------   ------------   ------------     ------------

Balance, December 31, 2000                       966,989          9,669        775,282        100,000        7,077,725

Issuance of stock options and warrants in
   exchange for compensation                        --             --          797,415           --              1,368

Net loss for the year                               --             --             --             --               --
                                            ------------   ------------   ------------   ------------     ------------

Balance, December 31, 2001                       966,989   $      9,669   $  1,572,697   $    100,000     $  7,079,093
                                            ============   ============   ============   ============     ============


                                               Deficit
                                             Accumulated
                                              During the
                                             Development
Description                                     Stage           Total
-----------                                  ------------    ------------
Balance, January 1, 2000                     $ (3,543,907)   $   (465,989)

Sale of common stock for cash                        --           198,930

Issuance of common stock for services                --           202,040

Issuance of stock options and warrants in
   exchange for compensation                         --           310,559

Modification of restricted shares
   from 1999 and 2000                                --         2,774,000

Equity provided for vendor services                  --         1,399,229

Net loss for the year                          (5,047,297)     (5,047,297)
                                             ------------    ------------

Balance, December 31, 2000                     (8,591,204)       (628,528)

Issuance of stock options and warrants in
   exchange for compensation                         --           798,783

Net loss for the year                          (1,884,640)     (1,884,640)
                                             ------------    ------------

Balance, December 31, 2001                   $(10,475,844)   $ (1,714,385)
                                             ============    ============


    The accompanying notes are an integral part of the financial statements.

                                INFORMEDIX, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                                              Cumulative Totals
                                                                    2001            2000       Since Inception
                                                                ------------    ------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                     $ (1,884,640)   $ (5,047,297)   $(10,475,844)
                                                                ------------    ------------    ------------
   Adjustments to reconcile net loss to net cash
     used in operating activities

     Depreciation and amortization                                    47,983          15,321
     Issuance of stock options                                       797,415         310,559
     Common stock issues for compensation                               --         3,084,559
     Services provided for equity                                       --         1,085,895

  Changes in assets and liabilities
     (Increase) decrease in unbilled accounts receivable                --             9,058
     (Increase) decrease in prepaid expenses and other assets         (3,035)         (5,471)
     Increase (decrease) in deferred revenue                            --           (21,491)
     Increase (decrease) in accounts payable and
       and accrued expenses                                          427,203         547,028
                                                                ------------    ------------
     Total adjustments                                             1,269,566       5,025,458
                                                                ------------    ------------

     Net cash (used in) operating activities                        (615,074)        (21,839)     (1,758,695)
                                                                ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Increase (decrease) in amounts due to related parties             321,532            --
   Acquisitions of fixed assets                                       (2,000)       (116,536)
                                                                ------------    ------------

      Net cash provided by (used in) investing activities            319,532        (116,536)        574,272
                                                                ------------    ------------    ------------


    The accompanying notes are an integral part of the financial statements.

                                INFORMEDIX, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                                 Cumulative Totals
                                                        2001           2000       Since Inception
                                                     -----------    -----------  -----------------
CASH FLOWS FROM FINANCING ACTIVITES
    Proceeds from common stock issuances             $     1,368    $   400,970
    Net proceeds from refinancing of note payable         72,824           --
    Payments of note payable                                --          (72,824)
    Payments of obligations under capital lease          (12,332)        (4,729)
                                                     -----------    -----------

       Net cash provided by financing activities          61,860        323,417      1,192,720
                                                     -----------    -----------    -----------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                           (233,682)       185,042          8,297

CASH AND CASH EQUIVALENTS -
    BEGINNING OF PERIOD                                  241,979         56,937           --
                                                     -----------    -----------    -----------

CASH AND CASH EQUIVALENTS - END OF PERIOD            $     8,297    $   241,979    $     8,297
                                                     ===========    ===========    ===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:

CASH PAID DURING THE YEAR FOR:
    Interest expense                                 $    33,194    $    29,727
                                                     ===========    ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITIES:

   Equipment acquired for capital lease obligation   $    17,250    $    28,372
                                                     ===========    ===========

   Issuance of stock options                         $   797,415    $   310,559
                                                     ===========    ===========

   Common stock issues for compensation              $      --      $ 3,084,559
                                                     ===========    ===========

   Services provided for equity                      $      --      $ 1,085,895
                                                     ===========    ===========


    The accompanying notes are an integral part of the financial statements.

                                INFORMEDIX, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000


NOTE 1 -          ORGANIZATION AND BASIS OF PRESENTATION
                  --------------------------------------

                  InforMedix, Inc. (the "Company") (a development stage company) was incorporated in the state of Delaware on January 27, 1997, for the purpose of developing the Med-e Monitor Systems. Since its inception, the Company has devoted substantially all of its efforts to business planning, building its patent portfolio, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. The Company has generated small amounts of revenue through sales of its Med-e Monitor System to academic research centers, and is in the process of raising funds to complete scalable manufacturing of its product offering to increase sales. As such, the Company is in the development stage.

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                  ------------------------------------------

                  Development Stage Company
                  -------------------------

                  The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company has devoted substantially all of its efforts to business planning, building its patent portfolio, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. It has sold Med-e Monitor Systems to academic centers to complete grant-funded clinical research, and has recently made arrangements to compete the design of its product for scalable manufacturing in preparation for expansion of sales activities.

                  Use of Estimates
                  ----------------

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  Cash and Cash Equivalents
                  -------------------------

                  The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

                                INFORMEDIX, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2001 AND 2000


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                  ------------------------------------------------------

                  Cash and Cash Equivalents (Continued)
                  -------------------------------------

                  The Company maintains cash and cash equivalent balances at several financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000.

                  Fixed Assets
                  ------------

                  Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; three years for computer software and equipment and five years for office furniture and equipment. Property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. When fixed assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations.

                  Intellectual Property Assets
                  ----------------------------

                  The Company owns 15 issued U. S. and Foreign and 18 pending U.S. and Foreign patents. A formal patent valuation appraisal was performed in 2002 by the Patent & License Exchange, Inc. The appraisal revealed that the Company's patents were cited as prior art in 154 other issued patents. The analysis also appraised the value of the Company's patents at $50,500,000. Under present accounting principles generally accepted in the United States of America, and FASB 142, management of the Company has not reflected the value of these patents on their balance sheets at December 31, 2001 and 2000.

                  Internal Use Software Costs
                  ---------------------------

                  Internal use software and web site development costs are capitalized in accordance with Statement of Position (SOP) No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," and Emerging Issues Task Force
                  (EITF) Issue No. 00-02, "Accounting for Web Site Development Costs." Qualifying costs incurred during the application development stage, which consist primarily of outside services and the Company's consultants, are capitalized and amortized over the estimated useful life of the asset. All other costs are expensed as incurred. All costs for internal use software for the years ended December 31, 2001 and 2000 have been expensed as research and development since these were returned to the consulting company.

                                INFORMEDIX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2001 AND 2000


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                  ------------------------------------------------------

                  Start-up Costs
                  --------------

                  In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

                  Research and Development
                  ------------------------

                  Research and development costs are related primarily to the Company obtaining its 15 issued U.S. and Foreign and 18 pending U.S. and Foreign patents and patent valuation analysis, developing early prototypes and Beta products of its Med-e Monitor device, development of first, second and third generation databases to monitor patient data and remotely program the Med-e Monitor devices, communications connectively between the devices and the databases via the Internet, and website development. Research and development costs are expensed as incurred.

                  Funded Development Contract
                  ---------------------------

                  Funded development contract fees are recognized when earned using the percentage-of-completion method throughout the performance period of the contract. Changes in total estimated costs and anticipated losses are recognized in the period in which determined.

                  The Company accounts for the National Institutes of Health
                  (NIH) contract under Statement of Position 98-1 "Accounting for Performance of Construction-Type and Certain Production-Type Contracts" , under the percentage-of-completion method. The funding fees earned are recorded as revenue. The work under the funded-development contract was substantially completed in December 2001.

                  Income Taxes
                  ------------

                  The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates. No tax benefit is reflected for the years ended December 31, 2001 and 2000.

                                INFORMEDIX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2001 AND 2000


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                  ------------------------------------------------------

                  Advertising

                  Costs of advertising and marketing are expensed as incurred. Advertising and marketing costs were $33,581 and $87,047 for the years ended December 31, 2001 and 2000, respectively.

                  Earnings (Loss) Per Share of Common Stock

                  Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be anti-dilutive for periods presented. The Company has incurred significant losses since its inception to fund its research and development of its Med-e Monitor Systems, including the development of its intellectual property portfolio; and travel activities and attendance at trade shows to create awareness of the product to pre-sell the Med-e Monitor.

                  The following is a reconciliation of the computation for basic and diluted EPS:

                                                               December 31,   December 31,
                                                                  2001           2000
                                                               -----------    -----------
                  Net Loss                                     ($1,884,640)   ($5,047,297)
                                                               -----------    -----------

                  Weighted-average common shares
                    outstanding (Basic)                            976,989        956,941

                  Weighted-average common stock equivalents:
                      Stock options                                447,221        374,556
                      Warrants                                      67,850         10,000

                  Weighted-average common shares
                    outstanding (Diluted)                          976,989        956,941

                                INFORMEDIX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2001 AND 2000


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                  ------------------------------------------------------

                  Earnings (Loss) Per Share of Common Stock (Continued)
                  -----------------------------------------------------

                  Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS because inclusion would have been anti-dilutive.

                  Fair Value of Financial Instruments
                  -----------------------------------

                  The carrying amount reported in the balance sheets for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes and mortgages payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

                  Recent Accounting Pronouncements
                  --------------------------------

                  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. On June 30, 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133". SFAS No. 133 as amended by SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". SFAS No. 133 as amended by SFAS No. 137 and 138 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

                                INFORMEDIX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2001 AND 2000


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                  ------------------------------------------------------

                  Recent Accounting Pronouncements (Continued)
                  --------------------------------------------

                  Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to have a material effect on the financial statements.

                  In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB 101 provides guidance for revenue recognition under certain circumstances, and is effective during the first quarter of fiscal year 2001. SAB 101 is not expected to have a material effect on the results of operations, financial position and cash flows.

                  On March 16, 2000, the Emerging Issues Task Force issued EITF 99-19 "Recording Revenue as a Principal versus Net as an Agent" which addresses the issue of how and when revenues should be recognized on a Gross or Net method as the title implies. The emerging Issues Task Force has not reached a consensus but cites SEC Staff Accounting Bulletin 101. EITF 99-19 does not affect the financial statements.

                  On July 20, 2000, the Emerging Issues Task Force issued EITF 00-14 "Accounting For Certain Sales Incentives" which establishes accounting and reporting requirements for sales incentives such as discounts, coupons, rebates and free products or services. Generally, reductions in or refunds of a selling price should be classified as a reduction in revenue. For SEC registrants, the implementation date is the beginning of the fourth quarter after the registrant's fiscal year end December 15, 1999. EITF 00-14 does not affect the financial statements.

                  In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. This statement does not affect the financial statements.

                                INFORMEDIX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2001 AND 2000


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                  ------------------------------------------------------

                  Stock-Based Compensation
                  ------------------------

                  Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123.

                  The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

                  The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured as the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

                                INFORMEDIX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2001 AND 2000


NOTE 3-           FIXED ASSETS
                  ------------

                  Fixed assets consist of the following at December 31, 2001 and 2000:

                                                         2001       2000
                                                       --------   --------
                  Office and manufacturing equipment   $ 33,398   $ 33,398
                  Computer equipment                     91,363     89,363
                  Equipment under capital leases         45,622     28,372
                                                       --------   --------
                                                        170,383    151,133
                  Less:  accumulated depreciation        64,341     16,358
                                                       --------   --------
                  Net book value                       $106,042   $134,775
                                                       ========   ========

                  Depreciation expense for the years ended December 31, 2001 and 2000 was $47,983 and $15,321, respectively. Included in that amount is $11,182 and $2,837, of amortization expense of equipment under capital leases for the years ended December 31, 2001 and 2000, respectively.

NOTE 4-           NOTES PAYABLE
                  -------------

                  The Company entered into a promissory note dated July 6, 1998, modified February 6, 2000 with United Bank. Principal and interest were due in 36 payments from March 6, 2000 to February 6, 2003 at an annual interest rate of prime plus one percent. The Company did commence payments on March 6, 2000 through May 6, 2001. At that time, this note was refinanced, and the Company was advanced amounts to bring the balance back to its original amount of $297,500. This promissory note was again amended in January 2002, effective December 30, 2001 whereby the Company was provided an extension through June 30, 2002 on their payments. Interest payments due were paid currently. The Company commenced repayment of the principal balance on the loan on August 2, 2002. Even though the Company is not in default of this note at December 31, 2001, they remain in regular communication with senior officers of the bank, who are working with the Company to avoid issuing a notice of default and restructure the repayment schedule. The unpaid balance on the note payable at December 31, 2001 and 2000 was $297,500 and $224,676, respectively. Of this unpaid balance, $99,167 and $92,225 are current maturities at December 31, 2001 and 2000, respectively. Additionally, the Company will pay $99,167 for 2003 and 2004.

                  The note is collateralized by certain officers and founding investors of the Company -personally. For signing personally on the note, the officers were given stock.

                  Interest expense pertaining to this note was $20,052 and $27,875 for the years ended December 31, 2001 and 2000, respectively.

                                INFORMEDIX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2001 AND 2000


NOTE 5-           RELATED PARTY TRANSACTIONS
                  --------------------------

                  During 2001, the Company received advances from IM Funding, LLC. IM Funding, LLC is a limited liability company mostly comprised of officers and board of director members of the Company. As of December 31, 2001, the Company was advanced $321,532. This amount accrues interest at a rate of 12% per year, and is convertible into shares of the Company's common stock. The amounts funded by IM Funding, LLC reached $500,000 in 2002, and was converted along with $15,000 of interest payable to 120,975 shares of common stock.

NOTE 6-           OBLIGATIONS UNDER CAPITAL LEASE
                  -------------------------------

                  The Company is the lessee of computer equipment and office equipment under capital leases expiring during 2006.

                  Minimum lease payments under capital leases at December 31, 2001, are as follows:

                           2002                                 $ 17,281
                           2003                                   11,188
                           2004                                    5,095
                           2005                                    5,095
                           2006                                      849
                                                                --------
                                                                  39,508

                  Less: amounts representing interest            (10,946)
                  Less: current portion                          (12,907)
                                                                --------

                           Long-term portion                    $ 15,665
                                                                ========

NOTE 7-           OPERATING LEASE
                  ---------------

                  During 2000, the Company entered into a lease for office space commencing February 1, 2000 through January 31, 2002 including escalation of payments. Since January 31, 2002, the Company is on a month-to-month rent at its offices. On lease inception, the Company issued 1,000 shares of common stock to the lessor that has been valued at the fair market value of $10 per share resulting in a charge to operations of $10,000. For all periods presented, deferred rent is not considered material.

                                INFORMEDIX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2001 AND 2000


NOTE 8-           PROVISION FOR INCOME TAXES
                  --------------------------

                  Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's consolidated tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

                  At December 31, 2001 and 2000, deferred tax assets consist of the following:

                                                               2001           2000
                                                            -----------    -----------
                  Net operating loss carryforwards          $ 4,190,338    $ 3,436,482
                  Less:  valuation allowance                 (4,190,338)    (3,436,482)
                                                            -----------    -----------

                                                            $       -0-    $       -0-
                                                            ===========    ===========

                  At December 31, 2001 and 2000, the Company had federal net operating loss carryforwards in the approximate amounts of $10,475,844 and $8,591,204, respectively, available to offset future taxable income through 2018. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 9-           STOCKHOLDERS' (DEFICIT)
                  -----------------------

                  Common Stock

                  Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the board of directors, subject to the prior rights of holders of all classes of stock outstanding.

                                INFORMEDIX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2001 AND 2000


NOTE 9-           STOCKHOLDERS' (DEFICIT) (CONTINUED)
                  -----------------------------------

                  Common Stock (Continued)

                  At January 1, 2000, the Company had issued 936,892 shares of common stock. These shares were issued via stock sales to insiders with a value ranging from a low of $2.87 to a high of $10 per share, or were the result of issuances by the Company of stock for services or compensation. The fair value of $10 per share is reflected in the financial statements as a charge to income in the respective period the shares were issued. Some of the vendor contracts back in 1999 and 2000 were based on 80% cash and 20% stock for services provided to the Company. The Company engaged in two private placements of securities at $10 per share up to and including a period ending in August 2000. During the year 2000, the Company issued 40,097 shares of common stock valued at $10 per share via stock sales to insiders and from services to vendors. There were no issuances of stock in 2001.

                  Stock Option Plan and Warrants

                  During 1997, the Company adopted the InforMedix Omnibus Stock Plan (the "Plan") under which 525,000 shares of the Company's common stock were reserved for issuance to employees, directors and consultants upon exercise of stock options. The Plan permits the granting of stock options, stock appreciation rights, restricted or unrestricted shares, and phantom stock. The board of directors determines the period over which options become exercisable, generally but not always exercisable upon grant. Certain option agreements contain provisions for accelerated vesting, based on performance or change in control of the Company. Immature exchange, immaculate exercise, and employee loans are allowed for exercise of employee options. The term of the options is generally 10 years, the maximum term allowed under the plan is 10 years.

                  The Company applies APB 25 and related interpretations in accounting for employee and director options granted under the Plan. During the years ended December 31, 2001 and 2000, the Company issued 72,665 and 137,354 options to employees and non-employees to purchase common stock of the Company. Since inception through December 31, 2001, the Company has issued 447,221 options. The Company has valued these options at the respective strike prices of each of the options, which has been determined to be the fair value of those options, and has expensed them in the period that the options were granted rather than expense them when the options are exercised or expired. During the years ended December 31, 2001 and 2000, and since inception through December 31, 2001, the Company has expensed $218,915, $310,559 and $894,197. In addition, the
                  Company issued 57,850 warrants in 2001, each valued at $10 per warrant. A charge of $578,500 for those warrants were expensed to compensation in 2001, in the period the warrants were granted.

                                INFORMEDIX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2001 AND 2000


NOTE 9-           STOCKHOLDERS' (DEFICIT) (CONTINUED)
                  -----------------------------------

                  Stock Option Plan and Warrants (Continued)


                  The following table summarizes the activity of the Company's stock option plan:

                                                Year Ended                      Year Ended
                                             December 31, 2001               December 31, 2000
                                         --------------------------      -------------------------
                                                          Weighted-                      Weighted-
                                                           average                        average
                                         Number of        exercise       Number of       exercise
                                          Options           price         Options          price
                                         ----------      ----------      ----------     ----------
Outstanding - beginning of period           374,556      $     1.81         237,202     $     1.54
Granted below fair value                     56,415               1         118,109              1
Granted at fair value                        16,250              10          19,245             10
Exercised                                      --              --              --             --
Cancelled                                      --              --              --             --
                                         ----------      ----------      ----------     ----------

Outstanding - end of period                 447,221      $     1.33         374,556     $     1.81
                                         ==========                      ==========

Exercisable at end of period:               447,221                         374,556

Weighted-average remaining contractual
  life                                   9.25 years                      9.99 years
                                         ----------                      ----------

                  For disclosure purposes, the fair value of each stock option granted is estimated on the date of grant using the American Black-Scholes option-pricing model, which approximates fair value, with the following weighted-average assumptions used for stock options granted in 2001 and 2000; no annual dividends, volatility of 100%, risk-free interest rate of 6.16% and 5.15%, respectively, and expected life of 10 years.

                  Under the above model, the total value of the stock options granted in 2001 and 2000 is charged immediately to operations as options are fully vested upon grant. SFAS No. 123, "Accounting for Stock-Based Compensation", encourages adoption of a fair-value-based method for valuing the cost of stock-based compensation. However, it allows companies to continue to use the intrinsic-value method for options granted to employees and disclose pro forma net loss.

                                INFORMEDIX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2001 AND 2000


NOTE 9-           STOCKHOLDERS' (DEFICIT) (CONTINUED)
                  -----------------------------------

                  Mandatorily Redeemable Common Stock

                  On August 20, 1999 a Stock Purchase Agreement with Advantor was signed providing for the issuance of 30,000 shares of common stock to Advantor for cash and services. On August 23, 1999, in accordance with the agreement Advantor purchased 10,000 shares of common stock at fair value for cash of $100,000. The remaining 20,000 shares will be issued in blocks of 4,000 shares for every 100 inventory units produced by Advantor. In the event that the Company is not publicly traded by December 31, 2004, the Company is obligated upon written notice of Advantor, to repurchase any stock issued of the 30,000 shares at the highest price the Company has sold any of its stock within 12 months of Advantor's notice to repurchase. As of December 31, 2001, 86 units had been completed and no additional shares had been granted. To recognize the 86 units produced, the fair value of $34,400 as been credited to accounts payable with the offsetting entry to cost of sales.

                  Common stock issued for cash, services, and other type arrangements

                  The Company has issued 0 and 19,893 shares of common stock to sophisticated investors for cash for the periods ended December 31, 2001 and 2000, respectively. The Company has entered into consulting agreements with three vendors for consulting services, whereby invoices are paid 80% in cash and 20% in stock at a fair value of $10. Fractional shares are not issued, shares are rounded to the closest share. For the period ended December 31, 2000, the Company has issued 20,204 shares of common stock in exchange for consulting services.

                                INFORMEDIX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2001 AND 2000


NOTE 10-          COMMITMENTS AND CONTINGENCIES
                  -----------------------------

                  Employment Agreement

                  The Company has entered into employment agreements with key members of management and some officers. Most of these employment agreements are for a period of three years. Compensation earned on these employees have been properly reflected in compensation expense for the years ended December 31, 2001 and 2000, or reflected as issuances of stock in 2000. Historically, the Company has been unable to pay management compensation in the form of cash, and has issued stock in lieu of cash for the services rendered.

                  Consulting Agreements

                   The Company has entered into consulting agreements with
                  various vendors in the past few years. These vendors were significant in the first few years that the Company was in the process of the development of the hardware, firmware and software to be used for their Med-e Monitors. Vendors under these agreements were paid 80% cash and 20% in the form of common stock of the Company. As of December 31, 2001, there was one such agreement outstanding.

                  Litigation

                  The Company in 2001 was the defendant in a lawsuit with one of its vendors who helped develop the computer software for the Company's product. The Company countersued and was able to settle this lawsuit in January 2002. As a result of the settlement, the Company in 2002, reversed approximately $730,000 in accounts payable leaving a $50,000 balance. Should the Company be unable to pay the $50,000, the Company would need to provide to the vendor $100,000 worth of equity in the Company.

NOTE 11-          GOING CONCERN
                  -------------

                  As shown in the accompanying financial statements, as is typical of Companies going through early-stage development of intellectual property, and products and services, the Company incurred substantial net losses for the years ended December 31, 2001 and 2000. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and expand sales. This raises substantial doubt about the Company's ability to continue as a going concern.

                                INFORMEDIX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2001 AND 2000


NOTE 11-          GOING CONCERN (CONTINUED)
                  -------------------------

                  Management believes that the Company's capital requirements will depend on many factors including the success of the Company's product development efforts. The Company has retained an Investment Bank, Rockwell Capital Partners ("Rockwell"), to assist the Company in raising capital. Rockwell has begun to provide bridge financing to the Company, following the merger of the Company into an acquisition company formed by Rockwell. The Company and Rockwell plan to merge the acquisition company into either an operating public company or a public shell company. The Company's business plan contemplates that a private placement equity investment into the merged company is to be made by the end of the Company's third fiscal quarter of 2002. The purpose of these transactions is to fund the Company for the scalable manufacturing of their products, and provide funds for expansion of the marketing and sales of their Med-e Monitor product line.

                  The Company states that it is in the process of securing equity through a private placement, which will enable the Company to continue the production process relating to their Med-e Monitors throughout the country. Management has also stepped up the research and development efforts relating to the consumers needs for this product and believes that revenues may be generated by next year.

                  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 12-          PATENTS
                  -------

                  The Company has been successful in securing and has been issued 15 U.S. and Foreign patents pertaining to the design and development of its Med-e Monitors. The Company believes, as a result of an independent valuation of its patents, that it owns the "pioneer" patent portfolio in medication compliance and patient monitoring, as its patents have been cited as prior art in 154 issued patents. The Company's issued patents received an appraised value of $50,500,000 from the Patent & License Exchange, Inc. In addition, there are 18 U.S. and Foreign patents currently pending. The cost in obtaining these patents has been expensed as a research and development expense by the Company in the year that the costs pertained to in accordance with SOP 98-1.

                                INFORMEDIX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2001 AND 2000


NOTE 13-          SUBSEQUENT EVENTS
                  -----------------

                  The Company has signed a letter of intent with a Placement Agent broker-dealership for a private placement of up to $3,000,000, and has begun negotiations with a publicly traded operating NASDAQ company, as well as a 419 public shell company with plans to be listed on the bulletin board, to enter into a reverse acquisition later this year.

                  All stock options outstanding, and warrants outstanding were converted into shares of the Company's common stock on August 7, 2002.

                  In January 2002, the Company settled a lawsuit with a vendor resulting in the reversal of approximately $730,000 in accounts payable. According to the settlement agreement, the Company is still liable to pay $50,000, which remains unpaid, and if the Company is unsuccessful in obtaining financing, the Company may forfeit $100,000 in equity to the vendor.

                           ACCOUNTANTS' REVIEW REPORT


To the Directors of
InforMedix Acquisition Corp.
Rockville, MD

We have reviewed the accompanying consolidated balance sheets of InforMedix Acquisition Corp., a development stage company (the "Company") as of September 30, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the periods then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these consolidated financial statements is the responsibility of the Company's management.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has operating losses and a capital deficit that lead to substantial doubt about its ability to continue as a going concern. Management's operating and financing plans in regards to these matters are also discussed in Note 12. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ BAGELL, JOSEPHS & COMPANY, L.L.C.
-------------------------------------
BAGELL, JOSEPHS & COMPANY, L.L.C.
Gibbsboro, New Jersey

January 19, 2003

                          INFORMEDIX ACQUISITION CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                          CONSOLIDATED BALANCE SHEETS
                          SEPTEMBER 30, 2002 AND 2001

                                             ASSETS
                                             ------

                                                                              2002            2001
                                                                          ------------    ------------
Current Assets:
  Cash and cash equivalents                                               $     38,670    $     29,931
  Prepaid expenses and other current assets                                    117,123          11,943
                                                                          ------------    ------------

    Total Current Assets                                                       155,793          41,874
                                                                          ------------    ------------

  Fixed assets, net of depreciation                                             53,646         116,037
                                                                          ------------    ------------

TOTAL ASSETS                                                              $    209,439    $    157,911
                                                                          ============    ============

                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                         ----------------------------------------------


LIABILITIES
Current Liabilities:
  Current portion of note payable - bank                                  $     99,167    $     99,167
  Note payable - other                                                         225,000            --
  Current portion of obligations under capital lease                            19,361          12,907
  Accounts payable and accrued expenses                                        344,409       1,132,281
                                                                          ------------    ------------

      Total Current Liabilities                                                687,937       1,244,355
                                                                          ------------    ------------

Long-term Liabilities:
  Due to related parties                                                          --           142,694
  Note payable - bank, net of current maturities                               168,333         198,333
  Obligations under capital lease, net of current maturities                     9,200          18,881
                                                                          ------------    ------------

      Total Long-term Liabilities                                              177,533         359,908
                                                                          ------------    ------------

      Total Liabilities                                                        865,470       1,604,263
                                                                          ------------    ------------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $.0001 Par Value; 100,000,000 shares authorized
    14,677,400 shares issued and outstanding at September 30, 2002               1,468            --
  Common stock, $.01 Par Value; 5,000,000 shares authorized
    976,989 shares issued and outstanding at September 30, 2001                   --             9,669
  Stock options and warrants outstanding                                          --         1,103,402
  Mandatorily redeemable stock                                                    --           100,000
  Additional paid-in capital                                                 9,669,396       7,079,093
  Deficit accumulated during the development stage                         (10,326,895)     (9,738,516)
                                                                          ------------    ------------

      Total Stockholders' Equity (Deficit)                                    (656,031)     (1,446,352)
                                                                          ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                      $    209,439    $    157,911
                                                                          ============    ============


   The accompanying notes are an integral part of the consolidated financial statements.

                          INFORMEDIX ACQUISITION CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                          Cumulative Totals
                                                2002            2001       Since Inception
                                            ------------    ------------  -----------------
OPERATING REVENUES
  Sales                                     $     22,759    $     37,320    $    140,445

COST OF SALES                                        777          60,854         245,428
                                            ------------    ------------    ------------

GROSS PROFIT (LOSS)                               21,982         (23,534)       (104,983)
                                            ------------    ------------    ------------

OPERATING EXPENSES
   Compensation expense                          219,528         508,268
   Research and development                       64,655         320,207
   General and administrative expenses           360,966         235,484
   Depreciation and amortization                  26,577          35,987
                                            ------------    ------------    ------------
       Total Operating Expenses                  671,726       1,099,946      10,927,345
                                            ------------    ------------    ------------

LOSS BEFORE OTHER INCOME (EXPENSE)              (649,744)     (1,123,480)    (11,032,328)

OTHER INCOME (EXPENSE)
   Reersal of payables                           859,917            --
   Loss on disposal of computer equipment        (25,818)           --
   Interest income                                 1,904           3,527
   Interest expense                              (37,310)        (27,359)
                                            ------------    ------------    ------------
       Total Other Income (Expense)              798,693         (23,832)        705,433
                                            ------------    ------------    ------------

NET INCOME (LOSS) BEFORE PROVISION FOR
     INCOME TAXES                           $    148,949    $ (1,147,312)   $(10,326,895)
Provision for Income Taxes                          --              --              --
                                            ------------    ------------    ------------

NET INCOME (LOSS) APPLICABLE TO
    COMMON SHARES                           $    148,949    $ (1,147,312)   $(10,326,895)
                                            ============    ============    ============

NET INCOME (LOSS) PER BASIC AND
     DILUTED SHARES                         $    0.02598    $   (1.18648)
                                            ============    ============

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                         5,734,293         966,989
                                            ============    ============


   The accompanying notes are an integral part of the consolidated financial statements.

                          INFORMEDIX ACQUISITION CORP.
                         (A DEVELOPMENT STAGE COMPANY)
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                    Common Stock           Stock Options    Mandatorily
                                             ---------------------------    and Warrants     Redeemable       Additional
Description                                     Shares         Amount       Outstanding        Stock      Paid - In Capital
-----------                                  ------------   ------------   -------------    ------------  -----------------
Balance, January 1, 2001                          966,989          9,669         775,282         100,000       7,077,725

Issuance of stock options and warrants in
   exchange for compensation                         --             --           328,120            --             1,368

Net loss for the nine months                         --             --              --              --              --
                                             ------------   ------------    ------------    ------------    ------------


Balance, September 30, 2001                       966,989          9,669       1,103,402         100,000       7,079,093

Issuance of stock options and warrants in
   exchange for compensation                         --             --           469,295            --              --

Net loss for the three months                        --             --              --              --              --
                                             ------------   ------------    ------------    ------------    ------------


Balance, December 31, 2001                        966,989          9,669       1,572,697         100,000       7,079,093

Issuance of common stock for services             420,483          4,205            --              --           101,756

Issuance of common stock for settlement
   of vendor payables                             147,819          1,478            --              --           575,161

Issuance of stock options and warrants
   in exchange for compensation                      --             --           176,805            --              --

Exercising of options and warrants into
   shares of common stock                         544,654          5,447      (1,749,502)           --         1,744,055

Reclassification of mandatorily redeemable
    common stock                                   10,000            100            --          (100,000)         99,900

Share conversion into IFAC - 4.774 : 1          7,887,455         78,875            --              --           (78,875)

Change in par value upon merger                      --          (98,776)           --              --            98,776

IFAC issuance of founders stock
   in conversion of note payable                4,700,000            470            --              --            49,530

Net income for the nine months                       --             --              --              --              --
                                             ------------   ------------    ------------    ------------    ------------

Balance, September 30, 2002                    14,677,400   $      1,468    $       --      $       --      $  9,669,396
                                             ============   ============    ============    ============    ============


                                               Deficit
                                             Accumulated
                                              During the
                                             Development
Description                                     Stage           Total
-----------                                  ------------    ------------
Balance, January 1, 2001                       (8,591,204)       (628,528)

Issuance of stock options and warrants in
   exchange for compensation                         --           329,488

Net loss for the nine months                   (1,147,312)     (1,147,312)
                                             ------------    ------------


Balance, September 30, 2001                    (9,738,516)     (1,446,352)

Issuance of stock options and warrants in
   exchange for compensation                         --           469,295

Net loss for the three months                    (737,328)       (737,328)
                                             ------------    ------------


Balance, December 31, 2001                    (10,475,844)     (1,714,385)

Issuance of common stock for services                --           105,961

Issuance of common stock for settlement
   of vendor payables                                --           576,639

Issuance of stock options and warrants
   in exchange for compensation                      --           176,805

Exercising of options and warrants into
   shares of common stock                            --              --

Reclassification of mandatorily redeemable
    common stock                                     --              --

Share conversion into IFAC - 4.774 : 1               --              --

Change in par value upon merger                      --              --

IFAC issuance of founders stock
   in conversion of note payable                     --            50,000

Net income for the nine months                    148,949         148,949
                                             ------------    ------------

Balance, September 30, 2002                  $(10,326,895)   $   (656,031)
                                             ============    ============


   The accompanying notes are an integral part of the consolidated financial statements.

                          INFORMEDIX ACQUISITION CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                                          Cumulative Totals
                                                                2002            2001       Since Inception
                                                            ------------    ------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                        $    148,949    $ (1,147,312)   $(10,326,895)
                                                            ------------    ------------    ------------
   Adjustments to reconcile net income (loss) to net cash
     used in operating activities

     Depreciation and amortization                                26,577          35,987
     Issuance of stock options and warrants                      176,805         328,120
     Common stock issues for compensation and services           105,961            --
     Common stock issues for settlements of payables             576,639            --
     Reversal of payables                                       (859,917)           --
     Loss on disposal of computer equipment                       25,818            --

  Changes in assets and liabilities
     (Increase) in prepaid expenses and other assets            (108,597)         (6,452)
     Increase in accounts payable and accrued expenses            14,670         369,828
                                                            ------------    ------------
     Total adjustments                                           (42,044)        727,483
                                                            ------------    ------------

     Net cash provided by (used in) operating activities         106,905        (419,829)     (1,551,790)
                                                            ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Increase (decrease) in amounts due to related parties        (321,532)        142,694
                                                            ------------    ------------

      Net cash provided by (used in) investing activities       (321,532)        142,694         252,740
                                                            ------------    ------------    ------------


   The accompanying notes are an integral part of the consolidated financial statements.

                          INFORMEDIX ACQUISITION CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                                     Cumulative Totals
                                                              2002          2001      Since Inception
                                                           ----------    ----------  -----------------
CASH FLOWS FROM FINANCING ACTIVITES
    Proceeds from common stock issuances                   $     --      $    1,368
    Net proceeds from refinancing of note payable - bank         --          72,824
    Payments of note payable - bank                           (30,000)         --
    Proceeds from note payable - other                        275,000          --
    Payments of obligations under capital lease                  --          (9,105)
                                                           ----------    ----------

       Net cash provided by financing activities              245,000        65,087     1,337,720
                                                           ----------    ----------    ----------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                  30,373      (212,048)       38,670

CASH AND CASH EQUIVALENTS -
    BEGINNING OF PERIOD                                         8,297       241,979          --
                                                           ----------    ----------    ----------

CASH AND CASH EQUIVALENTS - END OF PERIOD                  $   38,670    $   29,931    $   38,670
                                                           ==========    ==========    ==========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:

CASH PAID DURING THE YEAR FOR:
    Interest expense                                       $   34,810    $   27,359
                                                           ==========    ==========

SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITIES:

   Equipment acquired for capital lease obligation         $     --      $   17,250
                                                           ==========    ==========

   Issuance of stock options and warrants                  $  176,805    $  328,120
                                                           ==========    ==========

   Common stock issues for compensation and services       $  105,961    $     --
                                                           ==========    ==========

   Common stock issues for settlement of paybles           $  576,639    $     --
                                                           ==========    ==========

   Conversion of note payable to stock                     $   50,000    $     --
                                                           ==========    ==========


   The accompanying notes are an integral part of the consolidated financial statements.

                          INFORMEDIX ACQUISITION CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2002 AND 2001


NOTE 1 -          ORGANIZATION AND BASIS OF PRESENTATION
                  --------------------------------------

                  InforMedix Acquisition Corp. ("Acquisition Corp"), a Delaware company, incorporated on June 26, 2002, is a holding company and was incorporated with a wholly owned subsidiary IFAC, Inc. ("IFAC") for the purpose of acquiring InforMedix, Inc. (a development stage company) (the "Company") which was incorporated in the state of Delaware on January 27, 1997, for the purpose of developing the Med-e Monitor Systems. Since its inception, the Company has devoted substantially all of its efforts to business planning, patent portfolio, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. The Company has generated small amounts of revenue through sales of its Med-e Monitor System to academic research centers, and is in the process of raising funds to complete scalable manufacturing of its product offering to increase sales. As such, the Company is in the development stage. On August 14, 2002, the Company merged with IFAC, pursuant to a Plan and Agreement of Merger dated August 14, 2002. According to the Agreement, the Company merged into IFAC in a share exchange agreement, and the Company will be the surviving company post merger, and thus become the lone wholly owned subsidiary of Acquisition Corp. The Company's stockholders upon the merger received 4.774 shares of Acquisition Corp. stock for each 1 share of the Company's stock. Acquisition Corp., other than the share exchange with the Company and the issuance of 4,700,000 shares of its stock to founders of the company had no operations since inception. The merger became effective on August 22, 2002. The Company is the only operational segment of Acquisition Corp.

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                  ------------------------------------------

                  Development Stage Company
                  -------------------------

                  The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises ". The Company has devoted substantially all of its efforts to business planning, patent portfolio, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. It has sold Med-e Monitor Systems to academic centers to complete grant-funded clinical research, and has recently made arrangements to compete the design of its product for scalable manufacturing in preparation for expansion of sales activities.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                  ------------------------------------------------------

                  Principles of Consolidation
                  ---------------------------

                  The consolidated financial statements include the accounts of the Company and its subsidiary for the nine months ended September 30, 2002. All significant intercompany accounts and transactions have been eliminated in consolidation. The September 30, 2001 figures represent the Company only, prior to the acquisition by Acquisition Corp.

                  Use of Estimates
                  ----------------

                  The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  Cash and Cash Equivalents
                  -------------------------

                  The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

                  The Company maintains cash and cash equivalent balances at several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000.

                  Fixed Assets
                  ------------

                  Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; three years for computer software and equipment and five years for office furniture and equipment. Property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. When fixed assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                  ------------------------------------------------------

                  Intellectual Property Assets
                  ----------------------------

                  The Company owns 15 issued U.S. and Foreign and 10 (consolidated 8 US provisional applications into 1 application, thus reducing pending patents from 18 to 10) pending U.S. and Foreign patents. A formal patent valuation appraisal was performed in 2002 by the Patent & License Exchange, Inc. The appraisal revealed that the Company's patents were cited as prior art in 154 other issued patents. The analysis also appraised the value of the Company's patents at $50,500,000. Under present accounting principles generally accepted in the United States of America, and FASB 142, management of the Company has not reflected the value of these patents on their consolidated balance sheets at September 30, 2002 and 2001, respectively.

                  Internal Use Software Costs
                  ---------------------------

                  Internal use software and web site development costs are capitalized in accordance with Statement of Position (SOP) No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," and Emerging Issues Task Force
                  (EITF) Issue No. 00-02, "Accounting for Web Site Development Costs." Qualifying costs incurred during the application development stage, which consist primarily of outside services and the Company's consultants, are capitalized and amortized over the estimated useful life of the asset. All other costs are expensed as incurred. All costs for internal use software for the nine months ended September 30, 2002 have been expensed as research and development since these were returned to the consulting company in 2002.

                  Start-up Costs
                  --------------

                  In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                  ------------------------------------------------------

                  Research and Development
                  ------------------------

                  Research and development costs are related primarily to the Company obtaining its 15 issued U.S. and Foreign and 18 pending U.S. and Foreign patents and patent valuation analysis, developing early prototypes and Beta products of its Med-e Monitor device, development of first, second and third generation databases to monitor patient data and remotely program the Med-e Monitor devices, communications connectively between the devices and the databases via the Internet, and website development. Research and development costs are expensed as incurred.

                  Funded Development Contract
                  ---------------------------

                  Funded development contract fees are recognized when earned using the percentage-of-completion method throughout the performance period of the contract. Changes in total estimated costs and anticipated losses are recognized in the period in which determined.

                  The Company accounts for the National Institutes of Health
                  (NIH) contract under Statement of Position 98-1 "Accounting for Performance of Construction-Type and Certain Production-Type Contracts", under the percentage-of-completion method. The funding fees earned are recorded as revenue. The work under the funded-development contract was substantially completed in December 2001.

                  Income Taxes
                  ------------

                  The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates. No benefit is reflected for the nine months ended September 30, 2002 and 2001, respectively.

                  Advertising
                  -----------

                  Costs of advertising and marketing are expensed as incurred. Advertising and marketing costs were $1,347 and $34,429 for the nine months ended September 30, 2002 and 2001, respectively.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                  ------------------------------------------------------

                  Earnings (Loss) Per Share of Common Stock
                  -----------------------------------------

                  Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants, of which by September 30, 2002, all options and warrants were converted. Common stock equivalents were not included in the computation of diluted earnings per share at September 30, 2001 when the Company reported a loss because to do so would be anti-dilutive for periods presented. The Company has incurred significant losses since its inception to fund its research and development of its Med-e Monitor Systems, including the development of its intellectual property portfolio; and travel activities and attendance at trade shows to create awareness of the product to pre-sell the Med-e Monitor.

                  The following is a reconciliation of the computation for basic and diluted EPS:

                                                              September 30,    September 30,
                                                                  2002             2001
                                                              ------------     ------------
                  Net Income (Loss)                            $  148,949       ($1,147312)
                                                               ----------       ----------

                  Weighted-average common shares
                    outstanding (Basic)                         5,734,293          966,989

                  Weighted-average common stock equivalents:
                        Stock options                                --               --
                        Warrants                                     --               --
                                                               ----------       ----------

                  Weighted-average common shares
                      outstanding (Diluted)                     5,734,293          966,989
                                                               ==========       ==========

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                  ------------------------------------------------------

                  Fair Value of Financial Instruments
                  -----------------------------------

                  The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes and mortgages payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

                  Recent Accounting Pronouncements
                  --------------------------------

                  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. On June 30, 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133". SFAS No. 133 as amended by SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". SFAS No. 133 as amended by SFAS No. 137 and 138 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

                  Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to have a material effect on the consolidated financial statements.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                  ------------------------------------------------------

                  Recent Accounting Pronouncements (Continued)
                  --------------------------------------------

                  In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB 101 provides guidance for revenue recognition under certain circumstances, and is effective during the first quarter of fiscal year 2001. SAB 101 is not expected to have a material effect on the results of operations, financial position and cash flows.

                  On March 16, 2000, the Emerging Issues Task Force issued EITF 99-19 "Recording Revenue as a Principal versus Net as an Agent" which addresses the issue of how and when revenues should be recognized on a Gross or Net method as the title implies. The emerging Issues Task Force has not reached a consensus but cites SEC Staff Accounting Bulletin 101. EITF 99-19 does not affect the consolidated financial statements.

                  On July 20, 2000, the Emerging Issues Task Force issued EITF 00-14 "Accounting For Certain Sales Incentives" which establishes accounting and reporting requirements for sales incentives such as discounts, coupons, rebates and free products or services. Generally, reductions in or refunds of a selling price should be classified as a reduction in revenue. For SEC registrants, the implementation date is the beginning of the fourth quarter after the registrant's fiscal year end December 15, 1999. EITF 00-14 does not affect the consolidated financial statements.

                  In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the consolidated financial statements. This statement does not affect the consolidated financial statements.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                  ------------------------------------------------------

                  Stock-Based Compensation
                  ------------------------

                  Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123.

                  The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

                  The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured as the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 3-           FIXED ASSETS
                  ------------

                  Fixed assets consist of the following at September 30, 2002 and 2001:

                                                         2002       2001
                                                       --------   --------

                  Office and manufacturing equipment   $ 33,398   $ 33,398
                  Computer equipment                     39,728     89,363
                  Equipment under capital leases         45,622     45,622
                                                       --------   --------
                                                        118,748    168,383
                  Less:  accumulated depreciation        65,102     52,346
                                                       --------   --------
                  Net book value                       $ 53,646   $116,037
                                                       ========   ========

                  Depreciation expense for the nine months ended September 30, 2002 and 2001 was $26,577 and $35,987, respectively. Included in that amount is $9,566 and $8,386, of amortization expense of equipment under capital leases for the nine months ended September 30, 2002 and 2001, respectively. In January 2002, the Company pursuant to a settlement agreement with one of its vendors returned $51,635 of computer equipment that had $25,818 in accumulated depreciation.

NOTE 4-           NOTE PAYABLE - BANK
                  -------------------

                  The Company entered into a promissory note dated July 6, 1998, modified February 6, 2000 with United Bank. Principal and interest were due in 36 payments from March 6, 2000 to February 6, 2003 at an annual interest rate of prime plus one percent. The Company did commence payments on March 6, 2000 through May 6, 2001. At that time, this note was refinanced, and the Company was advanced amounts to bring the balance back to its original amount of $297,500. This promissory note was again amended in January 2002, effective December 2001 whereby the Company was provided an extension through June 30, 2002 on their payments. Interest payments due were paid currently. The Company commenced repayment of the principal balance on the loan on August 2, 2002. The unpaid balance on the note payable at September 30, 2002 was $267,500. Of this amount $99,167 is reflected as current maturities at September 30, 2002. Additionally, the balance is due on November 30, 2004, the date the note was extended to. The balance that was due on September 30, 2001 was $297,500.

                  The note is collateralized by certain officers and founders of the Company personally. For signing personally on the note, the officers were given stock.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 4-           NOTE PAYABLE - BANK (CONTINUED)
                  -------------------------------

                  Interest expense pertaining to this note was $6,709 and $15,420 for the nine months ended September 30, 2002 and 2001, respectively.

NOTE 5-           NOTES PAYABLE - OTHER
                  ---------------------

                  The Company in August 2002, entered into a Promissory Note with its CEO in the amount of $25,000. The Promissory Note bears interest a rate of 12% annually, and is mandatorily convertible into shares of the common stock of the Company upon merger into a public company. Interest expense on this note was $500 for the nine months ended September 30, 2002. This note matures upon the occurrence of various events, all anticipated to be within the year. For reporting purposes, Management has classified this note as a current liability.

                  The Company in August 2002, entered into a Promissory Note with its Investment Banker, Rockwell, in the amount of $50,000. The Promissory Note bears interest at a rate of 12% annually, and is mandatorily convertible into shares of the common stock of the Company upon merger into a public company. Interest expense on this note was $1,000 for the nine months ended September 30, 2002.

                  The Company in August 2002, entered into a loan obligation with its Investment Banker, Rockwell, in the amount of $100,000 for amounts Rockwell advanced to a public relations firm for consulting services.
                  On August 14, 2002, fifty percent of the loan obligation was converted into 4,700,000 shares of common stock of Acquisition Corp. The stock was issued at just over par value, and was issued as founders stock. The remaining fifty percent of the loan obligation was subsequently converted into a Promissory
                  Note in the amount of $50,000. The Promissory Note bears interest at a rate of 12% annually, and is manditorily convertible into shares of common stock of the Company upon merger into a public company.

                  The Company in September 2002, entered into a Promissory Note with American United Global, Inc. ("AUGI") in the amount of $100,000. The Promissory Note bears interest a rate of 12% annually, and is mandatorily convertible into shares of the common stock of the Company upon merger into a public company. Interest expense on this note was $1,000 for the nine months ended September 30, 2002. This note matures upon the occurrence of various events, all anticipated to be within the year. For reporting purposes, Management has classified this note as a current liability.

                  Upon the issuances of the promissory notes with Rockwell, the Company entered into an Intellectual Property Security Agreement as collateral for the amounts advanced. The other promissory note holders, the CEO and AUGI share in the same rights as Rockwell under that agreement.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 6-           RELATED PARTY TRANSACTIONS
                  --------------------------

                  During 2001 and 2002, the Company received advances from IM Funding, LLC. IM Funding, LLC is a limited liability company mostly comprised of officers and board of director members of the Company. During 2002 and 2001, the Company was advanced $500,000 (including $15,000 of interest) of which $142,694 was advanced as of September 30, 2001. The amounts advanced interest at a rate of 12% per year, and was convertible into shares of the Company's common stock. This amount was converted to 191,663 shares of common stock in September 2002 to each individual member of IM Funding.

NOTE 7-           OBLIGATIONS UNDER CAPITAL LEASE
                  -------------------------------

                  The Company is the lessee of computer equipment and office equipment under capital leases expiring during 2006.

                  Minimum lease payments under capital leases at September 30, 2002, are as follows:

                           2003                               $   25,921
                           2004                                    5,095
                           2005                                    5,095
                           2006                                    3,396
                                                              ----------

                                                                  39,507

                  Less: amounts representing interest            (10,946)
                  Less: current portion                          (19,361)
                                                              ----------

                           Long-term portion                  $    9,200
                                                              ==========

NOTE 8-           OPERATING LEASE
                  ---------------

                  During 2000, the Company entered into a lease for office space commencing February 1, 2000 through January 31, 2002 including escalation of payments. Since January 31, 2002, the Company is on a month-to-month rent at its offices. On lease inception, the Company issued 1,000 shares of common stock to the lessor that has been valued at the fair market value of $10 per share resulting in a charge to operations of $10,000.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 9-           PROVISION FOR INCOME TAXES
                  --------------------------

                  Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's consolidated tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

                  At September 30, 2002 and 2001, deferred tax assets consist of the following:

                                                            2002             2001
                                                        ------------    -------------
                  Net operating loss carryforwards      $  4,130,000    $   3,895,600
                  Less:  valuation allowance              (4,130,000)      (3,895,600)
                                                        ------------    -------------
                                                        $    -0-        $     -0-
                                                        ============    =============

                  At September 30, 2002 and 2001, the Company had federal net operating loss carryforwards in the approximate amounts of $10,325,000 and $9,739,000, respectively available to offset future taxable income through 2019. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 10-          STOCKHOLDERS' (DEFICIT)
                  -----------------------

                  Common Stock

                  Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the board of directors, subject to the prior rights of holders of all classes of stock outstanding.

                  At January 1, 2000, the Company had issued 936,892 shares of common stock. These shares were issued via stock sales to insiders with a value ranging from a low of $2.87 to a high of $10 per share, or were the result of issuances by the Company of stock for services or compensation. The fair value of $10 per share is reflected in the consolidated financial statements as a charge to income in the respective period the shares were issued. Some of the vendor contracts back in 1999 and 2000 were based on 80% cash and 20% stock for services provided to the Company. The Company engaged in two private placements of securities at $10 per share to accredited investors up to and including a period ending in August 2000. During the year 2000, the Company issued 40,097 shares of common stock valued at $10 per share via stock sales to insiders and from services to vendors.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 10-          STOCKHOLDERS' (DEFICIT) (CONTINUED)
                  -----------------------------------

                  Common Stock (Continued)

                  There were no issuances of stock in 2001. In the first six months of 2002, the Company issued 1,120 shares of stock to one of its directors for compensation at a value of $1 per share ($1,120). From July 1, 2002 through August 7, 2002, the Company issued an additional 419,363 shares of stock for compensation, taking an active role in representing the Company as a board member, and for various consulting fees. Additionally on August 7, 2002, the Company converted 67,850 warrants into 67,850 shares of common stock, and 476,804 options into 476,804 shares of common stock. The Company also issued 147,819 shares of common stock to use as an incentive to vendors in negotiations of certain payables.

                  The Company has been extremely successful in reducing the amount of its vendor payables using the Company's common stock as an incentive. As a result of the merger between the Company and IFAC, the number of authorized shares of Acquisition Corp. was originated at 100,000,000 at a par value of $.0001. The number of the Company's shares issued and outstanding pre-merger amounted to 2,089,946, and post-merger amounted to 9,977,400 shares of common stock. That figure combined with the other Acquisition Corp. issuances of common stock of 4,700,000 shares brings the total issued and authorized shares at September 30, 2002 to 14,677,400.

                  Stock Option Plan and Warrants

                  During 1997, the Company adopted the Informedix Omnibus Stock Plan (the "Plan") under which 525,000 shares of the Company's common stock were reserved for issuance to employees, directors and consultants upon exercise of stock options. The Plan permits the granting of stock options, stock appreciation rights, restricted or unrestricted shares, and phantom stock. The board of directors determines the period over which options become exercisable, generally but not always exercisable upon grant. Certain option agreements contain provisions for accelerated vesting, based on performance or change in control of the Company. Immature exchange, immaculate exercise, and employee loans are allowed for exercise of employee options. The term of the options is generally 10 years, the maximum term allowed under the plan is 10 years.

                  The Company applies APB 25 and related interpretations in accounting for employee and director options granted under the Plan. During the nine months ended September 30, 2002 and 2001, the Company issued 33,055 and 50,620, respectively of options to employees and non-employees to purchase common stock of the Company. During the years ended December 31, 2001 and 2000, the Company issued 72,665 and 137,354 options to employees and non-employees to purchase common stock of the Company. Since inception through September 30, 2002, the Company has issued 480,276 options.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 10-          STOCKHOLDERS' (DEFICIT) (CONTINUED)
                  -----------------------------------

                  Stock Option Plan and Warrants (Continued)

                  The Company has valued these options at the respective strike prices of each of the options, which has been determined to be the fair value of those options, and has expensed them in the period that the options were granted rather than expense them when the options are exercised or expired. During the nine months ended September 30, 2002 and 2001, the Company has expensed $176,805 and $149,620, respectively. For the years ended December 31, 2001 and 2000, and since inception through September 30, 2002, the Company has expensed $176,805, $218,915, $310,559 and $1,071,002. All 480,276 options were converted into shares of the Company's stock prior to the merger with IFAC. At September 30, 2002, there were no options issued and outstanding.

                  In addition, the Company issued 57,850 warrants in 2001 of which 17,850 were issued in the nine months ended September 30, 2001, each valued at $10 per warrant. A charge of $578,500 for those warrants were expensed to compensation in 2001 of which $178,500 was expensed in the nine months ended September 30, 2001, in the period the warrants were granted. All warrants of the Company also were converted into shares of the Company's common stock at August 7, 2002.

                  The following tables summarizes the activity of the Company's stock option plan:

                                                         Nine Months Ended
                                                         September 30, 2002
                                                      -------------------------
                                                                      Weighted-
                                                                       average
                                                      Number of        exercise
                                                       Options          price
                                                      ---------       ---------

                  Outstanding - beginning of period     447,221       $    1.33
                  Granted below fair value               17,083               1
                  Granted at fair value                  15,972              10
                  Converted                            (480,276)          (1.61)
                  Cancelled                                --             --
                                                      ---------       ---------

                  Outstanding - end of period                 0       $       0
                                                      =========

                  Exercisable at end of period:               0

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 10-          STOCKHOLDERS' (DEFICIT) (CONTINUED)
                  -----------------------------------

                  Stock Option Plan and Warrants (Continued)

                                                           Nine Months Ended
                                                           September 30, 2001
                                                        ------------------------
                                                                       Weighted-
                                                                        average
                                                        Number of      exercise
                                                         Options         price
                                                        ---------      ---------
                  Outstanding - beginning of period      374,556        $  1.81
                  Granted below fair value                39,620              1
                  Granted at fair value                   11,000             10
                  Converted                                 --             --
                  Cancelled                                 --             --
                                                         -------        -------

                  Outstanding - end of period            425,176        $  1.94
                                                                        =======

                  Exercisable at end of period:          425,176

                  For disclosure purposes, the fair value of each stock option granted is estimated on the date of grant using the American Black-Scholes option-pricing model, which approximates fair value, with the following weighted-average assumptions used for stock options granted in 2002, 2001 and 2000; no annual dividends, volatility of 100%, risk-free interest rate of 6.16% (2002 and 2001) and 5.15%, respectively, and expected life of 10 years.

                  Under the above model, the total value of the stock options granted in 2002, 2001 and 2000 is charged immediately to operations as options are fully vested upon grant. SFAS No. 123, "Accounting for Stock-Based Compensation", encourages adoption of a fair-value-based method for valuing the cost of stock-based compensation. However, it allows companies to continue to use the intrinsic-value method for options granted to employees and disclose pro forma net loss.

                  In October 2002, the Company established a new Omnibus Stock Option Plan. This plan will replace the old stock option plan.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 10-          STOCKHOLDERS' (DEFICIT) (CONTINUED)
                  -----------------------------------

                  Mandatorily Redeemable Common Stock

                  On August 20, 1999 a Stock Purchase Agreement with Advantor was signed providing for the issuance of 30,000 shares of common stock to Advantor for cash and services. On August 23, 1999, in accordance with the agreement Advantor purchased 10,000 shares of common stock at fair value for cash of $100,000. The remaining 20,000 shares were to be issued in blocks of 4,000 shares for every 100 inventory units produced by Advantor. In the event that the Company is not publicly traded by December 31, 2004, the Company is obligated upon written notice of Advantor, to repurchase any stock issued of the 30,000 shares at the highest price the Company has sold any of its stock within 12 months of Advantor's notice to repurchase. Through August 7, 2002, 86 units had been completed and no additional shares had been granted. To recognize the 86 units produced, the fair value of $34,400 has been credited to accounts payable with the offsetting entry to cost of sales. On August 7, 2002, the 20,000 shares of mandatorily redeemable common stock was reclassified to additional paid in capital, and subsequently exchanged for Acquisition Corp. stock. The Company has no balance remaining of mandatorily redeemable common stock at September 30, 2002.

                  Common stock issued for cash, services, and other type arrangements

                  The Company has issued 1,120 shares of common stock to a director for compensation during the nine months ended September 30, 2002, and 419,363 of additional shares for various consulting services during the nine months ended September 30, 2002. For the nine months ended September 30, 2001, the Company issued no shares of common stock. During 2000, the Company entered into consulting agreements with three vendors for consulting services, whereby invoices are paid 80% in cash and 20% in stock at a fair value of $10. Fractional shares are not issued, shares are rounded to the closest share.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 11-          COMMITMENTS AND CONTINGENCIES
                  -----------------------------

                  Employment Agreement

                  The Company has entered into employment agreements with key members of management and some officers. Most of these employment agreements are for a period of three years. Compensation earned on these employees have been properly reflected in compensation expense for the nine months ended September 30, 2002 and 2001, respectively. Historically, the Company has been unable to pay management compensation in the form of cash, and has issued stock in lieu of cash for the services rendered.

                  Consulting Agreements

                  The Company has entered into consulting agreements with various vendors in the past few years. These vendors were significant in the first few years that the Company was in the process of the development of the hardware, firmware and software to be used for their Med-e Monitors. Vendors under these agreements were paid 80% cash and 20% in the form of common stock of the Company. As of September 30, 2002 and 2001, respectively, there were no such agreements outstanding.

                  Litigation

                  The Company in 2001 was the defendant in a lawsuit with one of its vendors who helped develop the computer software for the Company's product. The Company countersued and was able to settle this lawsuit in January 2002. As a result of the settlement, the Company in 2002, reversed $730,780 in accounts payable. The settlement provided for the Company to settle the vendor payable through paying a $50,000 balance or issuing to the vendor $100,000 worth of Company stock. The Company chose to settle via issuing the vendor $100,000 worth of common stock.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 12-          GOING CONCERN
                  -------------

                  As shown in the accompanying consolidated financial statements, as is typical of Companies going through early-stage development of intellectual property, and products and services, the Company incurred substantial net losses for the years ended December 31, 2001 and 2000. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and expand sales. This raises substantial doubt about the Company's ability to continue as a going concern.

                  Management believes that the Company's capital requirements will depend on many factors including the success of the Company's product development efforts. The Company has retained an Investment Bank, Rockwell Capital Partners ("Rockwell"), to assist the Company in raising capital. Rockwell has begun to provide bridge financing to the Company, following the merger of the Company into an acquisition company formed by Rockwell. The Company and Rockwell plan to merge the acquisition company into either an operating public company or a public shell company. The Company has had an infusion of convertible debt with warrants from a private placement equity investment company into the merged company in the amount of $350,000. This occurred in November 2002. The purpose of these transactions is to fund the Company for the scalable manufacturing of their products, and provide funds for expansion of the marketing and sales of their Med-e Monitor product line.

                  The Company has entered into a letter of intent to merge into a public shell company. This merger will enable the Company to secure equity through a private placement and enable the Company to continue the production process relating to their Med-e Monitors throughout the country. Management has also stepped up the research and development efforts relating to the clinical drug trial and disease management needs for this product and believes that revenues may be generated by next year.

                  The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                          INFORMEDIX ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2002 AND 2001


NOTE 12-          PATENTS
                  -------

                  The Company has been successful in securing and has been issued 15 U.S. and Foreign patents pertaining to the design and development of its Med-e Monitors. The Company believes, as a result of an independent valuation of its patents, that it owns the "pioneer" patent portfolio in medication compliance and patient monitoring, as its patents have been cited as prior art in 154 issued patents. The Company's issued patents received an appraised value of $50,500,000 from the Patent & License Exchange, Inc. In addition, there are 10 (after consolidation of 8 US provisional applications into 1 US application) U.S. and Foreign patents currently pending. The cost in obtaining these patents has been expensed as a research and development expense by the Company in the year that the costs pertained to in accordance with SOP 98-1.

NOTE 13-          SUBSEQUENT EVENTS
                  -----------------

                  In October 2002, the Company established a new Omnibus Stock Option Plan. Under this plan, the Company may grant options to employees and non-employees if the requirements for granting options is approved by the board of directors. No options are granted under this plan as of the date of this report.

                  On November 5, 2002, the Company received a private convertible debt with warrants investment from Private Investors Equity, LLC in the amount of $350,000. The convertible debt investment was used for various items including payments under the United Bank Loan and to vendors under various workout agreements established by the Company.

                  On November 22, 2002, the Company executed a term sheet with a 419 public shell company, which would bring about a share exchange agreement with this company. Under the terms of the agreement, the Company would be merged into the public shell in a reverse merger. The Company anticipates the merger to take place in the Company's first quarter 2003, pending SEC approval of the merger.

                           Hunapu Inc. and Subsidiary
                 Introduction to Unaudited Pro Forma Condensed
                       Consolidated Financial Statements


In February 2003, Hunapu Inc. ("Hunapu") entered into a Merger Agreement and Plan of Organization with InforMedix Acquisition Corp. ("InforMedix"). Under the merger agreement, Hunapu has the right to acquire InforMedix, subject to specified conditions and terms set forth in the agreement. InforMedix Acquisition Corp.'s sole material asset is its 100% ownership interest in InforMedix, Inc. Hunapu's acquisition of InforMedix will be structured as a merger of InforMedix with and into Hunapu. The consideration to be paid by Hunapu in acquiring InforMedix will consist of the issuance of 14,902,400 shares of Hunapu's common stock, exclusive of up to 1,080,000 shares issuable upon exercise of warrants to be issued to the warrant holders of InforMedix, and exclusive of 11,090,000 shares which will be surrendered for cancellation by Hunapu's chief executive officer as a condition to consummating the acquisition. The 14,902,400 common shares of Hunapu will be issued to InforMedix in a share exchange for an identical number of InforMedix shares, inclusive of 225,000 shares that will be issued to InforMedix debt holders in a conversion, but exclusive of additional shares issuable upon conversion of accrued interest on the notes.

The following unaudited pro forma condensed consolidated balance sheet represents the pro forma financial position of Hunapu and InforMedix at September 30, 2002, as if the merger had been consummated.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2002 and the year ended December 31, 2001 reflect the combined results of Hunapu and InforMedix as if the proposed combination of the two companies had occurred at the beginning of 2001.

For accounting purposes, the exchange has been accounted for, as a reverse acquisition, under the purchase method of accounting, since the former shareholders of InforMedix will own a majority of the outstanding common stock of Hunapu after the acquisition (approximately 81%). Accordingly, the combination of InforMedix with Hunapu will be recorded as a recapitalization of InforMedix, pursuant to which InforMedix will be treated as the continuing entity for accounting purposes and the historical financial statements presented will be those of InforMedix.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies' respective historical financial statements and notes included thereto.

                           Hunapu Inc. and Subsidiary
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                               September 30, 2002

                                                Hunapu    InforMedix Acq
                                                 Inc.          Corp.      Note     Adjustments      Pro Forma
                                                ------        ------     ------   -------------     ---------
                                                       ASSETS
CURRENT ASSETS:
   Cash.....................................  $  1,360      $  38,670      (a)         18,000      $  58,030
   Cash held in escrow......................    18,000              0      (a)        (18,000)             0
   Prepaid expenses.........................         0         17,123                       0         17,123
                                              --------      ---------               ---------      ----------
     TOTAL CURRENT ASSETS...................    19,360         55,793                       0         75,153
FIXED ASSETS - at
   cost, net................................         0         53,646                       0         53,646

                                              --------      ---------               ---------      ----------
                                              $ 19,360      $ 109,439               $       0      $  128,799
                                              ========      =========               =========      ==========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
   Current portion of note payable - bank.    $      0      $  99,167               $       0      $   99,167
   Note payable - other ..................           0        125,000                       0         125,000
   Current portion of obligations under
     capital lease........................           0         19,361                       0          19,361
   Loans payable - shareholder and other..      16,500              0                       0          16,500
   Accounts payable and accrued expenses        27,468        344,409                       0         371,877
                                              --------      ---------               ---------      ----------
     TOTAL CURRENT LIABILITIES............      43,968        587,937                       0         631,905
NOTE PAYABLE - BANK, net of current
   portion................................           0        168,333                       0         168,333
OBLIGATIONS UNDER CAPITAL LEASE,
   Net of current portion.................           0          9,200                       0           9,200
     TOTAL LIABILITIES....................      43,968        765,470                       0         809,438
                                              --------      ---------               ---------      ----------

STOCKHOLDERS' EQUITY (DEFICIT):
   Preferred stock, $.001 par value;
     8,000,000 shares authorized, none
     issued...............................           0              0                       0               0
   Common stock, $.001 and $.0001 par value  -
     40,000,000 and 100,000,000 shares authorized,
     14,500,000, 14,677,400, and 18,312,400
     shares issued and outstanding..........    14,500          1,468      (c)         (1,468)
                                                                           (d)        (11,090)
                                                                           (e)         14,902          18,312
   Additional paid-in-capital                    2,900      9,669,396      (b)        (42,008)
                                                                           (c)          1,468
                                                                           (d)         11,090
                                                                           (e)        (14,902)       9,627,944
   Accumulated deficit                         (42,008)   (10,326,895)     (b)        (42,008)     (10,326,895)
                                               -------    -----------                 -------      -----------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)......     (24,608)      (656,031)                      0         (680,639)
                                               $19,360    $   109,439               $       0     $    128,799
                                               =======       ========               =========         ========

                  See notes to pro forma financial statements.

                           Hunapu Inc. and Subsidiary
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      Nine Months Ended September 30, 2002

                                                 Hunapu       InforMedix Acq
                                                  Inc.             Corp.           Adjustments          Pro Forma
                                               ----------       -----------       -------------        -----------
Sales...................................       $        0       $    22,759        $        0          $    22,759
Cost of sales...........................                0               777                 0                  777
                                               ----------       -----------       -----------         ------------
Gross profit (loss) ....................                0            21,982                 0               21,982

Operating expenses:
   Compensation expense.................                0           219,528                 0              219,528
   Research and development.............                0            64,655                 0               64,655
   General and administrative expenses..           22,445           360,966                 0              383,411
   Depreciation and amortization                        0            26,577                 0               26,577
                                               ----------       -----------       -----------         ------------
     Total operating expenses                      22,445           671,726                 0              694,171
                                               ----------       -----------       -----------         ------------
(Loss) from operations                            (22,445)         (649,744)                0             (672,189)

Other income (expense)                                  0           798,693                 0              798,693
                                               ----------       -----------       -----------         ------------
Income (loss) before provision for
   income taxes                                   (22,445)          148,949                 0              126,504

Provision for income taxes                              0                 0  (f)            0                    0
                                               ----------       -----------       -----------         ------------
Net income (loss)....                          $   22,445)      $   148,949       $         0         $    126,504
                                               ==========       ===========       ===========         ============

Net loss per share - basic and diluted         $        0                                             $       0.00

Weighted average shares outstanding            12,011,013                           3,862,400           15,823,413

                  See notes to pro forma financial statements.

                           Hunapu Inc. and Subsidiary
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended December 31, 2001


                                                 Hunapu       InforMedix Acq
                                                  Inc.             Corp.           Adjustments          Pro Forma
                                               ----------       -----------       -------------        -----------
Sales...................................       $        0       $     44,221      $          0        $     44,221
Cost of sales...........................                0            106,528                 0             106,528
                                               ----------       ------------      ------------        ------------
Gross profit (loss).....................                0            (62,307)                0             (62,307)
                                               ----------       ------------      ------------        ------------
Operating expenses:
   Compensation expense.................                0          1,051,822                 0           1,051,822
   Research and development.............                0            373,307                 0             373,307
   General and administrative expenses..            9,970            321,224                 0             331,194
   Depreciation and amortization                        0             47,983                 0              47,983
                                               ----------       ------------      ------------        ------------
     Total operating expenses                       9,970          1,794,336                 0           1,804,306
                                               ----------       ------------      ------------        ------------
(Loss) from operations                             (9,970)        (1,856,643)                0          (1,866,613)

Other income (expenses)                                 0            (27,997)                0             (27,997)
                                               ----------       ------------      ------------        ------------
(Loss) before provision for
   income taxes                                    (9,970)        (1,884,640)                0          (1,894,610)

Provision for income taxes                              0                  0                 0                   0
                                               ----------       ------------      ------------        ------------
Net (loss)                                     $   (9,970)      $ (1,884,640)     $          0        $ (1,894,610)
                                               ==========       ============      ============        ============

Net loss per share - basic and diluted         $     0.00                                                 $  (0.11)

Weighted average shares outstanding            12,000,000                            3,862,400          15,812,400


                  See notes to pro forma financial statements.

                           Hunapu Inc. and Subsidiary
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed balance sheet at September 30, 2002 and the unaudited pro forma condensed consolidated statements for the nine months ended September 30, 2002 and for the year ended December 31, 2001, to reflect the proposed combination of Hunapu Inc. and InforMedix Acquisition Corp.

(a) To record the release of cash held in escrow as a result of completing the reverse acquisition.

(b) To record the recapitalization of Hunapu's accumulated deficit to additional paid-in capital.

(c) To record the recapitalization of InforMedix's common stock to additional paid-in capital.

(d) To record the contribution and cancellation of 11,090,000 shares of common stock owned by the chief executive officer of Hunapu in connection with the reverse acquisition.

(e) To record the issuance of 14,902,400 shares of common stock in the reverse acquisition.

(f) There is no income tax provision for 2002 due to the carryover of the net operating losses generated in 2001.

Pro forma earnings per share is based on the pro forma weighted average number of shares outstanding as follows:

                                                                        Nine Months Ended          Year Ended
                                                                       September 30, 2002       December 31, 2001
                                                                       ------------------       -----------------
     Hunapu Inc. weighted average shares outstanding..............          12,011,013              12,000,000
     Hunapu Inc. weighted average shares outstanding as adjusted
       for the reverse acquisition................................          14,902,400              14,902,400
     Hunapu Inc. weighted average shares outstanding as adjusted
       for cancellation...........................................         (11,090,000)            (11,090,000)
                                                                           -----------             -----------
                                                                            15,823,413              15,812,400
                                                                           ===========             ===========

                                   APPENDIX A

                                                                     Appendix A


                   MERGER AGREEMENT AND PLAN OF REORGANIZATION


         This Merger Agreement and Plan of Reorganization, dated as of February 7, 2003 (this "Agreement"), is by and among Hunapu Inc., a Nevada corporation ("Hunapu"), and InforMedix Acquisition Corp., a Delaware corporation (the "Company").


                                    RECITALS

         WHEREAS, the Boards of Directors of each of Hunapu and the Company believe it to be in the best interest of their respective corporations and desire that Hunapu acquire the Company, and thereby acquire InforMedix, Inc. as a subsidiary of the Company, through the merger (the "Merger") of the Company with and into Hunapu and, in furtherance thereof, have approved the Merger and the transactions contemplated by this Agreement, all upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties as set forth herein, and other good and valuable consideration, the receipt and adequacy is hereby acknowledge, the parties agree as follows:

                                   ARTICLE 1

                                  THE MERGER
Section 1.1 The Merger.

         Upon the Effective Time (as defined in Section 1.2(b)) of the Merger, and subject to the terms of this Agreement, the Company shall be merged with and into Hunapu, and the separate existence of the Company shall thereupon cease in accordance with the applicable provisions of the Delaware General Corporation Law ("Delaware Law") and the Business Corporation Act of the State of Nevada ("Nevada Law"). Hunapu will be the surviving corporation in the Merger (in such capacity, the "Surviving Corporation") and will continue to be governed by the laws of the State of Nevada, and the separate corporate existence of Hunapu and all of its rights, privileges, immunities, powers and franchises, as the Surviving Corporation, will continue unaffected by the Merger. The Merger will have the effects specified in Delaware Law and Nevada Law.

Section 1.2 Closing Date; Effective Time.

              (a) Closing Date. Unless this Agreement is earlier terminated pursuant to Section 6.1, the closing (the "Closing") of the transactions contemplated by this Agreement, including the Merger, will take place at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo, PC, 12010 Sunset Hills Road, Reston, Virginia 20190, or at such other place as the Surviving Corporation and the Company may agree, as promptly as practicable, but no later than five business days following satisfaction or waiver of the conditions set forth in ARTICLE 5. The Closing shall be deemed to have occurred and shall be effective as of the Effective Time. The date upon which the Closing actually occurs is referred to as the "Closing Date."

              (b) Effective Time. As promptly as practicable following the approval of the Merger by the stockholders of the Surviving Corporation and the stockholders of the Company, the parties hereto shall (i) cause a certificate of merger and other documents in conformity with Nevada Law (collectively, the "Nevada Certificate of Merger") to be filed with the Secretary of State of the State of Nevada, and (ii) cause a certificate of merger and other documents in conformity with Delaware Law (collectively, the "Delaware Certificate of Merger") to be filed with the Secretary of State of the State of Delaware. The Merger shall become effective in the States of Delaware and Nevada as of the later of (x) the time and date of the acceptance for filing of the Delaware Certificate of Merger by the Secretary of State of the State of Delaware and (y) the time and date of the acceptance for filing of the Nevada Certificate of Merger by the Secretary of the State of the State of Nevada (the "Effective Time"). The forms of the Nevada Certificate of Merger and Delaware Certificate of Merger are attached as Exhibits 1.2(b)(i) and 1.2(b)(ii), respectively to the Agreement.

Section 1.3 Effect of the Merger.

         At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of Delaware Law and Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company, including the Company's ownership interest of InforMedix, Inc., shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.4 Certificate of Incorporation; Bylaws.

              (a) Certificate of Incorporation. The certificate of incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time and as amended and modified by the Nevada Certificate of Merger, shall continue to be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Nevada Law and such certificate of incorporation of the Surviving Corporation.

              (b) Bylaws. The bylaws attached hereto as Exhibit 1.4(b) shall be the bylaws of the Surviving Corporation, until thereafter amended as provided by Nevada Law and such bylaws.

Section 1.5 Name of the Surviving Corporation.

         Effective as of the Effective time, the Surviving Corporation shall change its name to "InforMedix Holdings, Inc."

Section 1.6 Directors and Officers of the Surviving Corporation.

              (a) Directors. Prior to the Effective Time, the Board of Directors of Hunapu (the "Hunapu Board") shall take all corporate action necessary to (i) cause the Board of Directors of the Surviving Corporation (the "Surviving Corporation Board") to be set, as of the Effective Time, at five members, until thereafter changed in accordance with applicable provisions of the Nevada Law and the certificate of incorporation and bylaws of the Surviving Corporation,
(ii) cause the appointment, effective as of the Effective Time, of Bruce A. Kehr, Rhonda B. Friedman, Harris Kaplan, Bert W. Wasserman and Douglas G. Watson as directors of the Surviving Corporation, each to hold office, subject to the applicable provisions of the certificate of incorporation and bylaws of the Surviving Corporation, until the next annual meeting of stockholders of the Surviving Corporation or such member's death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and (iii) accept the resignation of John C. Francis as a director and officers of the Surviving Corporation effective as of the Effective Time.

(b) Officers. Prior to the Effective Time, the Hunapu Board shall take all corporate action necessary to cause each of the following persons to be appointed, effective immediately following the Effective Time, to the offices of the Surviving Corporation set forth opposite their respective names, each to serve at the pleasure of the Surviving Corporation Board:

         Name                            Offices
         ----                            -------
         Bruce A. Kehr                   Chief Executive Officer
         Janet Campbell                  President
         Arthur Healey                   Chief Financial Officer, Treasurer
         Robert Benson                   Secretary

Section 1.7 Conversion of Shares.

              (a) Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Hunapu, the Surviving Corporation or any holder of any security of Hunapu, the Surviving Corporation or the
Company:

                  (i) each share of the common stock, par value $.001 per share (the "Company Common Stock"), of the Company then held in the treasury of the Company shall be canceled, and no payment shall be made nor other consideration paid with respect to such cancellation; and

                  (ii) each then remaining outstanding share of Company Common Stock (other than Dissenting Shares (as defined in Section 1.8)) shall be converted into the right to receive (the "Merger Consideration") one full share of the common stock, par value $.001 per share (the "Surviving Corporation Common Stock"), of the Surviving Corporation upon the surrender of the certificate representing such share of Company Common Stock in accordance with
Section 1.9.

              (b) Fractional Shares. Fractional shares of the Surviving Corporation Common Stock may not be issued in connection with the payment of the Merger Consideration, but, in lieu thereof, the holder of a fractional share of Surviving Corporation Common Stock issued as Merger Consideration shall be entitled to receive one full share of the Surviving Corporation Common Stock in lieu of such fractional share upon surrender of all stock certificates that previous evidenced such holder's shares of Company Common Stock. The parties acknowledge that the issuance of each such full share of the Surviving Corporation Common Stock in lieu of issuing a fractional share of the Surviving Corporation Common Stock was not a separately bargained for consideration, but merely represents a mechanical rounding up for purposes of simplifying the corporate and accounting problems which would otherwise be caused by the issuance of fractional shares. Notwithstanding the prior sentence, each full share of the Surviving Corporation Common Stock constituting Merger Consideration issued in lieu of a fractional share shall be deemed fully paid and non-assessable.

              (c) Company Convertible Notes Converting at Effective Time. The parties acknowledge that contemporaneous with the Effective Time, certain of the Company's outstanding convertible promissory notes (each, a "Company Merger Conversion Note") as set forth in Schedule 17.(c) shall automatically convert, by virtue of the Merger and without any further action on the part of the parties hereto or the holders thereof, into Company Common Stock. Such shares shall be converted into shares of the Surviving Corporation Common Stock in accordance with the terms of Section 1.7(a)(a)(ii) and Section 1.7(b) and such shares shall be deemed for the purposes of this Agreement to be shares of Surviving Corporation Common Stock issued as Merger Consideration.

              (d) Company Convertible Notes Not Converting at Effective Time. At the Effective Time, the Surviving Corporation shall assume the Company's rights and obligations with respect to certain of the Company's then outstanding convertible promissory notes (the "Company Surviving Convertible Notes") and, upon the surrender of the Company Convertible Notes, shall issue each holder of such Company Surviving Convertible Notes a convertible promissory note (each, a "Surviving Corporation Convertible Note") in the principal amount set forth opposite such holder's name on Schedule 1.7(d) hereof. Each Surviving Corporation Convertible Note shall have the same terms for conversion as the Company Convertible Notes and shall be convertible into Surviving Corporation Common Stock in accordance with the conversion ratio set forth in Section 1.7(a)(ii) and Section 1.7(b). Each Surviving Corporation Convertible Note granted pursuant to this Section 1.7(d) shall be evidenced by a convertible promissory note substantially similar in form to the form of the Surviving Corporation Convertible Notes attached hereto as Exhibit 1.7(d).

              (e) Warrants. At the Effective Time, the Surviving Corporation shall assume the Company's rights and obligations with respect to then outstanding warrants for the purchase of Company Common Stock (each, a "Company Warrant") and, upon the surrender of the certificate evidencing such Company Warrant, shall issue each holder of a Company Warrant a warrant (each, a "Surviving Corporation Warrant") to purchase the number of shares of the Surviving Corporation Common Stock set forth opposite such holder's name on
Schedule 1.7(e) hereof and the exercise price per share of each such Surviving Corporation Warrant shall be as set forth on Schedule 1.7(e). Each Surviving Corporation Warrant granted pursuant to this Section 1.7(e) shall be evidenced by a warrant certificate substantially similar in form to the form of the Surviving Corporation Warrant certificate attached hereto as Exhibit 1.7(e).

Section 1.8 Dissenting Shares.

              (a) Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock ("Dissenting Shares") held by a holder who has demanded and perfected appraisal or dissenters' rights for such Dissenting Shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights, shall not be converted into the right to receive the Merger Consideration, but each such holder of Dissenting Shares shall only be entitled to such dissenters' rights as are granted by ss. 262 of the Delaware Law.

              (b) Effect of Withdrawal or Loss of Dissenters' Rights. Notwithstanding the provisions of Section 1.8(a), if any holder of shares of Company Common Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the (i) Effective Time and (ii) occurrence of such withdrawal or loss, such holder's shares shall automatically be, pursuant to the Merger, converted into the right to receive Surviving Corporation Common Stock in accordance with Section 1.7.

              (c) Company's and Surviving Corporation's Obligations. The Company shall give Hunapu or the Surviving Corporation, as the case may be, (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company in connection therewith and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company and Hunapu or the Surviving Corporation, as the case may be, shall not, except with the prior written consent of the Surviving Corporation, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

Section 1.9 Surrender of Certificates and Company Merger Conversion Note.

(a) Exchange Procedures.

                  (i) After the Effective Time, certificates representing the Company Common Stock (each, a "Company Stock Certificate") shall be surrendered to the Surviving Corporation. Upon surrender of a Company Stock Certificate to the Surviving Corporation, or to such other agent or agents as may be appointed by the Surviving Corporation, the holder of such Company Stock Certificate shall be entitled to a certificate representing the number of shares of the Surviving Corporation Common Stock that the shares of Company Common Stock evidenced by such surrendered Company Stock Certificate have been converted into the right to receive giving effect to the Merger Consideration and the Company Stock Certificate so surrendered shall be cancelled. Until so surrendered, each outstanding Company Stock Certificate that, prior to the Effective Time, evidenced ownership of shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to represent solely the right to receive the Surviving Corporation Common Stock and the holder of such Company Common Stock shall not be entitled to vote or receive any dividend or other distribution payable to holders of shares of the Surviving Corporation Common Stock; provided, however, that, upon the surrender of such Company Stock Certificate in exchange for certificate(s) representing shares of the Surviving Corporation Common Stock, there shall be paid to the record holder of the certificate(s) representing the Surviving Corporation Common Stock issued upon such exchange, the amount of dividends or other distributions which theretofore became payable and were not paid with respect to the number of shares of the Surviving Corporation Common Stock represented by the certificate(s) issued upon such surrender. In no event shall the persons entitled to receive such dividends or distributions be entitled to receive interest thereon.

                  (ii) After the Effective Time, each Company Merger Conversion Note shall be surrendered to the Surviving Corporation. Upon surrender of a Company Merger Conversion Note to the Surviving Corporation, or to such other agent or agents as may be appointed by the Surviving Corporation, the holder of such Company Merger Conversion Note shall be entitled to a certificate representing the number of shares of the Surviving Corporation Common Stock that the Company Merger Conversion Note have been converted into giving effect to the provisions of Paragraph 1.7(c) and the Company Merger Conversion Note so surrendered shall be cancelled. Until so surrendered, each outstanding Company Merger Conversion Note will be deemed from and after the Effective Time, for all corporate purposes, to represent solely the right to receive such shares of Surviving Corporation Common Stock and the holder of such Company Merger Conversion Note shall not be entitled to vote or receive any dividend or other distribution payable to holders of shares of the Surviving Corporation Common Stock; provided, however, that, upon the surrender of such Company Merger Conversion Note in exchange for certificate(s) representing shares of the Surviving Corporation Common Stock, there shall be paid to the record holder of the certificate(s) representing the Surviving Corporation Common Stock issued upon such exchange, the amount of dividends or other distributions which theretofore became payable and were not paid with respect to the number of shares of the Surviving Corporation Common Stock represented by the certificate(s) issued upon such surrender. In no event shall the persons entitled to receive such dividends or distributions be entitled to receive interest thereon.

              (b) No Liability. Notwithstanding anything to the contrary in this
Section 1.9, none of the Surviving Corporation, the Company or any other party hereto shall be liable to a holder of the Surviving Corporation Common Stock, Company Merger Conversion Note or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

              (c) Legend on Certificates. Each certificate evidencing shares of the Surviving Corporation Common Stock issued as Merger Consideration shall be legended substantially as follows:

         "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

Section 1.10 No Further Ownership Rights in Company Common Stock.

         All shares of the Surviving Corporation Common Stock issued in exchange for shares of Company Common Stock as Merger Consideration in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

Section 1.11 Lost, Stolen or Destroyed Certificates.

         In the event any Company Stock Certificate shall have been lost, stolen or destroyed, the Company shall issue in exchange for such lost, stolen or destroyed Company Stock Certificate, upon receiving notice from the holder thereof and upon the making of an affidavit in such form as is acceptable to the Company and the Surviving Corporation of that fact by such holder, a new Company Stock Certificate evidencing such shares of Company Common Stock subject to such notice and affidavit; provided, however, that the Company, as a condition precedent to the issuance thereof, shall require the owner of such lost, stolen or destroyed Company Stock Certificate to deliver a bond in such sum as the Surviving Corporation may reasonably direct as indemnity against any claim that may be made with respect to the certificates alleged to have been lost, stolen or destroyed.

Section 1.12 Tax and Accounting Consequences.

         It is intended by the parties to this Agreement that the Merger shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

Section 1.13 Taking of Necessary Action; Further Action.

         If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

Section 1.14 Adjustment Event.

         In the event of any change in the common stock, par value $.001 per share, of Hunapu between the date of this Agreement and the Effective Time by reason of any stock dividend, split up, reclassification, recapitalization, merger, combination, exchange of shares with the Hunapu securityholders or the like, the Merger Consideration shall be appropriately adjusted.

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company.

         Except as set forth on the disclosure schedule (the "Company Disclosure Schedule") attached to this Agreement, and making reference to the particular Article, Section and/or paragraph of this Agreement to which exception is being taken, the Company represents and warrants to the Surviving Corporation that each of the statements contained in this Section 2.1 are correct and complete as the date hereof, as follows:

              (a) Organization, Standing and Corporate Power. The Company (which, for purposes of this Section 2.1 (other than Section 2.1(c)(i)), shall include InforMedix, Inc.) (i) is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to enable it to own, lease and operate its assets and properties to carry on its business as now being conducted, except, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a Material Adverse Effect (as defined in Section 5.2) on the Company; (ii) the Company is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not have a Material Adverse Effect on the Company; and (iii) the Company has delivered to Hunapu prior to the execution of this Agreement true and complete copies of the Company's Certificate of Incorporation and Bylaws, as amended to date.

              (b) Subsidiaries. Except for InforMedix, Inc. (the "InforMedix Sub"), the Company does not beneficially own any subsidiaries nor does it own any capital stock or other proprietary interest, directly, indirectly in any corporation, trust, partnership, joint venture or other entity.

              (c) Capital Structure of the Company.

                  (i) The authorized capital stock of the Company consists of
(i) 100,000,000 shares of Company Common Stock, $0.0001 par value per share ("Common Stock"). As of the close of business on January 31, 2003, (i) 14,677,380 shares of Company Common Stock were issued and outstanding; (ii) no shares of Company Common Stock were held in the treasury of the Company; (iii) no shares of Company Common Stock were duly reserved for future issuance pursuant to stock options granted by the Company; (iv) 1,080,000 shares of Company Common Stock were duly reserved for future issuance pursuant to Company Warrants; and (iv) 606,234 shares of Company Common Stock were duly reserved for issuance pursuant to convertible promissory notes issued by the Company. Except as described above, as of the close of business on January 31, 2003, there were no shares of capital stock, equity interests or other securities of the Company authorized, issued, reserved for issuance or otherwise outstanding.

                  (ii) All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. There are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company other than those shares of Company Common Stock set forth in clause (i) of this Section 2.1(c), (B) any securities of the Company or any Company subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) any warrants, calls, options or other rights to acquire from the Company or any Company subsidiary, and any obligation of the Company or any Company subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (D) there are no outstanding obligations of the Company or any Company subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

                  (iii) There are no outstanding (A) securities of the Company or any Company subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Company subsidiary, (B) warrants, calls, options or other rights to acquire from the Company or any Company subsidiary, and any obligation of the Company or any Company subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Company subsidiary or (C) obligations of the Company or any Company subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Company subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

                  (iv) Neither the Company nor any Company subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, anti-dilutive rights with respect to, any securities of the type referred to in subparagraphs (ii) and (iii) above.

              (d) Capital Structure of the InforMedix Sub. The authorized capital stock of InforMedix Sub consists of Five Million (5,000,000) shares of common stock, $0.01 par value per share ("Sub Common Stock"). As of the close of business on the date hereof, One Hundred shares of Sub Common Stock were issued and outstanding, all of which were owned of record and beneficially by the Company.

              (e) Authority; Noncontravention.

                  (i) The Company has all requisite corporate power and authority to enter into this Agreement to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to approval by the stockholders of the Company in accordance with Delaware Law. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Hunapu constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries under, (A) the certificate of incorporation or bylaws of the Company or the comparable organizational documents of any of its subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, license or similar authorization applicable to the Company or any of its subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, rights, losses or liens that individually or in the aggregate would not (1) have a Material Adverse Effect on the Company or (2) reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement.

                  (ii) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "governmental entity") is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (A) the filing of the Delaware Certificate with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such filings with governmental entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (B) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (1) have a Material Adverse Effect on the Company or (2) reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement.

                  (iii) To the knowledge of the Company, neither the Company nor any of its subsidiaries are in material violation of, or in material default under, (A) any term or provision of its certificate of incorporation or bylaws or (B) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business.

                  (iv) The Company owns, possesses or has obtained all material governmental and other licenses, permits, certifications, registration, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing and there are no existing actions, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations.

              (f) Undisclosed Liabilities. To the Company's knowledge, except
(i) as reflected in the Company Financial Statements (as defined in Section 2.1(i)) or in the notes thereto, (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, or (iii) liabilities incurred in the ordinary cause of the Company's business since September 30, 2002, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a Material Adverse Effect on the Company. The Company does not, and will not at the Closing, directly or indirectly, own any capital stock of or other equity interests in any corporation, partnership or other person, other than InforMedix Sub, and the Company is not a member of or participant in a partnership, joint venture or similar person.

              (g) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in any reports, notices, schedules or filings to be filed with the Securities and Exchange Commission (the "SEC") by Hunapu or the Surviving Corporation in connection with the transactions contemplated hereby will, to the Company's knowledge, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

              (h) Taxes.

                  (i) Each of the Company and its subsidiaries has filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a Material Adverse Effect on the Company. The Company and each of its subsidiaries has paid (or the Company has paid on its behalf) all taxes (as defined herein) shown as due on such returns.

                  (ii) As used in this Agreement, "taxes" shall include all (A) federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (B) liability for the payment of any amounts of the type described in clause (A) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (C) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (A) or
(B).

              (i) Financial Statements. The Company has heretofore delivered to the Surviving Corporation financial statements relating to the period ended December 31, 2001 and the period ending September 30, 2002 (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared in conformity with accounting principles generally accepted in the United States ("GAAP"). With respect to the Financial Company Statements:

                  (i) Each of the Company Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP consistently applied throughout the periods presented, no material modifications should be made to the Company's financial position, results of operations, cash flows and stockholders' equity of the Company as at the dates and for the periods indicated; and

                  (ii) Except (A) as disclosed in the Company Financial Statements or (B) incurred in the ordinary course of business since September 30, 2002, as of the date hereof, the Company does not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due, asserted or unasserted).

              (j) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since September 30, 2002, the Company and its subsidiaries have conducted their business only in the ordinary course and, to the Company's knowledge, there has not been any material adverse change in the Company.

              (k) Intellectual Property. The Company and its subsidiaries own or have a valid license to use all trademarks, service marks, trade names, patents and copyrights (including any registrations or applications for registration of any of the foregoing) (collectively, the "Company Intellectual Property") necessary to carry on its business substantially as currently conducted, except for such Company Intellectual Property the failure of which to own or validly license individually or in the aggregate would not have a Material Adverse Effect on the Company. Neither the Company nor any such subsidiary has received any notice of infringement of or conflict with, and, to the Company's knowledge, there are no infringements of or conflicts (i) with the rights of others with respect to the use of, or (ii) by others with respect to, any Company Intellectual Property that individually or in the aggregate, in either such case, would have a Material Adverse Effect on the Company.

              (l) No Conflicts. Subject to obtaining the Company Consents (as such term is defined in Section 2.1(m)), the Company's execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any encumbrances upon any of the properties or assets of the Company under any provision of (i) the certificate of incorporation, bylaws or other organizational document of the Company; (ii) any material contract or permit to which the Company is a party or by which the Company or its properties or assets are bound; (iii) any order of any court, governmental authority or arbitrator applicable to the Company or its properties or assets as of the date hereof; or (iv) any applicable laws, except in the case of clauses (ii), (iii) and (iv), such conflicts, violations and defaults, termination, cancellation and acceleration rights and encumbrances that in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby and would not have a Material Adverse Effect on the business or financial condition of the Company.

              (m) Consents. Section 2.1(m) of the Company Disclosure Schedule lists each material permit and contract (true and complete copies of which will be made available to Hunapu) as to which notice to, or the consent of, a governmental authority or third party is required in connection with the consummation of the transactions contemplated hereby. Except for (i) the aforementioned notices and consents, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business (the items in clauses (i) and (ii) being collectively referred to herein as "Company Consents"), no consents, approvals, licenses, permits, orders or authorizations of, or registrations, declarations, notices or filings with, any governmental authority or any third party are required to be obtained or made by or with respect to the Company on or prior to the Closing Date in connection with (A) the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or the taking by the Company of any other action contemplated hereby, (B) the continuing validity and effectiveness immediately following the Effective Time of any material contract or permit of the Company, or (C) the conduct by the Company of its business or operations immediately following the Closing as conducted on the date hereof.

              (n) Compliance; No Defaults. Except to the extent that non-compliance would not individually, or in the aggregate, have a Material Adverse Effect with respect to the Company, the Company is in compliance in all material respects with all statutes, laws, ordinances, rules, orders or regulations of any governmental authority applicable to its business or operations ("applicable laws"), and has not received any notice or been charged with any violation of or, to its knowledge, is under investigation with respect to compliance with, any applicable laws, and there are no facts or circumstances which could form the basis for any such violation. The Company has all permits which are material to the operation of the businesses of the Company as conducted on the date hereof. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) its certificate of incorporation or bylaws or other comparable organizational document, or (ii) any contract or material permit to which it is a party, to which its business is subject or by which its properties or assets are bound, except in the case of clause (ii), for defaults or violations which in the aggregate would not have a Material Adverse Effect with respect to the Company.

              (o) Litigation. There are no legal proceedings against or affecting the Company or its properties or assets pending or, to the knowledge of the Company, threatened against the Company, and, to the Company's knowledge, there are no facts or circumstances which could form the basis for any such legal proceeding. None of the legal proceedings disclosed in the Company Disclosure Schedule could reasonably be expected to have a Material Adverse Effect with respect to the Company. The Company is not a party or subject to or in default under any order of any governmental authority applicable to it or to its properties or assets.

              (p) Employee Benefits.

                  (i) Section 2.1(p) of the Company Disclosure Schedule sets forth a complete and correct list of all "employee benefit plans," as defined in
Section 3(3) of ERISA, and all other employee benefit plans or other benefit arrangements, including but not limited to all employment and consulting agreements and all disability, severance, retention, vacation, company awards, salary continuation, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock and stock-related award, stock purchase, stock option or other equity-based compensation, hospitalization, medical insurance, life insurance, workers' compensation and educational assistance agreements, plans, policies and arrangements to which the Company has any obligation to or liability for (contingent or otherwise) in respect of current or former employees or directors (each, a "benefit plan"). None of the Company's benefit plans is subject to Title IV of ERISA. The Company will deliver to Hunapu a true, correct and complete copy of each of its benefit plans no later than fifteen (15) days prior to the Effective Time.

                  (ii) All contributions and premiums required to be made by law or by the terms of any Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto). No Benefit Plan has any "accumulated funding deficiency" within the meaning of
Section 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of such sections been required or granted by the IRS with respect to any Benefit Plan, nor has any lien in favor of any such plan arisen under Section 412(n) of the Code or Section 302(f) of ERISA.

                  (iii) There are no legal proceedings pending or, to the knowledge of the Company, threatened in respect of or relating to any Benefit Plan (other than routine, uncontested benefit claims), and there are no facts or circumstances that could form the basis for any such legal proceeding.

                  (iv) Each Benefit Plan complies in all material respects, and the Company has administered and operated each Benefit Plan in material compliance with, its terms and all provisions of applicable law. All amendments and actions required to bring each of the benefit plans into conformity in all material respects with all of the applicable provisions of ERISA, the Code and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed on the Company Disclosure Schedule.

                  (v) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or in combination with another event, (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former director, officer or employee of the Company (other than receipt of the Merger Consideration), (ii) increase any benefits otherwise payable under any Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits.

              (q) Real Property. The Company does not own any real property. The Company Disclosure Schedule lists and describes briefly all real property leased or subleased by or to the Company. The Company has delivered to Hunapu true and correct copies of the leases and subleases listed in the Company Disclosure Schedule. With respect to each lease and sublease listed in the Company Disclosure Schedule:

                  (i) such lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                  (ii) no consent is required with respect to such lease or sublease as a result of this Agreement, and the actions contemplated by this Agreement will not result in the change of any terms of any lease or sublease or otherwise affect the ongoing validity of any lease or sublease;

                  (iii) neither the Company nor, to the knowledge of the Company, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by, or permit termination, modification, or acceleration thereunder, or could form the basis for any of the foregoing;

                  (iv) the Company has not, and has not received notice that any other party has repudiated any provision of such lease or sublease;

                  (v) there are no disputes, oral agreements, or forbearance programs in effect as to such lease or sublease;

                  (vi) with respect to each such sublease, the representations and warranties set forth in clauses (i) through (v) of this Section 2.1(q) are true and correct with respect to the underlying lease;

                  (vii) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                  (viii) all facilities leased or subleased thereunder have received all permits required by the Company in connection with the operation thereof and have been operated and maintained by the Company in accordance with applicable laws, rules, and regulations; and

                  (ix) all premises leased or subleased thereunder are supplied with utilities and other services necessary for the operation of the business of the Company on such premises.

              (r) Insurance. The Company Disclosure Schedule identifies each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) currently in effect to which the Company is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy:

                  (i) the policy is legal, valid, binding, enforceable and in full force and effect;

                  (ii) neither the Company nor, to the knowledge of the Company, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute or form the basis for such a breach or default by, or permit termination, modification, or acceleration, under the policy; and

                  (iii) no party to the policy has repudiated any provision thereof.

         Copies of such policies have been provided to Hunapu. The Company Disclosure Schedule describes any self-insurance arrangements affecting the Company.

              (s) Related Party Transactions. No director or officer of the Company, nor any stockholder or other affiliate of the Company or of any such director or officer:

                  (i) has borrowed any money from or has outstanding, directly or indirectly, any indebtedness or other similar obligations to the Company;

                  (ii) owns any direct or indirect interest in, or controls or is a director, officer or partner of, or consultant or lender to, or borrower from, or has the right to participate in the profits of, any person which is a competitor, supplier, customer, landlord, tenant, lessor, lessee, creditor or debtor of the Company; or

                  (iii) is a party to any contract with the Company.

                  (iv) All contracts listed on Section 2.1(s) of the Company Disclosure Schedule are terminable at the Company's option without premium or penalty and are on terms no less favorable to the Company than would be available in a similar contract with an unaffiliated third party.

              (t) Brokers and Finders. Neither the Company, any of its officers, directors or employees, nor any stockholder of the Company has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

              (u) Disclosure. The representations and warranties contained in this Section 2.1, together with the Company Disclosure Schedule, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
Section 2.1 not misleading.

              (v) InforMedix, Inc. Ownership. The Company owns all of the issued and outstanding capital stock of InforMedix, Inc.

              (w) Securities Issued for Good and Adequate Consideration. All debt instruments, warrants and options issued by the Company were issued for good and adequate consideration, with the face amount of all such debt instruments equaling the original amount of funds received by the Company in consideration for the issuance of the corresponding debt instrument.

              (x) Compliance with Blue Sky Laws. All sales of securities were made in compliance with federal securities laws and regulations and all applicable state "blue sky" laws and regulations.

Section 2.2 Representations and Warranties of Hunapu.

         Except as set forth on the disclosure schedule ("Hunapu Disclosure Schedule") attached to this Agreement, and making reference to the particular Article, Section and/or paragraph of this Agreement to which exception is being taken, Hunapu represents and warrants to the Company that each of the statements contained in this Section 2.2 are correct and complete as the date hereof, as follows:

              (a) Organization, Standing and Corporate Power.

                  (i) Hunapu is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a Material Adverse Effect on Hunapu. Each of Hunapu and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a Material Adverse Effect on Hunapu.

                  (ii) Hunapu has delivered to the Company prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws, as amended to date.

              (b) Subsidiaries. Hunapu has no subsidiaries.

              (c) Capital Structure.

                  (i) The authorized capital stock of Hunapu consists of 40,000,000 shares of Hunapu Common Stock, and 8,000,000 shares of preferred stock, par value $.001 per share ("Hunapu Preferred Stock"). At the close of business on the date hereof, there were (A) 14,500,000 shares of Hunapu Common Stock issued and outstanding, (B) no shares of Hunapu Common Stock were held by Hunapu in its treasury; and (C) no shares of Hunapu Preferred Stock were issued and outstanding.

                  (ii) All outstanding shares of capital stock of Hunapu are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. Except as set for in subparagraph 2.2(c)(i), there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Hunapu, (B) any securities of Hunapu or any Hunapu subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Hunapu, (C) any warrants, calls, options or other rights to acquire from Hunapu or any Hunapu subsidiary, and any obligation of Hunapu or any Hunapu subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Hunapu, except for Class A Redeemable Common Stock Purchase Warrants issued in connection with Hunapu's initial public offering under cover of a prospectus dated November 9, 2001, and additional warrants for the purchase of 4,000,000 shares of Hunapu Common Stock, and (D) there are no outstanding obligations of Hunapu or any Hunapu subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities, other than as contemplated by this Agreement.

                  (iii) There are no outstanding (A) securities of Hunapu or any Hunapu subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Hunapu subsidiary, (B) warrants, calls, options or other rights to acquire from Hunapu or any Hunapu subsidiary, and any obligation of Hunapu or any Hunapu subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Hunapu subsidiary or (C) obligations of Hunapu or any Hunapu subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Hunapu subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

                  (iv) Neither Hunapu nor any Hunapu subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, anti-dilutive rights with respect to, any securities of the type referred to in subsections (ii) and
(iii). Other than Hunapu subsidiaries, Hunapu does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities, which are not individually or in the aggregate material to Hunapu and its subsidiaries as a whole.

              (d) Authority; Noncontravention. Hunapu has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Hunapu and the consummation by Hunapu of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Hunapu. This Agreement has been duly executed and delivered by Hunapu and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligations of Hunapu, enforceable against Hunapu in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of Hunapu or any of its subsidiaries under, (i) the certificate of incorporation or Bylaws of Hunapu or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Hunapu or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Hunapu or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or liens that individually or in the aggregate would not (x) have a Material Adverse Effect on Hunapu or (y) reasonably be expected to impair the ability of Hunapu to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any governmental entity is required by or with respect to Hunapu or any of its subsidiaries in connection with the execution and delivery of this Agreement by Hunapu or the consummation by Hunapu of the transactions contemplated by this Agreement, except for (1) the filing with the SEC of such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) the filing of the Nevada Certificate of Merger with the Nevada Secretary of State and appropriate documents with the relevant authorities of other states in which Hunapu is qualified to do business and such filings with governmental entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (3) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a Material Adverse Effect on Hunapu or (y) reasonably be expected to impair the ability of Hunapu to perform its obligations under this Agreement. Neither Hunapu, nor any of its subsidiaries, are in material violation of, or in default under, (i) any term or provision of its Certificate of Incorporation or Bylaws; or (ii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business. Hunapu owns, possesses or has obtained all material governmental and other licenses, permits, certifications, registration, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing and there are no existing actions, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations.


              (e) SEC Documents; Undisclosed Liabilities; Financial Statements.

                  (i) Hunapu has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the Securities and Exchange Commission (the "SEC") since November 9, 2001 (the "Hunapu SEC Documents"). As of their respective dates and except as provided in the SEC comment letter dated August 21, 2002, Hunapu SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Hunapu SEC Documents, and none of Hunapu SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Hunapu included in Hunapu SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Hunapu as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments.

                  (ii) The unaudited financial statements of Hunapu for the nine months ended September 30, 2002 (the "Hunapu Financial Statements") have previously been made available to the Company. Hunapu Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and fairly present, in all material respects, the financial position of Hunapu at, and the results of its operations for, each of the periods then ended and were prepared in conformity with GAAP applied on a consistent basis, except as otherwise disclosed therein and, subject to normal year-end adjustments, the absence of footnote disclosures, and any other adjustments described therein.

                  (iii) Except as incurred in the ordinary course of business, to the knowledge of Hunapu, Hunapu has no liabilities or obligations of any nature.

              (f) Information Supplied. None of the information supplied or to be supplied by Hunapu specifically for inclusion or incorporation by reference in any registration statements, prospectuses, reports, schedules or other documents to be filed with the SEC or any other governmental entity, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All SEC Filings will comply as to form and substance in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Hunapu with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in any subsequent SEC Filing.

              (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since September 30, 2002, Hunapu and its subsidiaries have conducted their business only in the ordinary course since such date and prior to the date hereof, and there has not been (i) any material adverse change in Hunapu, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Hunapu's capital stock, (iii) any split, combination or reclassification of any of Hunapu's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Hunapu's capital stock, (iv) any granting by Hunapu or any of its subsidiaries to any current or former director, executive officer or other key employee of Hunapu or its subsidiaries of any increase in compensation, bonus or other benefit, (v) any granting by Hunapu or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, (vi) any entry by Hunapu or any of its subsidiaries into, or any amendment of, any employment, deferred compensation consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (vii) except insofar as may have been disclosed in Hunapu SEC Documents filed and publicly available prior to the date of this Agreement or required by a change in GAAP, any change in accounting methods, principles or practices by Hunapu materially affecting its assets, liabilities or business, (viii) except insofar as may have been disclosed in Hunapu SEC Documents, any tax election that individually or in the aggregate would have a Material Adverse Effect on Hunapu or any of its tax attributes or any settlement or compromise of any material income tax liability or (ix) any action taken by Hunapu or any of Hunapu subsidiaries during the period from September 30, 2002 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time would constitute a breach of this Section 2.2.

              (h) Compliance with Applicable Laws; Litigation.

                  (i) To the knowledge of Hunapu, Hunapu, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all governmental entities which are required for the operation of the businesses of Hunapu and its subsidiaries (the "Hunapu Permits") except where the failure to have any such Hunapu Permits individually or in the aggregate would not have a Material Adverse Effect on Hunapu. Hunapu and its subsidiaries are in compliance with the terms of Hunapu Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a Material Adverse Effect on Hunapu. As of the date of this Agreement, no action, demand, requirement or investigation by any governmental entity and no suit, action or proceeding by any person, in each case with respect to Hunapu or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Hunapu, threatened.

                  (ii) Neither Hunapu nor any Hunapu subsidiary is subject to any outstanding order, injunction or decree that has had or, insofar as can be reasonably foreseen, individually or in the aggregate will have a Material Adverse Effect on Hunapu.

              (i) Absence of Benefit Plans. Hunapu has no severance, or employment agreements or policies, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Hunapu or any of its wholly owned subsidiaries.

              (j) ERISA Compliance. Hunapu and its affiliates have never had any employee, medical or pension benefit plans.

              (k) Taxes. Each of Hunapu and its subsidiaries has filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a Material Adverse Effect on Hunapu. Hunapu and each of its subsidiaries has paid (or Hunapu has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in Hunapu SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by Hunapu and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

              (l) Intellectual Property. To the knowledge of Hunapu, Hunapu, and its subsidiaries own or have a valid license to use all trademarks, service marks, trade names, patents and copyrights (including any registrations or applications for registration of any of the foregoing) (collectively, the "Hunapu Intellectual Property") necessary to carry on its business substantially as currently conducted, except for such Hunapu Intellectual Property the failure of which to own or validly license individually or in the aggregate would not have a Material Adverse Effect on Hunapu. Neither Hunapu nor any such subsidiary has received any notice of infringement of or conflict with, and, to Hunapu's knowledge, there are no infringements of or conflicts (i) with the rights of others with respect to the use of, or (ii) by others with respect to, any Hunapu Intellectual Property that individually or in the aggregate, in either such case, would have a Material Adverse Effect on Hunapu.

              (m) Certain Contracts. Except as set forth in Hunapu SEC Documents, neither Hunapu nor any of its subsidiaries is a party to or bound by
(i) any "material contract" (as such term is defined in item 601(b)(10) of Regulation S-B of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Hunapu and its subsidiaries (including the Company and its subsidiaries, assuming the Merger had taken place), taken as a whole, is or would be conducted, or (iii) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (all contracts of the type described in clauses (i) and (ii) being referred to herein as "Hunapu Material Contracts"). Each Hunapu Material Contract is valid and binding on Hunapu (or, to the extent a Hunapu subsidiary is a party, such subsidiary) and is in full force and effect, and Hunapu and each Hunapu subsidiary have in all material respects performed all obligations required to be performed by them to date under each Hunapu Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on Hunapu. Hunapu does not know of, or has not received notice of, any violation or default under (nor, to the knowledge of Hunapu, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Hunapu Material Contract.

              (n) No Conflict. Subject to obtaining Hunapu Consents (as such term is defined in Section 2.2(o)), the execution and delivery of this Agreement by Hunapu and the Company do not, and the consummation by Hunapu, and the Company of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any encumbrances upon any of the properties or assets of Hunapu under, any provision of (i) the certificate of incorporation and bylaws of Hunapu, (ii) any contract or permit to which Hunapu is a party or by which any of its properties or assets may be bound or subject, (iii) any order of any court, governmental authority or arbitrator applicable to Hunapu or its properties or assets, or
(iv) any law, statute, rule, regulation or judicial or administrative decision applicable to Hunapu, except in the case of clauses (ii), (iii) and (iv) of this
Section 2.2(n), such conflicts, violations and defaults, termination, cancellation and acceleration rights and entitlements and encumbrances that in the aggregate would not hinder or impair the consummation of the transactions contemplated hereby or have a Material Adverse Effect with respect to Hunapu.

              (o) Consents. Except for (i) the filing of such reports required under the Exchange Act and (ii) the filing of the Nevada Certificate with the Nevada Secretary of State and appropriate documents with the relevant authorities of other states in which Hunapu is qualified to do business (the items in clauses (i) through (ii) being collectively referred to herein as "Hunapu Consents"), no consents, approvals, licenses, permits, orders or authorizations of, or registrations, declarations, notices or filings with, any governmental authority or any third party are required to be obtained or made by or with respect to Hunapu in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby or thereby or the taking by Hunapu of any other action contemplated hereby or thereby, which, if not obtained or made, would have a Material Adverse Effect with respect to Hunapu. The execution, delivery and performance of this Agreement will not violate, conflict with, result in a breach of, or constitute an event of default (with or without due notice or lapse of time or both) under, any of the terms, conditions or provisions of any contract material to the business of Hunapu to which Hunapu is a party or by which Hunapu or any of their respective properties or assets may be bound or otherwise subject.

              (p) Compliance; No Defaults. Hunapu is not in violation of, or is, to the knowledge of Hunapu, under investigation with respect to any violation of, or has been given notice or been charged with violation of, or failed to comply with any applicable laws, except for violations and failures to comply that would not have a Material Adverse Effect with respect to Hunapu. Hunapu has all permits which are material to the operation of the businesses of Hunapu.

              (q) Absence of Changes or Events. Except as disclosed in Hunapu SEC Documents, since the date of the most recent audited financial statements included in Hunapu SEC Documents, there have not occurred any changes, occurrences or other events or conditions of any character that, in the aggregate, have or would reasonably be expected to have, a Material Adverse Effect with respect to Hunapu or on the ability of Hunapu to perform its material obligations under this Agreement.

              (r) Disclosure. The representations and warranties contained in this Section 2.2 together with Hunapu Disclosure Schedule do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 2.2 not misleading.

                                   ARTICLE 3

                 CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME

Section 3.1 Conduct of Business by the Company and Hunapu Pending the Effective Time.

         Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless the parties shall otherwise agree in writing, the Company and Hunapu shall each:

              (a) conduct its respective business in the ordinary and usual course of business and consistent with past practice;

              (b) not (i) amend or propose to amend its certificate of incorporation or bylaws, (ii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (iii) spin-off any assets or businesses,
(iv) engage in any transaction for the purpose of effecting a recapitalization of any party or subsidiary or (v) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

              (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, except that nothing herein will prevent (i) Hunapu from issuing Hunapu Common Stock upon exercise or conversion of outstanding options, warrants and convertible securities, (ii) the Company from issuing Company Common Stock upon conversion of Company Merger Conversion Notes or Company Surviving Convertible Notes and the Company may sell up to $750,000 in Company subordinated convertible debt and/or warrants (the "New Company Debt"); provided that the terms of such warrants are not more favorable than having a term of more than five years and an exercise price below $1.00 per share.

              (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money, except for the New Company Debt or in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities, (iii) take or fail to take any action which action or failure to take action would cause the Company or the Company's stockholders (except to the extent that any shareholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) make any acquisition of any assets (except in the ordinary course of business) or businesses, (v) sell any assets (except in the ordinary course of business) or businesses or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

              (e) use all reasonable efforts to preserve intact its respective business organization and goodwill, keep available the services of its present officers and key employees and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with the Company or Hunapu and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement;

              (f) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors or officers;

              (g) not increase the rate of remuneration payable to any of its respective directors or officers, except in the customary and usual course of business and consistent with past practices, or agree to do so;

              (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except in the ordinary and usual course of business, consistent with past practices or as required to comply with changes in applicable law;

              (i) file with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by Hunapu pursuant to the Exchange Act; and

              (j) maintain with financially responsible insurance companies insurance on its respective tangible assets and its respective business in such amounts and against such risks and losses as are consistent with past practice.

Section 3.2 Certain Actions.

         Except with respect to this Agreement and the transactions contemplated hereby, the Company and Hunapu shall not, directly or indirectly, solicit any "Acquisition Proposal," which term, for purposes of this Agreement, shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of, such party or any of its subsidiaries, or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such party or any of its respective subsidiaries. The Company and Hunapu shall not, directly or indirectly, furnish to any third party any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any agreement with respect to, any Acquisition Proposal, but may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations. The Company and Hunapu, as applicable, shall promptly advise the other parties hereto following the receipt of any Acquisition Proposal and the details thereof, and advise such other parties hereto of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. The Company and Surviving Corporation shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person or entity conducted heretofore with respect to any of the foregoing, and
(b) direct and use its reasonable efforts to cause all of its investment bankers, financial advisors, attorneys, accountants, consultants or other representatives not to engage in any of the foregoing.

                                   ARTICLE 4

                              ADDITIONAL AGREEMENTS

Section 4.1 Post-Effective Amendment.

         Promptly following the execution and delivery of this Agreement, Hunapu shall prepare and file with the SEC a post-effective amendment to its Registration Statement on Form SB-2 (No. 333-45774), declared effective on November 9, 2001 (the "Post-Effective Amendment"), with respect to the transactions contemplated by this Agreement in accordance with all applicable rules and regulations of the SEC, including Rule 419. Not less than five days prior to the filing with the SEC of such post-effective amendment, Hunapu shall permit the Company and the Company's legal counsel to review the filing and make suggested revisions thereto. Upon the declaration of effectiveness of such post-effective amendment by the SEC, Hunapu shall comply with the delivery requirements of said Rule 419. The Company agrees to cooperate with Hunapu in the preparation of the Post-Effective Amendment and shall deliver to Hunapu such documents and information as may be reasonably requested. The Company agrees to indemnify and hold harmless Hunapu and each director and officer thereof from and against any and all loss, damage or liability due to or arising from any material omission or misrepresentation contained in any information provided to Hunapu by the Company for purposes of preparing the Post-Effective Amendment. Hunapu agrees to indemnify and hold harmless the Company and each director and officer thereof from and against any and all loss, damage or liability due to or arising from any material omission or misrepresentation contained in any information provided by Hunapu and included in the Post-Effective Amendment.

Section 4.2 Company and Hunapu Stockholders' Approval.

         The Company and Hunapu shall, in accordance with applicable law and subject to the fiduciary duties of their respective boards of directors under applicable law as determined by such directors in good faith after consultation with and based upon the advice of outside counsel, use their best efforts to obtain the approval of this Agreement by the stockholders of the Company and Hunapu as required by applicable law.

Section 4.3 Access to Hunapu/Company Information.

         Subject to any applicable contractual confidentiality obligations (which the Company and Hunapu shall use their best efforts to cause to be waived), Company and Hunapu shall afford each other and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of their respective properties, books, contracts, agreements and records and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Company and Hunapu, as applicable, as may be reasonably requested, including any financial statements for periods subsequent to September 30, 2002.

Section 4.4 Confidentiality.

         Each of the parties hereto hereby agrees to maintain the confidentiality of the information obtained in any investigation pursuant to
Section 4.3, or pursuant to the negotiation of this Agreement.

Section 4.5 Public Disclosure.

              (a) No disclosure (whether or not in response to an inquiry) of the existence or nature of this Agreement shall be made by any party hereto unless approved in writing by duly authorized officers of both Hunapu and the Company, or of any third parties identified in such disclosure, prior to release, provided that such approval shall not be unreasonably withheld and subject in any event to Company's and Hunapu's respective obligations to comply with federal securities laws and regulations.

              (b) Notwithstanding the provisions of Section 4.5(a), Hunapu and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements with respect to this Agreement and the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

Section 4.6 Reasonable Efforts/Consents.

         Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

Section 4.7 Notification of Certain Matters.

         The Company shall give prompt notice to Hunapu, and Hunapu shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or Hunapu, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the schedules of the Company attached hereto) and (b) any failure of the Company or Hunapu, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

Section 4.8 Affiliate Agreement.

         Schedule 4.9 to this Agreement sets forth those persons who, in the Company's reasonable judgment, are "affiliates" of the Company (each, an "Affiliate") within the meaning of Rule 145 ("Rule 145") promulgated under the Act. The Company shall provide Hunapu such information and documents as Hunapu shall reasonably request for purposes of reviewing such list. The Company has delivered or shall cause to be delivered to Hunapu prior to the Effective Time from each of the Company's Affiliates an executed affiliate agreement substantially in the form attached hereto as Exhibit 4.9 (the "Affiliate Agreement"). Hunapu shall be entitled to place appropriate legends on the certificates evidencing any Hunapu Common Stock to be received by Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Hunapu Common Stock consistent with the terms of such Affiliate Agreement.

Section 4.9 Blue Sky Laws.

         Hunapu shall take such steps as may be necessary to comply with the federal securities laws and blue sky laws of all jurisdictions which are applicable to the issuance of Hunapu Common Stock pursuant to this Agreement. The Company shall use its best efforts to assist Hunapu as may be necessary to comply with the federal securities laws and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Hunapu Common Stock pursuant to this Agreement.

Section 4.10 Indemnification and Insurance.

              (a) Hunapu and the Company agree that all rights to indemnification existing in favor of the present or former directors, officers and employees of the Company (as such) or any of its subsidiaries or present or former directors of the Company or any of its subsidiaries serving or who served at the Company's or any of its subsidiaries' request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in the Company's Certificate of Incorporation or By-laws, or the Certificate of Incorporation or Bylaws (or similar governing documents) of any of the Company's subsidiaries and any indemnification agreements as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect and without modification (other than modifications which would enlarge the indemnification rights) for a period of three years, and Hunapu shall comply fully with its obligations hereunder and thereunder. The Company shall provide Hunapu with true and correct copies, in writing, and/or full and complete summaries of the terms, if oral, of each such agreement of indemnity at least fifteen days prior to the Effective Time.

              (b) Promptly after a person is elected as an officer or director of Hunapu, Hunapu shall amend its liability insurance, if any, to include coverage of such newly elected officers and directors under such liability insurance of Hunapu.

              (c) In the event that, within a five year period following the Effective Time, Hunapu or any of their respective successors or assigns (i) consolidates with or merges into any other entity and is not the continuing or Hunapu or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, proper provisions shall be made so that the successors and assigns of Hunapu or Hunapu, as appropriate, assume the obligations set forth in this Section 4.10.

Section 4.11 Fees and Expenses.

         All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

Section 4.12 Bulletin Board Listing.

         Hunapu shall use its best efforts to obtain the listing of Hunapu Common Stock on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc.

Section 4.13 Tax Treatment.

         No representation or warranty is being made by any party or to the stockholders of any party regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting and other tax adviser regarding the treatment of the transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

Section 4.14 Conveyance Taxes.

         Hunapu and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. Hunapu shall pay, and the Company shall pay, without deduction or withholding from any amount payable to the holders of Company Common Stock, any such taxes or fees imposed by any governmental entity (and any penalties and interest with respect to such taxes and fees), which become payable in connection with the transactions contemplated by this Agreement, on behalf of their respective stockholders.

                                   ARTICLE 5

                            CONDITIONS TO THE MERGER

Section 5.1 Conditions to Obligations of Each Party to Effect the Merger.

         The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be deferred or waived by written instrument executed by the Company and Hunapu:

              (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

              (b) Regulatory Approvals and Third Party Consents. All governmental and third party consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time.

              (c) Due Diligence. Hunapu and the Company shall each have been afforded the opportunity to complete their due diligence and conduct a review of the business and prospects of the other and shall be reasonably satisfied as to such business and prospects.

              (d) Waiver. Notwithstanding anything to the contrary herein, any party may waive compliance of the other party to any condition contained in this
Section 5.1, if such waiver is made by a writing executed by the party and delivered to the other parties hereto, provided, however, a single or partial waiver of any condition will not be deemed a waiver of any other part of such condition or any other condition.

Section 5.2 Additional Conditions to the Obligations of Hunapu.

         The obligations of Hunapu to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Hunapu:

              (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Closing Date, except for changes contemplated by this Agreement (including the schedules of the Company) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Hunapu. For the purposes of this Agreement, the term "Material Adverse Effect" on a party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such party and its subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided, however, that a Material Adverse Effect shall not be deemed to include the impact of (w) changes in laws of general applicability or interpretations thereof by courts or governmental authorities, (x) changes in GAAP, (y) actions and omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby and (z) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement.

              (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

              (c) Legal Opinion. Hunapu shall have received a legal opinion from Mintz Levin Cohn Ferris Glovsky and Popeo, PC, counsel to the Company, in form and substance reasonably satisfactory to Hunapu.

              (d) Material Adverse Change. Since the date of this Agreement, no event shall have occurred that would constitute a Material Adverse Effect to the Company.

              (e) Due Diligence. Hunapu shall have conducted its due diligence of Company with results, in the sole discretion of the Board of Directors of Hunapu, satisfactory to it.

              (f) Additional Certificates. The Company shall have furnished to Hunapu such additional certificates, opinions and other documents as Hunapu may have reasonably requested as to any of the conditions set forth in this Section 5.2.

              (g) Company Shareholder Approval. The stockholders of the Company shall have approved this Agreement and the transactions contemplated by this Agreement in accordance with applicable Delaware law.

              (h) Performance of Agreements. The Company shall have performed each of the agreements and covenants contained in this Agreement that are required or contemplated to be performed prior to the Effective Time.

              (i) Agreement Schedules. The Company shall have updated and delivered to Hunapu all of the schedules required under this Agreement, which schedules shall be correct as of the date of Closing.

Section 5.3 Additional Conditions to Obligations of the Company.

         The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing, or such time as specified herein, of each of the following conditions, any of which may be waived, in writing, exclusively by the
Company:

              (a) Representations and Warranties. The representations and warranties of Hunapu contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Hunapu or any of its subsidiaries.

              (b) Agreements and Covenants. Hunapu shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

              (c) Legal Opinion. The Company shall have received a legal opinion from Snow Becker Krauss, P.C., counsel to Hunapu, in form and substance reasonably satisfactory to the Company.

              (d) Material Adverse Change. Since the date of this Agreement, no event shall have occurred that would constitute a Material Adverse Effect to Hunapu or any of its subsidiaries.

              (e) Due Diligence. The Company shall have conducted its due diligence of Hunapu and its subsidiaries with results, in the sole discretion of the board of directors of the Company, satisfactory to it.

              (f) Quotation on Bulletin Board. Hunapu Common Stock shall be listed for quotation on the NASD OTC Bulletin Board without restriction or qualification.

              (g) Hunapu Liabilities. All liabilities of Hunapu shall have been terminated and extinguished in form and substance satisfactory to the Company.

              (h) Hunapu Securities Outstanding. Hunapu shall have outstanding immediately prior to the Effective Time (i) no more than 3,410,000 shares of Hunapu Common Stock (ii) no more than 200,000 Class A Redeemable Common Stock Purchase Warrants entitling the holders thereof to purchase from Hunapu, as adjusted, 800,000 shares of Hunapu Common Stock, and (iii) no other securities of any type. In order to have such number of shares or securities outstanding effective as the Effective Time, John C. Francis shall surrender 11,090,000 shares of Hunapu Common Stock and the holders of warrants for the purchase of an aggregate of 4,000,000 shares of Hunapu Common Stock shall surrender such warrants to Hunapu for cancellation. Hunapu also shall not, prior to the Effective Time, change the exercise price of the Class A Redeemable Common Stock Purchase Warrants.

              (i) Additional Certificates. Hunapu shall have furnished to the Company such additional certificates, opinions and other documents as the Company may have reasonably requested as to any of the conditions set forth in this Section 5.3.

              (j) Performance of Agreements. Hunapu shall have performed each of the agreements and covenants contained in this Agreement which are required or contemplated to be performed prior to the Effective Time.

                                   ARTICLE 6

                        TERMINATION, AMENDMENT AND WAIVER

Section 6.1 Termination.

         This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

              (a) by mutual consent of the Company and Hunapu;

              (b) by Hunapu or the Company, if (i) the Effective Time has not occurred by May 8, 2003 (provided that the right to terminate this Agreement under this clause (i) to Section 6.1(b) shall not be available to any party whose willful or reckless failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date), (ii) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger, (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal or (iv) if any of the conditions precedent to Closing set forth in this Agreement have not been met and have not been waived in writing by the party whose consent is required;

              (c) by Hunapu or the Company, if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would (i) prohibit the Surviving Corporation's or the Company's ownership or operation of any material portion of the business of the Company or Hunapu as owned or operated as of the date of the Agreement or (ii) compel the Surviving Corporation or the Company to dispose of or hold separate, as a result of the Merger, any material portion of the business or assets of the Company or Hunapu as owned or operated as of the date of this Agreement;

              (d) by Hunapu, if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 5.2(a) or Section 5.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within ten days after the giving of written notice by Hunapu of such breach through the exercise of the Company's reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Hunapu may not terminate this Agreement under this Section 6.1(d) unless such breach is not cured within ten days (but no cure period shall be required for a breach which by its nature cannot be cured);

              (e) by the Company, if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Surviving Corporation and as a result of such breach the conditions set forth in Section 5.3(a) or Section 5.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Hunapu within ten days after the giving of written notice by the Company of such breach through the exercise of Hunapu's reasonable best efforts, then for so long as the Surviving Corporation continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 6.1(e) unless such breach is not cured within ten days (but no cure period shall be required for a breach which by its nature cannot be cured); or

         Where action is taken to terminate this Agreement pursuant to this
Section 6.1, it shall be sufficient for such action to be authorized by the board of directors of the party taking such action.

Section 6.2 Effect of Termination.

         In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and, except as set forth herein, there shall be no liability or obligation on the part of Hunapu or the Company, or their respective officers, directors or stockholders; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided, further, that, the provisions of this Section 6.2 and
Section 4.4, Section 4.5 and Section 4.11 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

Section 6.3 Amendment.

         Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time, but only by an instrument in writing signed by or validly on behalf of each of the parties to this Agreement.

Section 6.4 Extension, Waiver.

         At any time prior to the Effective Time, Hunapu on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto,
(b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

Section 6.5 Survival of Representations and Warranties.

         The representations and warranties of Hunapu and the Company shall survive the execution and delivery hereof and the Closing.

                                   ARTICLE 7

                               GENERAL PROVISIONS

Section 7.1 Survival of Representations and Warranties.

         The representations and warranties set forth in ARTICLE 2 shall survive for a period of one year beyond the Effective Time, except as may be otherwise specifically provided elsewhere in this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

Section 7.2 Notices.

         All notices and other communications hereunder shall be in writing, shall be effective when received, and shall in any event be deemed to have been received (a) when delivered, if delivered personally or by commercial delivery service (in either case, against written receipt therefore), (b) five business days after deposit with the United States Postal Service, if mailed by postage-paid registered or certified mail (return receipt requested), (c) one business day after the business day of deposit with Federal Express or similar nationally recognized overnight courier for next day delivery (or, two business days after such deposit if deposited for second business day delivery), if delivered by such means, or (d) one business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with acknowledgment of complete transmission), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            if to the Company, to:         Bruce Kehr, Chairman and Chief
                                           Executive Officer
                                           InforMedix Acquisition Corp.
                                           Georgetowne Office Park
                                           5880 Hubbard Drive
                                           Rockville, MD  20852-4821
                                           Facsimile:  (301) 984-9096

                   with a copy to:         Scott Meza, Esq.
                                           Mintz Levin Cohn Ferris Glovsky and
                                           Popeo, PC
                                           12010 Sunset Hills Road, Suite 900
                                           Reston, VA  20190-5839
                                           Facsimile:  (703) 464-4895

  if to Surviving Corporation, to:         John C. Francis, President
                                           Hunapu Inc.
                                           1700 West Horizon Ridge Parkway -
                                           Suite 202
                                           Henderson, Nevada  89012
                                           Facsimile: (702) 614-1790
                   with a copy to:         Elliot H. Lutzker, Esq.
                                           Snow Becker Krauss P.C.
                                           605 Third Avenue - 25th Floor
                                           New York, New York 10158
                                           Facsimile:  (212) 949-7052

or, in the case of any of the parties hereto, at such other address as such party shall have furnished to each of the other parties hereto in accordance with this Section 7.2.

Section 7.3 Interpretation.

         The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

Section 7.4 Counterparts.

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

Section 7.5 Entire Agreement.

         This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other person any rights or remedies hereunder.

Section 7.6 Severability.

         In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 7.7 Other Remedies.

         Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Section 7.8 Specific Performance.

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 7.9 Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware, and that such process may be served outside the State of Delaware, for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

Section 7.10 Rules of Construction.

         The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 7.11 Assignment.

         No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 7.12 Absence of Third Party Beneficiary Rights.

         No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner of any party hereto or any other person or entity unless specifically provided otherwise herein.

Section 7.13 Jurisdiction.

         Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement, shall be brought in the United States District Court for the District of Maryland (Southern Division) or the Circuit Court of Montgomery County, in Montgomery County, Maryland, and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or the subject matter hereof or thereof may not be enforced in or by such court. Each party hereto further and irrevocably submits to the jurisdiction of such court in any action, suit or proceeding.

Section 7.14 Disclosure.

         Disclosure on one schedule, attachment or document provided pursuant to any paragraph or subparagraph of this Agreement shall be deemed disclosure under any other applicable paragraph or subparagraph of this Agreement.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement and Plan of Reorganization to be signed by their duly authorized respective officers, all as of the date first written above.
                                                              Hunapu Inc.



                              By: /s/ John C. Francis
                                  ----------------------------------------------
                                            John C. Francis, President



                              InforMedix Acquisition Corp.



                              By: /s/ Bruce Kehr
                                  ----------------------------------------------
                                           Bruce Kehr, Chairman and CEO

                                                                      Appendix B


                                   HUNAPU INC.
                            2003 STOCK INCENTIVE PLAN
      (Approved and adopted by the Board of Directors on February 7, 2003)


                              STATEMENT OF PURPOSE

         Hunapu Inc. 2003 Stock Incentive Plan is intended to afford an incentive to employees, corporate officers and other key persons employed or retained by Hunapu Inc., its successors and assigns and any Subsidiaries and affiliates, to acquire a proprietary interest in the Company and to enable the Company and its Subsidiaries and affiliates to attract and retain such persons.

                                   DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

a. "10% Holder" shall mean any person who, for purposes of Section 422 of the Code owns more than 10% of the total combined voting power of all classes of stock of the employer corporation or of any Subsidiary.

b. "Award" means a Stock Option or Restricted Stock.

c. "Board" means the Board of Directors of the Company.

d. "Change of Control" has the meaning set forth in Section 4.3.1.

e. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

f. "Committee" means the Committee referred to in Section 3.1.

g. "Common Stock" means common stock, par value $.001 per share, of the Company.

h. "Company" means Hunapu Inc., a Nevada corporation and its successors and assigns.

i. "Covered Employee" means a participant designated prior to the grant of Restricted Stock by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock is expected to be taxable to such participant.

j. "Eligible Persons" means the Eligible persons referred to in Section 2 of the Plan.

k. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

l. "Fair Market Value" means, as of any given date, (i) if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of the Common Stock on the Composite Tape, as published in The Wall Street Journal, of the principal national securities exchange on which the Common Stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the Common Stock is not listed or admitted to trade on a national securities exchange but is listed and quoted on the Nasdaq Stock Market ("Nasdaq"), the last sale price for the Common Stock on such date as reported by Nasdaq, or, if there is no reported trading of the Common Stock on such date, then the last sale price for the Common Stock on the next preceding date on which there was trading in the Common Stock; (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange and is not listed and quoted on Nasdaq, the mean between the closing bid and asked price for the Common Stock on such date, as furnished by the NASD, Over-The-Counter Bulletin Board (the "OTCBB") and/or its successor Bulletin Board Exchange (the "BBX"); (iv) if the Common Stock is not listed or admitted to trade on a national securities exchange, not listed and quoted on Nasdaq and closing bid and asked prices are not furnished by the OTCBB and/or BBX, the mean between the closing bid and asked price for the Common Stock on such date, as furnished by the Pink Sheets, LLC ("Pink Sheets") or similar organization; and
(v) if the stock is not listed or admitted to trade on a national securities exchange, not listed and quoted on Nasdaq and if bid and asked prices for the Common Stock are not furnished by the OTCBB and/or BBX, Pink Sheets or a similar organization, the value established in good faith by the Committee.

m. "Incentive Stock Option" means any Stock Option designated as, and intended to qualify as, an "incentive stock option" within the meaning of Section 422 of the Code.

n. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

o. "Performance Goals" means the performance goals established by the Committee in connection with the grant of Restricted Stock.

p. "Plan" means the Hunapu Inc. 2003 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

q. "Qualified Performance-Based Award" means an Award of Restricted Stock designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

r. "Restricted Stock" means an Award granted under Section 6.

s. "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

t. "Stock Option" means an Award granted under Section 4.

u. "Subsidiary" shall have the meaning given to the term "Subsidiary corporation" in Section 424(f) of the Code.

v. "Termination of Employment" means the termination of the participant's employment with the Company and any of its Subsidiaries. A participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be such a Subsidiary, and the participant does not immediately thereafter become an employee of the Company or another Subsidiary. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Employment. If so determined by the Committee, a participant shall be deemed not to have incurred a Termination of Employment if the participant enters into a contract with the Company or a Subsidiary providing for the rendering by the participant of consulting services to the Company or such Subsidiary on terms approved by the Committee; however, Termination of Employment of the participant shall occur when such contract ceases to be in effect.

         In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

                              STATEMENT OF THE PLAN

1. Shares Subject to the Plan.


         Subject to the provisions of Section 6, the maximum number of shares of shares, which may be issued under the Plan, shall be two million five hundred thousand (2,500,000) shares of Common Stock, par value $.001 per share, of the Company (the "Shares"). The Company shall at all times while the Plan is in effect reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of outstanding Awards granted under the Plan. The Shares subject to the Plan shall be either authorized and unissued shares or treasury shares of Common Stock. If any Award is forfeited, or if any Stock Option terminates, expires or lapses for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or the unpurchased Shares subject to such Awards shall again be available for distribution under the Plan.


2. Eligibility.

         Awards may be granted to directors, officers, employees, consultants and other key persons employed or retained by the Company or its Subsidiaries ("Eligible Persons"). As used in this Plan, the term "Subsidiaries" shall include Subsidiaries of a Subsidiary.

3. Administration of the Plan.

         3.1. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee") composed of at least two non-employee directors, each of whom shall be a disinterested person, as defined by Rule 16b-3(c)(2)(i) under the Exchange Act, which Committee shall be appointed by and serve at the pleasure of the Board. Within the limits of the express provisions of the Plan, the Committee shall have the authority to determine, in its absolute discretion, (i) the individuals to whom, and the time or times at which Awards shall be granted, (ii) whether and to what extent Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock or any combination thereof are to be granted hereunder, (iii) the number of Shares to be covered by each Award granted hereunder, (iv) subject to Sections 4.7 and 5.3(G), the terms and conditions of any Award granted hereunder including, but not limited to, the option price, any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary), and any vesting, acceleration, forfeiture or waiver regarding any Award and the shares of Common Stock relating thereto, (v) modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to, Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to Qualified Performance-Based Awards or waive or alter the Performance Goals associated therewith or cause such Restricted Stock to vest earlier than permitted by Section 5.3(G); (vi) to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and (vii) under what circumstances an Award may be settled in cash or Common Stock under Sections 5.3(B) and 9.2. In making such determinations, the Committee may take into account such factors as the Committee, in its absolute discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option instruments or agreements (which need not be identical) and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Section 3.1 shall be conclusive. Any determination by a majority of the members of the Committee shall be deemed to have been made by the whole Committee.

         3.2. Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under the By-laws of the Company, any agreement or vote of stockholders or disinterested directors or otherwise.

4. Stock Options.

         Stock Options may be granted alone or in addition to other Awards. Stock Options granted hereunder may be either Incentive Stock Options or Non-Qualified Stock Options. Any Stock Option granted hereunder shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

         4.1. Stock Option Exercise Price. Except for Incentive Stock Options, the exercise price of each Stock Option granted under the Plan shall be determined by the Committee in its absolute discretion, but in no event shall such price be less than 100% of the fair market value of a share of common stock on the date of a grant. The exercise price for Incentive Stock Options shall not be less than 100% of the Fair Market Value per share of the Common Stock at the time the Stock Option is granted, nor less than 110% of such Fair Market Value in the case of an Incentive Stock Option granted to an individual who, at the time the option is granted, is a 10% or greater Holder. The Fair Market Value of the Shares shall be determined in good faith by the Committee, with the approval of the Board, in accordance with the Plan and applicable law.


         4.2. Maximum Stock Option Grant. With respect to Stock Options which are intended to qualify as Incentive Stock Options, the aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options granted to any participant (whether under this Plan or under any other stock option plan of the Company or its Subsidiaries) become exercisable for the first time in any calendar year may not exceed $100,000. Notwithstanding the forgoing, nothing contained in the Plan shall be construed to prohibit the grant of Stock Options under the Plan to an Eligible Person by reason of his or her holding Stock Options to purchase shares of Common Stock or any other securities of the Company granted otherwise than under the Plan.


         4.3. Exercise of Stock Options.

         4.3.1. Subject to the provisions in this Section 4.3 and in Section 8, Stock Options may be exercised in whole or in part. The Committee, in its absolute discretion, shall determine the time or times at which any Stock Option granted under the Plan may be exercised; provided, however, that each Stock
Option:

                  (A) shall be exercisable by a participant only if such participant was an Eligible Person (and in the case of an Incentive Stock Option, was an employee or salaried officer of the Company or any of its Subsidiaries) at all times beginning from the date of the grant of the Incentive Stock Option to a date not more than three months (except as otherwise provided in Section 7) before exercise of such Stock Option;

                  (B) may not be exercised prior to the expiration of at least one year from the date of grant except in the case of the death or disability of the participant or otherwise with the approval of the Committee or the Board of Directors or, if the option agreement evidencing such Stock Option so provides, upon a "Change of Control" as defined below.

                  (C) shall expire no later than the expiration of ten years (five years in the case of an Incentive Stock Option granted to a 10% Holder) from the date of its grant; and

                  (D) shall not be exercisable by a participant until such participant executes and delivers a written representation to the effect that he or she is acquiring the Common Stock for investment and not with the intent of distributing the same (unless such Common Stock shall be appropriately registered under the Securities Act of 1933, as amended, or exempt from registration thereunder).

         A "Change of Control" as used in this Section 4.3 shall mean any of the following:


                  (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's stock would be converted into cash, securities or other property; or


                  (ii) the stockholders of the Company approve an agreement for the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

                  (iii) any approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or


                  (iv) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act of an aggregate of 45% or more of the voting power of the Company's outstanding voting securities by any single person or group (as such term is used in Rule 13d-5 under the Exchange Act), unless such acquisition was approved by the Board of Directors prior to the consummation thereof); or


                  (v) the appointment of a trustee in a Chapter 11 bankruptcy proceeding involving the Company or the conversion of such a proceeding into a case under Chapter 7.

As a condition of the grant of a Stock Option, the Committee, in its absolute discretion, may require an Eligible Person to enter into an employment agreement with the Company or any Subsidiary or affiliate of the Company covering a period of at least one year following the grant, and if the grant specifically requires, compliance with all terms and conditions of any such employment agreement shall be a condition to the exercise by the participant of his or her Stock Option (provided, however, that such compliance may be waived by the Committee in its absolute discretion).

         4.3.2. Stock Options granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal offices (to the attention of the Secretary) of written notice of the number of Shares with respect to which the Stock Option is being exercised, accompanied by payment in full of the Stock Option exercise price of such Shares. The exercise price shall be payable in cash by a certified or bank check or such other instrument as the Company may accept; provided, however, that in lieu of payment in cash, a participant may, with the approval of the Company's Board and on the recommendation of the Committee, pay for all or part of the Shares to be purchased upon exercise of his or her Stock Option by:

                  (A) tendering to the Company shares of the Company's Common Stock owned by such participant and having a Fair Market Value (as determined pursuant to Section 4.1) equal to the exercise price (or the balance thereof) applicable to such participant's Stock Option; or

                  (B) make available any exercise and sell (or cashless exercise) program which the Company has established with a broker-dealer.

         4.3.3. The holder of an option shall have none of the rights of a stockholder with respect to the Shares covered by his or her option until such Shares shall be issued to him or her upon the exercise of his or her option.

         4.4. Termination of Service. In the event that the service of an individual to whom a Stock Option has been granted under the Plan shall terminate (otherwise than by reason of his or her death or total disability, or for cause), such option may be exercised (if and to the extent that such individual was entitled to do so at the date of termination of his or her service) at any time within three months after such termination and in no event after the expiration of the term of the option. No option granted under the Plan may be exercised by a participant following termination of such participant's employment for cause. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), fraud, misconduct or disclosure of confidential information. If the service of an individual to whom a Stock Option has been granted under the Plan shall be suspended pending an investigation of whether or not the individual shall be terminated for cause, all of the individuals rights under any option granted hereunder likewise shall be suspended during the period of investigation.

         4.5. Death or Total Disability of a Stock Option Holder. In the event of the death or total disability of an individual to whom a Stock Option has been granted under the Plan (i) while serving as an Eligible Person; or (ii) within three months after the termination of such service, otherwise than for cause, such option may be exercised (if and to the extent that the deceased individual was entitled to do so at the date of his or her death or total disability) by a legatee or legatees of such participant under such individual's last will and testament or by his or her personal representatives or distributees, at any time within twelve months after his or her death or total disability, but in no event after the expiration of the term of the option.

         As used in this Plan, the term "total disability" refers to a mental or physical impairment of the individual which has lasted or is expected to last for a continuous period of twelve months or more and which causes the individual to be unable, in the opinion of the Company and two (if more than one is required by the Company in its sole discretion) independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two (if more than one is required by the Company in its sole discretion) independent physicians have furnished their opinion of total disability to the Committee.

         4.6. Non-transferability of Stock Options. A Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the employee only by him or his guardian or legal representative. Notwithstanding the foregoing, the Committee shall have discretionary authority to grant Stock Options which will be transferable to members of a participant's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. A transferred option would be subject to all of the same terms and conditions as if such option had not been transferred. Upon any attempt to transfer a Stock Option granted under this Plan otherwise than as permitted hereunder, or upon the levy of attachment or similar process upon such option, such option shall automatically become null and void and of no further force and effect.

         4.7. Evidence of Stock Option Grant. Each option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the Stock Options granted thereunder (i.e, whether an Incentive Stock Option or Non-Qualified Stock Option). The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable.

         4.8. Deferral of Stock Option Shares. The Committee may from time to time establish procedures pursuant to which a participant may elect to defer, until a time or times later than the exercise of a Stock Option, receipt of all or a portion of the shares of Common Stock subject to such Stock Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Sections 4.3.1 and 4.3.2. above, a participant who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to the participant with respect thereto, except to the extent otherwise determined by the Committee.


5. Restricted Stock

         5.1. Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Persons to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Person, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 5.3.
         5.2. Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Eligible Person and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Hunapu Inc. 2003 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Hunapu Inc., 5880 Hubbard Drive, Rockville, MD 20852-4821."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

         5.3. Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

                  (A) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions; provided, however, that in the case of Restricted Stock that is a Qualified Performance-Based Award, the applicable Performance Goals have been satisfied.
                  (B) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 5.3(F), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided, however, that the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options.
                  (C) Except as provided in this Section 5.3(C) and Sections 5.3(A) and 5.3(B) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. If so determined by the Committee in the applicable Restricted Stock Agreement, (i) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends; and (ii) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

                  (D) Except to the extent otherwise provided in the applicable Restricted Stock Agreement or Sections 5.3(A), 5.3(B), 5.3(E) or 7.1(D), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

                  (E) Except to the extent otherwise provided in Section 7.1(D), in the event that a participant retires or such participant's employment is involuntarily terminated, the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the Participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

                  (F) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

                  (G) Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

                  (H) Notwithstanding the foregoing, but subject to the provisions of Section 7 hereof, no Award in the form of Restricted Stock, the vesting of which is conditioned only upon the continued service of the participant, shall vest earlier than the first, second and third anniversaries of the date of grant thereof, on each of which dates a maximum of one-third of the shares of Common Stock subject to the Award may vest, and no award in the form of Restricted Stock, the vesting of which is conditioned upon the attainment of a specified Performance Goal or Goals, shall vest earlier than the first anniversary of the date of grant thereof.

6. Adjustments Upon Change in Capitalization.

         In the event of changes in the outstanding shares of Common Stock of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares available under the Plan, the number and class of Shares or the amount of cash or other assets or securities available upon the exercise of any Award granted hereunder and the number of Shares to be issued pursuant to an Award shall be correspondingly adjusted, to the end that the participant's proportionate interest in the Company, any successor thereto or in the cash, assets or other securities into which Shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Common Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise or payment of Awards granted pursuant hereto.

7. Material Transaction, Liquidation or Dissolution of the Company.


         7.1. In the event of a Change of Control as described in Section 4.3.1(i) or 4.3.1(ii) (each a "Material Transaction"), unless otherwise provided in the Option Agreement, the Committee shall:


                  (A) provide for the assumption of outstanding Awards, or the substitution of outstanding Awards for new Awards, for equity securities of the surviving, successor or purchasing corporation, or a parent or Subsidiary thereof, with appropriate adjustments as to the number, kind and prices of Shares subject to such Awards, as determined in good faith by the Board in its sole discretion, or

                  (B) provide that the vesting of each outstanding Stock Option shall automatically be accelerated so that 100% of the unvested Shares covered by such Award shall be fully vested upon the consummation of the Material Transaction, and

                           (i) provide notice to Participants that all outstanding Stock Options must be exercised on or before a specified date (which date shall be at least five days from the date of notice), after which the Stock Options shall terminate; or
                           (ii) terminate each outstanding Stock Option in its entirety and exchange such Award for a payment of cash, securities and/or property equal to the Fair Market Value of the Common Stock into which such Award convertible, less the exercise price for such Award.

                  (C) provide that the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable, and

                   (D) the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

         7.2. In the event of the dissolution or liquidation the Company, whether voluntary or otherwise, that is not a Material Transaction, all outstanding unexercised Stock Options must be exercised, if at all, within the ninety day period commencing on the date specified in Section 7.3 below. All such Awards which become exercisable during the ninety day period commencing on the date specified in Section 7.3 below, shall terminate at the end of such ninety day period to the extent not exercised prior thereto.

         7.3. The date specified in this Section 7.3 is the date of the earliest to occur of the following events:

                  (i) the entry, in a court having jurisdiction, of an order that the Company be liquidated or dissolved;

                  (ii) adoption by the stockholders of the Company of a resolution resolving that the Company be liquidated or dissolved voluntarily; or

                  (iii) adoption by the stockholders of the Company of a resolution to the effect that the Company cannot, by reason of its liabilities, continue its business and that it is advisable to liquidate or dissolve the Company. Notwithstanding anything herein to the contrary, in no event may any option granted hereunder be exercised after the expiration of the term of such option.

8. Further Conditions.

         Each Award granted under the Plan shall be subject to the requirement that if at any time the Committee shall determine, in its absolute discretion, that it is necessary or desirable as a condition of, or in connection with the grant and/or issuance of Award or the exercise thereof, to effect or obtain, as the case may be:

                   (i) the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law;

                  (ii) the consent or approval of any governmental body;

                  (iii) any investment representation or agreement by the individual desiring to be issued or to exercise an Award granted under the Plan; or

                  (iv) an opinion of counsel for the Company,

then, no Award may be issued or exercised, as the case may be, in whole or in part unless such listing, registration, qualification, consent, approval, investment or representation agreement or opinion shall have been effected or obtained, as the case may be, free of any condition not acceptable to the Board or the Committee.

9. Exchange and Buyout of Awards.

         9.1. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.

         9.2. The Committee may, at any time or from time to time, authorize the Company to buy from a participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the participant may agree.

10. Termination, Modification and Amendment.

         10.1 The Plan (but not Awards previously granted under the Plan) shall terminate on, and no Awards shall be granted after, the tenth anniversary of its adoption by the Board; provided that the Board may at any time terminate the Plan prior thereto upon the adoption of a resolution of the Board.

         10.2 The Board shall have complete power and authority to modify or amend the Plan in whole or in part and from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Common Stock of the Company present or represented and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the Company's jurisdiction of incorporation or by the written consent of stockholders owning stock representing a majority of the votes of the Company's outstanding stock entitled to vote:

                   (i) increase the number of Shares available for the grant of Awards under Section 1 of the Plan (except as provided in Section 6);

                  (ii) extend the term of the Plan or the period during which Awards may be granted or exercised;

                  (iii) reduce the Stock Option price, in the case of Incentive Stock Options below 100% (110% in the case of an Incentive Stock Option granted to a 10% or greater Holder) of the Fair Market Value of the Shares issuable upon exercise of Stock Options at the time of the granting thereof, other than to change the manner of determining the Fair Market Value thereof;

                  (iv) alter the maximum number of Shares available for the grant of Awards in the form of Incentive Stock Options and Restricted Stock;

                  (v) materially increase the benefits accruing to participants under the Plan;

                  (vi) modify the requirements as to eligibility for participation in the Plan;

                  (vii) modify the nature of the Awards which may be granted under the Plan;

                  (viii) with respect to Stock Options which are Incentive Stock Options, amend the Plan in any respect which would cause such Stock Options to no longer qualify for Incentive Stock Option treatment pursuant to the Code; and

                  (ix) alter the provisions set forth in Section 5.3(H) with respect to minimum vesting schedules relating to Awards in the form of Restricted Stock.

No termination or amendment of the Plan shall, without the consent of the individual participant, shall adversely affect the rights of such participant under an Award theretofore granted to him or her.

11. Taxes.

         The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Awards granted under the Plan. The Company may further require notification from the participants upon any disposition of Common Stock acquired pursuant to the Awards granted hereunder.

12. Effectiveness Of The Plan.

         The Plan shall become effective immediately upon its approval and adoption by the Board, subject to approval by a majority of the votes of the outstanding shares of capital stock of the stockholders of the Company cast at any duly called annual or special meeting of the Company's stockholders held within one year from the date of Board adoption and approval.

13. Designation of Beneficiary by Participant.

         A participant may designate one or more beneficiaries to receive any rights and payments to which such participant may be entitled in respect of any option granted under the Plan in the event of such participant's death. Such designation shall be on a written form acceptable to and filed with the Committee. The Committee shall have the right to review and approve beneficiary designations. A participant may change the participant's beneficiary(ies) from time to time in the same manner as the original designation, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee. If no designated beneficiary survives the participant and is living on the date on which any right or amount becomes payable to such participant's beneficiary(ies), such payment will be made to the legal representatives of the participant's estate, and the term "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there is any question as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Committee, the Board and the Committee and the members thereof will have no further liability to any person or entity with respect to such amount.

14. Certificates.

         All Shares delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements promulgated under such laws or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and each stock certificate evidencing such Shares and other certificates shall have the appropriately legend.

15. Securities Law and Other Regulatory Compliance.

         15.1. The issuance of Awards under the Plan will not be effective unless such issuance is made in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of issuance/grant and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver stock certificates for Shares under this Plan prior to:

                  (i) obtaining any approvals from governmental agencies that the Committee determines are necessary or advisable; and/or

                  (ii) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Committee determines to be necessary or advisable.

         15.2. The Company will be under no obligation to register the Shares under the Securities Act of 1933, as amended, or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

16. No Obligation to Employ.

         The Plan shall not constitute a contract of employment and nothing in this Plan shall confer or be deemed to confer on any participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary or affiliate of the Company or limit in any way the right of the Company or any Subsidiary or affiliate of the Company to terminate the participant's employment or other relationship at any time, with or without cause.

17. Non-exclusivity of the Plan.

         Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board or the Committee to adopt such additional compensation arrangements as the Board may deem desirable, including, without limitation, the granting of Stock Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

18. Miscellaneous Provisions.

         18.1. No employee or other person shall have any claim or right to be granted an option under the Plan under any contract, agreement or otherwise. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Eligible Persons under the Plan, whether or not such Eligible Persons are similarly situated.

         18.2 No Shares, other Company securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any option granted under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

         18.3. It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3.

           18.4. The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding the grant of Stock Options hereunder or any Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

         18.5. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and Awards granted under the Plan and any agreements in connection therewith, shall be governed by the substantive laws, but not the choice of law rules, of the State of Nevada.

We have not authorized any dealer, salesperson or other person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful to do so. The information contained in this prospectus is current only as of its date




     600,000 Units consisting of 2,400,000 shares of Common Stock and 200,000 Class A redeemable Common Stock purchase Warrants




Hunapu Inc.





______ __, 2003






Until ____________, 2003 (90 days from the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

     The following statutes and by-law provisions are the only statutes, charter provisions, by-laws, contracts or other arrangements known to the registrant that insure or indemnify a controlling person, director or officer of the registrant in any manner against liability which he or she may incur in his or her capacity as such.

     Article EIGHTH of the registrant's Articles of Incorporation provides that:

     The registrant may, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Article VI of the registrant's By-laws provides that:

     On the terms, to the extent, and subject to the condition prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the registrant served in any capacity at the request of the registrant, by reason of the fact that he, his testator or intestate, was a director or officer of the registrant, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys, fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and (b) the registrant may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding.

     On the terms, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the registrant shall indemnify any person made a party to an action by or in the right of the registrant to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the registrant, against the reasonable expenses, including attorneys, fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, and (b) the registrant may pay, in advance of final disposition of any such action, expenses incurred by such person in defending such action or proceeding.

     Section 78.751 of the Nevada General Corporation Law ("GCL"), provides that:

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a) By the stockholders;

          (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

    6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     Section 78.752 of the GCL provides that:

     1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

     2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

     (a) The creation of a trust fund.

     (b) The establishment of a program of self-insurance.

     (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

     (d) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

     3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

     4. In the absence of fraud:

     (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

     (b) The insurance or other financial arrangement:

          (1) Is not void or voidable; and

          (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of the Nevada Revised Statutes.


Item 25.  Other Expenses of Issuance and Distribution.

SEC registration fee.......................................        $   1,605.00
Printing expenses..........................................           10,000.00*
Legal fees.................................................           50,000.00*
Accounting fees............................................           15,000.00*
Miscellaneous..............................................            3,395.00*
                                                                      ---------
Total......................................................         $ 80,000.00
                                                                    ===========

__________
* Estimated


Item 26.  Recent Sales of Unregistered Securities.

     (a) As of January 19, 2000, the registrant had issued an aggregate of 11,840,000 shares of its common stock and 3,786,672 Class A Redeemable Common Stock Purchase Warrants to its founder for $2,960 in cash. The registrant is using the proceeds for working capital and general corporate purposes. There were no underwriters in connection with the above transaction. The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by
Section 4(2) of the Act, as the investor is an accredited investor.

     (b) As of January 19, 2000, the registrant issued 160,000 shares of its common stock and 53,333 Class A Redeemable Common Stock Purchase Warrants to Snow Becker Krauss P.C. in connection with legal services being rendered to the registrant. There were no underwriters in connection with the above transaction. The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Act. The investor is a sophisticated investor and was involved in the formation of the registrant and the preparation of the registration statement.

     (c) As of April 25, 2002, the registrant issued 100,000 shares of its common stock to Snow Becker Krauss P.C. in consideration for services rendered to the registrant. There were no underwriters in connection with the above transaction. The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Act. The investor is a sophisticated investor and was involved in the formation of the registrant and the preparation of the registration statement.


Item 27.  Exhibits and Financial Statement Schedules.

(a)      Exhibits


  Exhibit
  Number   Description
  ------   -----------
    3.1    Articles of Incorporation.*
    3.2    By-Laws.*
    4.1    Specimen common stock certificate.*
    4.2    Specimen Class A Warrant certificate.*
    5.1    Opinion of Snow Becker Krauss P.C.*
   10.1    Escrow Agreement, between Hunapu Inc. and Southwest Escrow Company.*
   10.2    Promissory notes, made August 31, 2000.*
   10.3    Promissory note, made February 12, 2001.*
   10.4    Promissory note, made April 6, 2001.*
   10.5 Letter from Putun, LLC, dated August 30, 2001, extending due date of Promissory Note made August 31, 2000.*
   10.6    Agreement of Putun, LLC agreeing to extend due dates of Promissory
           Notes.*
   10.7 Merger Agreement and Plan of Reorganization, dated as of February 7, 2003, between Hunapu Inc. and InforMedix Acquisition Corp.
           [Included as Appendix A to the prospectus.] **
   10.8    Hunapu Inc. 2003 Stock Incentive Plan [included as Appendix B to the prospectus.] **
   10.9 Lease, dated January 14, 2000, between Jack Leiner, Robert Benson and James Jochum. ***
   10.10   Employment Agreements ***
   23.1    Consent of Snow Becker Krauss P.C.*
   23.2    Consent of Lazar Levine & Felix LLP.**
   23.3    Consent of Bagell, Josephs & Company, LLC.**
   99.2    Form of Reconfirmation Letter
__________
    *      Previously filed.  See Exhibit Index.
   **      Filed with this post effective amendment no. 3
  ***      To be filed by amendment



Item 28. Undertakings.

     The registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

               (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

     (6) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Henderson, State of Nevada on February 10, 2003


                                               Hunapu Inc.



                                               By: /s/ John C. Francis
                                                   ---------------------------
                                                   John C. Francis, President



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


               Signature                 Title                                                Date
               ---------                 -----                                                -----
          /s/ John C. Francis            Chairman of the Board, President, Treasurer          February 10, 2003
          --------------------           (Principal Executive Officer and Principal
            John C. Francis              Accounting and Financial Officer)

                                  EXHIBIT INDEX



           Exhibit
   Number  Description
   ------  -----------
   10.7 Merger Agreement and Plan of Reorganization, dated as of February 7, 2003, between Hunapu Inc. and InforMedix Acquisition Corp.
           [Included as Appendix A to the prospectus.]
   10.8 Hunapu Inc. 2003 Stock Incentive Plan [included as Appendix B to the prospectus.]
   23.2    Consent of Lazar Levine & Felix LLP.
   23.3    Consent of Bagell, Josephs & Company, LLC.
   99.2    Form of Reconfirmation Letter